UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

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Sun Communities, Inc.
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Sun Communities, Inc. 2023 Proxy Statement

SUN COMMUNITIES, INC.®

VISION
We are an inspired, engaged and collaborative team committed to providing extraordinary service to our residents, customers and each other.
CULTURE

Live the Golden Rule	Do the right thing	We over me

Treat others the way you want to be treated – we don’t just practice it, we live it. The exceptional experiences we deliver wouldn’t be possible without understanding our impact on others. We operate with respect, empathy and consideration at all times. It’s not a suggestion, it’s our moral obligation.	We choose honesty and integrity in all our actions, making the best, most educated decisions we can. Sometimes the right thing is the easy thing, or the popular thing. Other times it isn’t. We don’t get sidetracked when things go wrong, and we don’t shy away from doing what is right.	We work as a collaborative and collective unit. No one person operates alone, and we keep the wider team in mind when making decisions about individual work. We know we need each other to produce an unmatched experience for our residents and customers. What’s more, we trust each other enough to sacrifice our own goals for those of the team.

Nothing changes if nothing changes	Mindset is everything	Keep it simple

	Mindset is the guiding force behind all our actions. We can’t always decide what happens to us, but we can always decide how to handle it. Bad experiences don’t bring down our whole day. We learn, we grow and we become resilient. We are successful because we choose to be, every day and every step of the way.	Let’s not overcomplicate things. Can a clearer word explain your point? Use it. Can fewer steps streamline your work? Do it. We lead with what is most important, shedding complexity as we go. Simplicity isn’t effortless, but it does make things a bit easier.

We don’t sit still for long. We are constantly transforming both our industry and our company. That means we are open and flexible, using what works now to develop what works next. Even if it ain’t broke, we still make it better. Lots of folks will say it hasn’t been done – we say it hasn’t been done yet.

Be yourself & thrive

Inclusion, diversity, equity and accessibility are at the heart of who we are and what we do. Our biggest competitive advantage is the variety of individual perspectives we all bring to Sun. We support and celebrate what makes us unique, creating a space where all can succeed.

Dear Fellow Shareholders,
As we enter our 30th year operating as a public company, we are proud of what we have created, and we are grateful for the dedication and hard work of our team, the loyalty of our residents and customers, and the support of all our stakeholders. We have a proven track record of execution, facilitated by an operational platform that is second to none. Sun Communities, Inc. has grown tremendously during the past three decades, creating attainable housing communities, affordable vacation options and an unparalleled network of marinas. Along the way, we have also delivered meaningful value creation to our investors ‒ and are positioned to continue doing so for years to come.
Notably, we have managed through multiple economic cycles and, throughout, have displayed our resilience while further strengthening our platform. The common theme across our real estate portfolio is one of compelling supply and demand fundamentals. We have experienced this dynamic for decades in the manufactured housing business as well as with RV communities, and in more recent years with our expansion into marinas.
Another year of strong performance
Our performance in 2022 reflects the benefit of operating in segments where supply is perpetually constrained and demand is resilient. In 2022, Core FFO per share grew 12.9% from the prior year, driven by strong demand for our offerings as well as our accretive investment activity. The resilience of our platform can be seen in our MH and RV Same Property results for the year, with total Same Property NOI growth of 5.4%.
Our team takes pride in providing the highest level of service by executing on a playbook that serves our residents, customers and members in ways that create a sticky customer base. In manufactured housing, we sold more than 3,200 new and pre-owned homes during the year, and ended the year at nearly 97.0% total portfolio MH and RV occupancy. Our average new home sales price of nearly $180,000 for the year represents an annual record for Sun, and is at an attainable level for many seeking homeownership.
RV communities continue to experience high demand, as was most evident in the more than 2,200 transient-to-annual RV lease conversions during 2022, representing our second consecutive year of record volume. The value proposition of an RV vacation has drawn many new customers to our Company. Demand for slips and storage at our marinas is persistent, and over 90% of the Safe Harbor Marinas have waitlists to join as a member. Across the U.S., there is a 12-to-1 ratio of registered boats to the existing supply of leasable wet slips and dry storage spaces, which creates a very sticky customer base and gives us the ability to grow rents. Additionally, by offering top boat technicians who can service and repair boats throughout the Safe Harbor network, we support even stronger customer loyalty, demonstrated by the average membership tenure of 7.5 years.
A flexible growth platform
In terms of external growth, we are excited to have completed the acquisition of Park Holidays in April 2022, which expanded our manufactured housing footprint into the United Kingdom. We studied the holiday park business and monitored the market for nearly 10 years to find not only the right portfolio, but the right team to partner with and who shares our commitment to operational excellence. The UK market for holiday parks remains highly fragmented, and as we have done in the U.S. over the years, we intend to opportunistically scale our presence in the UK, and remain highly selective in approaching new acquisition opportunities to ensure the quality and growth potential of our platform.

2023 Proxy Statement	1

Our ability to develop new manufactured housing and RV communities accretively and efficiently continues to be a differentiating and exciting long-term driver of growth. New manufactured housing and RV community developments require very specific expertise, and our experience is unparalleled, having developed our first communities over 30 years ago. During 2022, we delivered over 2,000 expansion and greenfield development sites. Our inventory of nearly 16,200 zoned and entitled manufactured housing and RV sites provides us with an investment pipeline to fuel growth for many years and enables us to meet the growing demand for attainable housing and affordable vacationing.
The resilience of our business model and the desirability of our communities supports our ongoing optimism for 2023 and beyond. Even with an uncertain macroeconomic backdrop, we expect to deliver another year of solid same-property growth, as we have done during prior challenging economic cycles. Our near-term priority is to optimize growth from our existing operating properties and to continue growing our RPSs through expansions and ground up developments, which offer accretive returns. Additionally, we will evaluate pruning select assets for capital recycling opportunities that further enhance our portfolio. We will continue to monitor market conditions to deploy capital in a selective and disciplined manner.
Advancing our ESG goals
Our team continues to work hard to enhance our ESG protocols and reporting. We established a framework utilizing the Taskforce for Climate Financial Disclosures (TCFD) and we are committed to continuing to align and expand our ESG programs and disclosures. A few highlights from the year include an improvement in our Institutional Shareholder Services Corporate rating, a substantial increase in our GRESB score and our public commitment to achieve Carbon Neutrality by 2035 and Net Zero Emissions by 2045.
Thank you
As a valued member of the Sun community, we hope you share our pride in our many accomplishments, as well as our excitement for our continued achievement. As we look ahead to the next 30 years, we recognize there will be cycles, just as we have experienced over these past 30 years, and we are confident that we have the platform, the team and the discipline to not only effectively navigate those cycles, but to create meaningful value for our shareholders. Thank you for your continued support.
Sincerely,

Gary A. Shiffman Chairman, President and CEO	Clunet R. Lewis Lead Independent Director

2	Sun Communities, Inc.

Date and Time	Location	Record Date
Online Tuesday, May 16, 2023, 11:00 a.m. EDT	Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/SUI2023 (the "Annual Meeting Website")	Close of business March 7, 2023

Items of Business		Board Recommendation	For Further Details
1	Elect nine directors to serve until our 2024 annual meeting of shareholders or until their successors shall have been duly elected and qualified	FOR each director nominee	Page 21
2	Conduct a non-binding advisory vote on executive compensation	FOR	Page 50
3	Conduct a non-binding advisory vote on frequency of shareholder votes on executive compensation	FOR one year	Page 101
4	Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2023	FOR	Page 102
5	Approval of the Articles of Amendment to the Company's Charter to increase authorized shares of common stock	FOR	Page 105
Consider any other business properly brought before the Annual Meeting.
Who Can Vote
If you were a holder of record of the Company’s common stock at the close of business on March 7, 2023 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting or any adjournments.
How to Cast Your Vote
YOUR VOTE IS IMPORTANT TO US. Please vote as promptly as possible.

Internet	Call	Mail
Before the Annual Meeting - www.proxyvote.com During the Annual Meeting - www.virtualshareholdermeeting.com/SUI2023	(800) 690-6903	Mail your proxy card or voter instruction form based on the instructions provided
Thank you for your interest in Sun Communities, Inc.
By Order of the Board of Directors
Fernando Castro-Caratini
Secretary

This Proxy Statement and our Annual Report to shareholders for the year ended December 31, 2022, are available at www.proxyvote.com.

2023 Proxy Statement	3

4	Sun Communities, Inc.

Board	Sun Communities, Inc. Board of Directors
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CNOI	Controllable Net Operating Income
COO	Chief Operating Officer
Core FFO(1)	Core Funds From Operations
Constant Currency Core FFO(1)	Constant Currency Core Funds From Operations
Core FFO(1) per Share	Core Funds From Operations Attributable To Sun Communities, Inc. Common Shareholders and Dilutive Convertible Securities Per Share Fully Diluted
Constant Currency Core FFO(1) per Share	Constant Currency Core Funds From Operations Attributable To Sun Communities, Inc. Common Shareholders and Dilutive Convertible Securities Per Share Fully Diluted
DEI	Diversity, Equity and Inclusion
EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization
EDT	Eastern Daylight Time
ERM	Enterprise Risk Management
ESG	Environmental, Social and Governance
Exchange Act	Securities Exchange Act of 1934, as amended
FFO(1)	Funds From Operations
GAAP	United States Generally Accepted Accounting Principles
IDEA	Inclusion, Diversity, Equity and Accessibility
MH	Manufactured Housing
MH Finance Committee	Manufactured Housing Finance Committee of the Board
NAREIT	National Association of Real Estate Investment Trusts
NCG Committee	Nominating and Corporate Governance Committee of the Board
NEO	Named Executive Officers identified in this Proxy Statement: Gary A. Shiffman, John B. McLaren, Fernando Castro-Caratini, Karen J. Dearing, Bruce D. Thelen and Aaron Weiss
NOI(1)	Net Operating Income
NYSE	New York Stock Exchange
OP Unit	Unit representing an ownership interest in the Operating Partnership
Operating Partnership	Sun Communities Operating Limited Partnership
PEO	Principal Executive Officer identified in this Proxy Statement: Gary A. Shiffman
Recurring EBITDA(1)	Recurring Earnings Before Interest, Taxes, Depreciation and Amortization
REIT	Real Estate Investment Trust
Resident	This means resident in the U.S. and customer in the UK
RPS	Revenue Producing Site
RV	Recreational Vehicle
Same Property NOI(1)	Net Operating Income of properties that we have owned and operated continuously since January 1, 2021
SEC	Securities and Exchange Commission
SHS	Sun Home Services, Inc.
TSR	Total Shareholder Return
UK	The United Kingdom
U.S.	United States
(1)More detailed definitions of these terms are included in the Non-GAAP Financial Measures discussion in Appendix A, which also presents the reconciliation of these non-GAAP financial measures to GAAP measures.

2023 Proxy Statement	5

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6	Sun Communities, Inc.

Sun Communities, Inc. (NYSE: SUI) (the "Company" or "SUI"), a Maryland corporation, and all wholly-owned or majority-owned and controlled subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Operating Partnership”), Sun Home Services, Inc., a Michigan corporation (“SHS”), Safe Harbor Marinas, LLC, a Delaware limited liability company (“Safe Harbor”), and Sun UK Holding LLC (together with its subsidiaries, "Park Holidays") are referred to herein as the “Company,” “us,” “we” and “our.” We are a fully integrated REIT.
COMPANY OVERVIEW(1)

Sun Communities is the nation’s premier owner and operator of MH communities. Its subsidiary, Park Holidays, is the second largest owner and operator of MH communities (called holiday parks) in the UK.
	Sun Outdoors offers RV sites, vacation rentals, and tent camping with world-class amenities in the U.S. and Canada.	Safe Harbor is the largest and most diversified marina owner and operator in the U.S.

353 MH Communities	182 RV communities	134 Marinas 47,823 wet slips & dry storage spaces
118,204 MH sites	30,333 annual RV sites 31,181 transient RV sites
Property Count
669 properties in the
U.S., UK, and Canada

■	MH communities(1)	■	Marinas(1)
■	RV communities
Rental Revenue Breakdown(2)
The above data is as of December 31, 2022.
(1)Does not include two MH communities and five marinas managed for third parties.
(2)Represents percentage of rental revenue from the leasing of sites, homes, wet slips, dry storage spaces and commercial leases and transient revenue.

2023 Proxy Statement	7

About Sun Communities
2022 REVIEW
In 2022, we continued our track record of delivering industry-leading results for our shareholders. We outperformed our initial guidance for 2022 Core FFO per Share and many of the leading real estate and market indices, while further expanding our platform to include our communities in the UK.
Performance Highlights
During 2022, we continued our trend of outperforming many of the leading real estate and market indices. We have delivered industry-leading and sustained earnings growth as well as meaningful value creation with our strategic acquisitions. Highlights of our performance include:

12.9% Increase in Core FFO per Share over 2021	5.8% 2022 Same Property Combined NOI growth - MH, RV & Marina	5.4% 2022 Same Property NOI growth - MH & RV	7.7% 2022 Same Property NOI growth - Marina.

2,922 RPSs gained in 2022	$3.0 billion Total revenues for 2022, an increase of 30.7% from 2021	99th percentile 10-year TSR among MSCI US REIT Index (RMS)(1)	73.1% 5-year TSR vs. 56.9% 5-year TSR (S&P 500)(2)

$1.2 billion Total equity raised	$4.2 billion multi-currency revolving credit facility, a 110% increase from prior facility	$850 million in debt capital transactions, including $600 million senior unsecured notes BBB & Baa3 rating by S&P Global and Moody's
$2.2 billion in acquisitions of properties including $1.2 billion for Park Holidays, the 2nd largest owner & operator of holiday parks in the UK
$26.2 million in acquisitions of land for future development

(1)Source: KeyBanc “The Leaderboard,” December 31, 2022.
(2)Source: S&P Global as of December 31, 2022.
Financial Highlights
As a reflection of our performance and our ability to generate industry-leading results, we have raised our dividend each year since 2018. Concurrently, our stock price has increased on average 13.8% per year over the five years ended December 31, 2022, delivering industry leading value to our shareholders and our Core FFO per Share has grown on average 12.9% over the same five years.
Annual Dividend Per Share*
5.5% AVERAGE GROWTH
*As of December 31, 2022.
Core FFO Per Share*
12.9% AVERAGE GROWTH

8	Sun Communities, Inc.

About Sun Communities
ENVIRONMENT, SOCIAL AND GOVERNANCE HIGHLIGHTS
ESG Initiatives
We believe that ESG initiatives are a vital part of corporate responsibility and support our goal of increasing shareholder value. For additional information, please read our most recent ESG Report on our website at https://www.suncommunities.com/esg/. The following reflects some of our 2022 achievements.
We are committed to sustainable business practices to benefit all stakeholders: our continuous engagement with our team members, residents and customers, shareholders and local communities is paramount to our success.
We will continue to enhance our sustainability program through the formal adoption of additional environmental policies, establishing a data baseline for utility usage, expanding the ESG team, and consulting with vital stakeholders to identify key ESG considerations and solutions.
ESG Highlights

Environmental	Social	Governance

ESG Reporting Framework Improvements vs. Prior Year: GRESB score: +19 points DJSI CSA score: +6 points Institutional Shareholder Services Corporate Rating improved
Recognition
A Great Place to Work by Great Place to Work®
A Fortune Magazine Best Places to Work in the Real Estate Industry
Central Florida Top Workplace by the Orlando Sentinel
A Detroit Free Press Top Place to Work
Board ESG Education Participated in education sessions on Carbon Neutrality and reporting

Climate Change Goals Carbon Neutrality by 2035 Net Zero Emissions by 2045	Volunteering program Over 9,000 volunteer hours reported by our team members in 2022, a 67% increase over 2021	Board Composition 33% female 78% independent

Solar Project On-site renewable energy increased by over 550% to over 8,000 mwh in 2022 as compared to 2021	Social Channels Over 64 million engagements via social channels as of December 31, 2022	Enterprise Risk Management Committee Identifies, monitors and mitigates risks

Waste Goal Committed to elimination of single-use food & beverage plastics by 2030	Cybersecurity Achieved ISO 27001 certification	Policy Review Completed comprehensive review and update of ESG related policies

2023 Proxy Statement	9

About Sun Communities
Human Capital Matters
Human capital management is key to our success and focuses on DEI, employee retention and talent development practices. We are committed to building an equitable and inclusive culture that inspires and supports the growth of our employees, serves our communities and shapes a more sustainable business. The most significant measures and objectives that we focus on in managing our business and our related human capital initiatives include (i) our culture, (ii) our leadership, talent, training and development, (iii) pay equity, (iv) business integrity, and (v) workplace health and safety.

Culture
We deliberately foster a growth culture that is grounded in our vision and culture statements. We are an inspired, engaged and collaborative team committed to providing extraordinary service to our residents, customers and team members. We embrace the following seven key behaviors that make our Company a great place to work:
•Live the Golden Rule: Treat others the way you want to be treated;
•Do the right thing;
•We over me;
•Nothing changes if nothing changes;
•Mindset is everything;
•Keep it simple; and
•Be yourself and thrive.

Leadership, Talent, Training and Development
We expect our leaders to be role models and lead in a way that enables our organization to achieve success. Our strategy is anchored in promoting the right internal talent and hiring the right external talent for career opportunities across our organization. We are focused on hiring and developing talent that mirrors the markets we serve, and investing in learning opportunities and capabilities that equip our workforce with the skills they need while improving engagement and retention.
•Our internal training program offers over 120 courses to our team members on a range of topics, including leadership, communication, inclusion and diversity, software and operations. Our internal training program has led to increased knowledge and accountability for daily operations and policies and procedures. In 2022, team members logged over 71,500 hours of training.
•We hold mandatory ongoing training sessions for all property management personnel to ensure that policies and procedures are executed effectively, professionally and consistently.
•New team members are required to complete information security training and safety and compliance-related training, with routine refreshers at least annually on critical topics.
We are dedicated to attracting, developing and retaining our talent, focusing our efforts on ensuring that the returning seasonal team member pipeline remains robust each year and our annual talent management processes focus on the professional development of salaried team members. As of December 31, 2022, 11% of our employees had over 10 years' tenure.
Our compensation philosophy, aimed to apply merit-based, equitable compensation practices, is designed to attract and retain top talent. For eligible team members, we offer competitive salary, health, welfare, retirement and pet insurance benefits, tuition reimbursement and rent / vacation discounts at our properties.

10	Sun Communities, Inc.

About Sun Communities

Inclusion, Diversity, Equity and Accessibility ("IDEA")

We prioritize recognizing and appreciating the diverse characteristics that make individuals unique in an atmosphere that promotes and celebrates individual and collective achievement. We believe it's not just about gender or race, but about being diverse in thoughts, life and work experiences. Our inclusive environment challenges, inspires, rewards and transforms our team to be the best. We do not tolerate harassing, discriminatory or retaliatory conduct, as such conduct is inconsistent with our policies, practices and philosophy. We continue to put our resources and energy into strategies and initiatives to create a more equitable work environment.
Workforce diversity: We believe we are a stronger organization when our workforce represents a diversity of ideas and experiences. We value and embrace diversity in our employee recruiting, hiring and development practices.
Training and Resources: We offer training and resources on diversity, equity and inclusion to our employees. Diversity education and training programs for our team focus on unconscious bias, gender identity and transitions, generational differences, religion in the workplace, and self-awareness and self-assessments.

2022 Workforce Diversity
41% were female
22% of our employees (excluding those in Canada and UK) were racially or ethnically diverse
44% were aged 50 years and older, with approximately 22% being aged 60 years and older

Pay Equity

We are committed to providing a total compensation package that is market-based, performance driven, fair and internally equitable. Our goal is to be competitive both within the general employment market as well as with our competitors in the real estate industry, with our strongest performers being paid more.
•Compensation for each position is determined by utilizing reliable third-party compensation surveys to obtain current market data. Additionally, position descriptions and compensation are routinely reviewed for market competitiveness.
•On an annual basis, the performance of all team members is evaluated and merit increases are allocated based on performance. This process ensures equitable performance review and corresponding pay practices that attract, retain and reward top talent.
•In 2022, in compliance with UK regulations, Park Holidays conducted a gender pay gap analysis and published its 2021-2022 Gender Pay Gap Report in March 2022. Through its annual pay review process, Park Holidays conducts an analysis to ensure that equity is a key consideration and make adjustments to address any identified issues or risks.
February 2022 Park Holidays Pay Review Results 571 Park Holidays team members, or 55% of its team members received some level of pay increase in 2022 related to gender pay gap review

Business Integrity
Our Code of Conduct and Business Ethics is grounded in our commitment to do the right thing. It serves as the foundation of our approach to ethics and compliance. Our anti-corruption compliance program is focused on conducting business in a fair, ethical and legal manner.

2023 Proxy Statement	11

About Sun Communities

Workplace Health And Safety
We actively seek opportunities to minimize health, safety and environmental risks to our team members, residents, and customers we serve in our communities by utilizing the following safe operating procedures and practices:
•As part of our commitment to safety, we oversee annual safety training programs for all employees to provide tools and safeguards for accident prevention. Our managers are responsible for ensuring that team members receive the appropriate training to perform their jobs safely;
•All team members participate in safety training during the onboarding process, and thereafter, team members in the field complete an annual safety training course; and
•We uphold a safe workplace by complying with safety and health laws and regulations, maintaining internal requirements and remediating risks. Senior leadership reviews safety concerns throughout the year on regular site visits, and we also conduct comprehensive safety inspections annually on a subset of properties on a rolling basis.
2022 NOTABLE ACCOLADES

Great Place To Work®

Certified

JUL 2022-JUL 2023

USA

™

We were certified a Great Place to Work by Great Place to Work® in 2022	We were named a Best Place to Work in the Real Estate Industry by Fortune Magazine	We were named Central Florida Top Workplace by the Orlando Sentinel in 2022	For the twelve consecutive year, we were named a Detroit Free Press Top Place to Work
Our people and culture agendas are also key priorities of the Board. Through the NCG Committee, the Board provides oversight of the Company’s policies and strategies relating to talent, leadership and culture, including diversity, equity and inclusion. See Role of the Board of Directors section on page 33 for information regarding the Board’s oversight of human capital.

12	Sun Communities, Inc.

About Sun Communities
Spotlight on Climate Change Goals
In November 2022, we adopted goals to achieve Carbon Neutrality by 2035 and Net Zero Emissions by 2045. These commitments are part of a concerted effort by the Company to significantly reduce greenhouse gas ("GHG") emissions and ultimately reach net-zero emissions to limit global warming and prevent the adverse effects of climate change.
•Our Carbon Neutrality goal is inclusive of direct and indirect emissions from our operations, development and maintenance activities;
•Our Net Zero Emissions goal expands the Carbon Neutrality commitment to our supply chain and franchisees; and
•The scope of our commitment will be seen across all our properties as it work toward achieving our climate change goals through various means, including:
i.Renewable Energy – Expanding the use of renewable energy throughout our portfolio through additional on-site energy generation, the purchase of off-site generated energy, and Renewable Energy Certificates (RECs);
ii.Green Building – Increasing the use of certified energy efficient manufactured homes, including ENERGY STAR®, in our communities as well as energy-efficient lighting and building control systems;
iii.Waste – Reducing total waste and increasing diversion from landfills by evaluating all disposal options locally available including recycling, and adopting the best solution(s) at each property; and
iv.Material Procurement – Partnering with our supply chain and consultants to collect emissions data on products and services.
We set the key milestones listed below to help track our progress toward achieving Carbon Neutrality by 2035 and will monitor our progress through our GHG inventory that will be shared in our annual ESG performance reports:
•2025: Baseline Year to establish data sources for emissions categories;
•2030: 50% absolute reduction from 2025 baseline; and
•2032: 80% absolute reduction from 2025 baseline.
Spotlight on Climate Event Response: Hurricane Ian
In September 2022, Hurricane Ian made landfall on our people and properties in Florida, impacting our MH, RV and marina properties. In the days leading up to the storm, we began preparing our people and properties in the area for the storm’s impacts. With the safety and well-being of our residents and customers in mind, we encouraged everyone to evacuate the properties and assisted in rebooking customers to properties not in the storm’s path. As soon as conditions permitted, our local teams were on-site assessing the damage, arranging for restoration services and supporting residents and customers. Our team members in unaffected communities organized the reallocation of emergency supplies and equipment to harder-hit areas, coordinated supply drives and made wellness phone calls to residents and customers. We maintained multiple lines of communication including text, direct email, social media and our websites to get timely information on property status and resources to residents and customers as it became available.
Due to our preparedness and immediate response efforts, 97% of the impacted properties were operational within two weeks of the storm’s landfall. At MH and RV communities, much of the damage was limited to trees, roofs, fences, skirting and carports. At affected marina properties, docks, buildings, and landscaping sustained limited wind and water damage. Three RV properties in Fort Myers, Florida sustained significant flooding and wind damage and remain closed to residents while we are rebuilding them.

2023 Proxy Statement	13

About Sun Communities
Commitment to ESG Reporting
We are committed to being open and transparent while listening to the views of our stakeholders as we move forward in sustainable development. In 2020, in partnership with a third-party consultant, we conducted an in-depth materiality assessment to determine factors of most significance to our internal and external stakeholders to implement strategies for improvement against critical reporting entities.
Materiality
We conduct on-going materiality assessments at the enterprise and business-unit levels to identify ESG topics that are important to our stakeholders. We consider each topic’s potential impact on our business through our engagement with stakeholders. Additionally, we consider our ability to have direct impact on the topic and the length of time needed to maximize the opportunity or address the risks. We recognize the shared nature of the topics and choose to view them as interconnected.

Environment	Social	Governance
Climate change: •Physical •Transition Resource usage: •Energy •Water •Waste •Land and coastal •Biodiversity •Green buildings
Talent Management
•Labor practices
•Recruitment
•Retention
•Engagement
•IDEA
•Learning and development
•Safety and health
Resident & Guests:
•Affordable / attainable housing
•Safety and health
•Satisfaction
Community
•Corporate philanthropy
Board Executive Leadership Cybersecurity Stakeholders •Investors •Industry •Franchisee •Supply Chain

2023 Goals
GOVERNANCE	ENVIRONMENTAL	SOCIAL
•Complete at least two voluntary framework reports
•Increase leadership around core ESG topics (sustainability, IDEA, safety, supply chain)
•Increase proactive outreach to investors surrounding ESG topics and concerns

•Educate team members and key supply chain partners on Carbon Neutrality goals
•Expand GHG Inventory data process to be inclusive of development, investment and capital goods
•Pilot supply chain reporting process with largest spend suppliers
•Continue to expand our partnerships to align with charitable organizations with shared missions for impact •Enhance education, awareness and programming around IDEA

To achieve these goals, we participate in a number of voluntary ESG frameworks and initiatives. In 2022 we submitted responses to the Global ESG Benchmark for Real Assets ("GRESB"), S&P Corporate Sustainability Assessment and Carbon Disclosure Project ("CDP"). We also made public commitments to initiatives aimed at global ESG efforts, including committing to the UN Global Compact and CEO Action for Diversity and Inclusion.

14	Sun Communities, Inc.

This Proxy Statement contains information related to the 2023 annual meeting of shareholders (the “Annual Meeting”) of Sun Communities, Inc. The Annual Meeting will be conducted in a virtual meeting only format on Tuesday, May 16, 2023, at 11:00 a.m. EDT. Shareholders will be able to listen, vote, and submit questions from their home or any remote location with Internet connectivity by logging in at www.virtualshareholdermeeting.com/SUI2023. Information on how to participate in this year’s meeting can be found on page 109.
On or about April 3, 2023, we began mailing a notice containing instructions on how to access these proxy materials to all shareholders of record at the close of business on the Record Date.
This summary highlights information contained elsewhere in the Proxy Statement. It does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.
PROPOSAL ROADMAP

1	Election of Nine Directors	The Board recommends a vote FOR each nominee for Director. See page 21.

At the Annual Meeting, nine directors will be elected. The NCG Committee evaluated each nominee in accordance with the committee’s charter and our Corporate Governance Guidelines and submitted the nominees to the Board for approval.
The Board, acting upon the recommendation of the NCG Committee, has nominated the nine directors currently serving for re-election to the Board.

Gary A. Shiffman Tonya Allen Meghan G. Baivier	Stephanie W. Bergeron Jeff T. Blau Brian M. Hermelin	Ronald A. Klein Clunet R. Lewis Arthur A. Weiss

2	Non-Binding Advisory Vote on Executive Compensation	The Board recommends a vote FOR this proposal. See page 50.

Section 14A of the Exchange Act requires us to allow shareholders an opportunity to cast a non-binding advisory vote on executive compensation as disclosed in this Proxy Statement. The following proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2022 executive compensation programs and policies and the compensation paid to our NEOs listed in the Summary Compensation Table.
Your non-binding advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with our interests and the interests of our shareholders, and is consistent with our commitment to high standards of corporate governance.

2023 Proxy Statement	15

Proxy Summary

3	Non-Binding Advisory Vote on the Frequency of Shareholder Votes on Executive Compensation	The Board recommends that you vote to conduct an advisory vote on compensation each year. See page 101.

Section 14A of the Exchange Act requires us to allow shareholders an opportunity to cast a non-binding advisory vote on the frequency of shareholder votes on executive compensation at least once every six years to determine whether the advisory votes on executive compensation should be held every one, two or three years.
Your non-binding advisory vote will provide valuable input on our compensation philosophy, policies and practices, and is consistent with our commitment to high standards of corporate governance.

4	Ratification of Selection of Grant Thornton LLP	The Board recommends a vote FOR this proposal. See page 102.

The Audit Committee has selected and appointed Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023. Grant Thornton LLP has audited our consolidated financial statements since 2003.

5	Approval of Articles of Amendment to the Company's Charter to increase Authorized Shares of Common Stock	The Board recommends a vote FOR this proposal. See page 105.

The amendment to our charter increases the number of authorized shares of our common stock, $0.01 par value per share, from 180,000,000 to 360,000,000. The Company will have the authority to issue up to 380,000,000 shares, of which up to 360,000,000 shares are common stock, $0.01 par value per share, and up to 20,000,000 shares are preferred stock, $0.01 par value per share. As of March 7, 2023, there are 124,360,452 shares of common stock that remain unissued or reserved for issuance. The Board believes that the amendment to increase the number of authorized shares will provide flexibility with respect to future transactions, including acquisitions of other businesses or properties where we would have the option to use our common stock (or securities convertible into or exercisable for common stock) as consideration financing future growth, financing transactions, stock splits and other general corporate purposes.

16	Sun Communities, Inc.

Proxy Summary
BOARD AND CORPORATE GOVERNANCE HIGHLIGHTS
Director Nominees

GARY A. SHIFFMAN, 68
Chairman, President, Chief Executive Officer and Director, Sun Communities, Inc.
Director Since: 1993
Committee Membership
E

ARTHUR A. WEISS, 74
Attorney and partner, Taft Stettinius & Hollister LLP
Director Since: 1996
Committee Membership
E

TONYA ALLEN, 50
President of the McKnight Foundation
Director Since: 2021
Committee Membership
N

INDEPENDENT

CLUNET R. LEWIS, 76
Lead Independent Director, Sun Communities, Inc.
Retired attorney and businessman
Director Since: 1993
Committee Membership
A C

JEFF T. BLAU, 54
Chief Executive Officer and Partner of Related Companies L.P.
Director Since: 2023

RONALD A. KLEIN, 65
Principal of JK Ventures LLC
Director Since: 2015
Committee Membership
C N E

MEGHAN G. BAIVIER, 43
Executive Vice President, Chief Financial Officer and Chief Operating Officer of Easterly Government Properties, Inc.
Director Since: 2017
Committee Membership
A N

BRIAN M. HERMELIN, 57
Co-founder and Managing Partner of Rockbridge Growth Equity LLC
Co-founder and General Partner of Detroit Venture Partners, LLC
Director Since: 2014
Committee Membership
A C

STEPHANIE W. BERGERON, 69
President and Chief Executive Officer of Bluepoint Partners, LLC
Director Since: 2007
Committee Membership
A N

A	Audit Committee	N	NCG Committee	Chair
C	Compensation Committee	E	Executive Committee	Member

2023 Proxy Statement	17

Proxy Summary
Board Snapshot
Gender Diversity
Racial / Ethnic Diversity
Age
Tenure
Average tenure was 14 years in 2022
Governance Best Practices

Processes and Policies	Shareholder Engagement

The Board is responsible to our stakeholders for the oversight of the Company. They are also involved in guiding the strategic direction, objectives, and risk management activities of the organization.
We believe in maintaining transparency and strong governance based on the highest ethical standards and have adopted the following strategies to achieve this goal:
•Our bylaws give shareholders the authority to amend our bylaws by the affirmative vote of a majority of all votes entitled to be cast on a particular matter
•We terminated our shareholder’s rights agreement (Poison Pill)
•78% of directors are independent
•All of our directors are elected annually
•Our Anti-Hedging Policy prohibits stock hedging by directors or executive officers
•We maintain a Code of Business Conduct and Ethics, and a Financial Code of Ethics for Senior Financial Officers
•We maintain an executive Compensation “Clawback” Policy
•We adopted proxy access, which permits a shareholder (or group of no more than 20 shareholders) who has owned 3% or more of the Company’s outstanding stock continuously for a minimum of three years to nominate up to the greater of two directors or 20% of the number of directors currently serving on the Board and to cause the Company to include those nominee(s) in the Company’s proxy materials.

We engage with our shareholders and conduct shareholder outreach throughout the year. In 2022, key topics discussed with shareholders during outreach included:
•COO transition and CFO succession
•ESG priorities and expectations
•Safe Harbor and Park Holidays executive compensation structures
•Executive leadership shareholding
Our Board receives a shareholder and investor update quarterly, at each regularly scheduled Board meeting.

18	Sun Communities, Inc.

Proxy Summary
EXECUTIVE COMPENSATION HIGHLIGHTS
Philosophy and Objectives
Our executive officer compensation program supports our commitment to provide superior shareholder value. This program is designed to:
•Attract, retain and reward executives who have the motivation, experience and skills necessary to lead us effectively and encourage them to make career commitments to us;
•Base executive compensation levels on our overall financial and operational performance and the individual contribution of an executive officer to our success;
•Create a link between the performance of our stock and executive compensation; and
•Position executive compensation levels to be competitive with other similarly situated public companies, especially those in the real estate industry.
Elements of Compensation
The elements of 2022 executive compensation, as well as the compensation mix for our CEO, is shown below:

Element	CEO Compensation Mix	Form	Purpose

Base Salary		Cash	Base level of competitive cash to attract and retain executive talent.

Annual Incentive Award		Cash	Motivate the executive officers to maximize our annual operating and financial performance and reward participants based on annual performance.

Performance Restricted Stock Award		Equity	Increase our executive officers' personal stake in our success and motivate them to enhance our long-term value while better aligning their interests with those of other shareholders.

Time Restricted Stock Award		Equity

2023 Proxy Statement	19

Proxy Summary
Compensation Best Practices

What We Do	What We Don't Do

•Pay for Performance: Majority of pay is performance based and not guaranteed.
•Clawback Policy: We maintain an executive clawback policy that provides for recovery of incentive compensation in the event of a financial restatement due to material non-compliance with federal securities law.
•Stock Ownership Guidelines: Executives must comply with stock ownership requirements (6x multiple of salary for Chairman and CEO; 4x multiple of salary for other executives).
•Annual Compensation Risk Review: Annually assess risk in compensation programs.
•Challenging Performance Objectives: Set challenging performance objectives for annual incentives.
•Double Trigger Change of Control Agreements: An executive is entitled to severance only if, within a specified period following a change of control, he or she is terminated without cause or resigns for good reason, or the successor company does not expressly assume his or her employment agreement.
•Use of Independent Consultant: The Compensation Committee has retained an independent compensation consultant that performs no other consulting services for the Company and has no conflicts of interest.

•No Hedging: Directors and executive officers are prohibited from hedging their ownership of the Company's stock.
•Pledging: Directors and executive officers are prohibited from pledging any of the Company’s securities as collateral for indebtedness unless the NCG Committee has first reviewed and approved the terms of the pledge.
•No Excise Tax Gross Ups: The Company will not enter into any new agreements, or materially amend any existing employment agreements, with its executives that provide excise tax gross-ups in the event of a change of control of the Company.
•No Uncapped Bonuses: The Company places caps on maximum bonus payouts to executive officers.

Additional details about each of our executive officers can be found on pages 22 and 94-98.
Refer to the Compensation Discussion and Analysis section beginning on page 52 for additional information regarding our executive officer compensation program.

20	Sun Communities, Inc.

SUMMARY
What Am I Voting On?
Nine directors will be elected at the Annual Meeting. The NCG Committee evaluated each nominee in accordance with the committee’s charter and our Corporate Governance Guidelines and submitted the nominees to the Board for approval. Except for Jeff T. Blau, who was appointed to serve as a director by the Board through the 2023 annual meeting on January 25, 2023, all of the nominees were elected to the Board at the 2022 annual meeting. Each of the directors has served continuously from the date of his or her election or appointment to the present time.
The term of each of our directors expires at the Annual Meeting, or when his or her successor is duly elected and qualified or upon his or her earlier resignation or removal. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until our 2024 annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. In the absence of directions to the contrary, proxies will be voted in favor of the election of the nine nominees named below.
Vote Required
A majority of the votes cast at the Annual Meeting is required for the election of each director. Abstentions will not be counted in determining which nominees received a majority of votes cast since abstentions do not represent votes cast for or against a candidate. Brokers are not empowered to vote on the election of directors without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Because broker non-votes are not considered votes cast for or against a candidate, they will not be counted in determining which nominees receive a majority of votes cast. Although we know of no reason why any nominee would not be able to serve, if any nominee should become unavailable for election, the persons named as proxies will vote your shares of common stock to approve the election of any substitute nominee proposed by the Board.

The Board unanimously recommends that you vote “FOR” each of the nine nominees.

2023 Proxy Statement	21

Proposal No. 1: Election of Directors
DIRECTOR BIOGRAPHICAL SUMMARY

Gary A. Shiffman Chairman, President and CEO, Sun Communities, Inc. Effective December 31, 2022 Age: 68 Director since: 1993 Committee: Executive

Directorship Experience

•Executive officer and director of SHS

Career Highlights and Qualifications

•Actively involved in the management, acquisition, rezoning, expansion, marketing, construction and development of MH and RV communities for over 30 years
•Extensive network of industry relationships developed over the past 30 years
•Significant direct holdings through family-related interests in various real estate asset classes (office, multi-family, industrial, residential and retail)

Tonya Allen Director, Sun Communities, Inc. President of the McKnight Foundation Age: 50 Director since: 2021 Committee: NCG

Directorship Experience

•Chair Emeritus of the Board of Directors at Oakland University
•Chair Emeritus of the Council on Foundations
•Board Member, Alumni Association of the University of Michigan
•Board Member, Detroit Children's Fund
•Board Member, Greater MSP
•Board Member, Sagiliti

Career Highlights and Qualifications

•Institutional investment experience with public and private endowments, with large public and private equity holdings
•ESG leadership in climate and energy, diversity and inclusion, and education and workforce development
•Current Member of the General Motors Inclusion Advisory Board and serves or served as an advisor to Quicken Loans, CMS Energy, Huntington and PNC Banks, and DTE Energy regarding inclusion efforts
•Demonstrated track record of devising corporate responsibility strategies that have received national accolades and regulatory approvals
•Former President and CEO of The Skillman Foundation
•Fellowships with the German Marshall Fund, Aspen Institute and American Enterprise Institute
•Strategic impact lauded by Detroit News (Michiganian of the Year), Crain's Detroit Business (News Makers of the Year & 100 Most Influential Women), Chronicles of Philosophy (Five Innovators to Watch) and Twin Cities Business (Top 100)
•Masters in Public Health, Masters in Social Work and Bachelor’s in Sociology from the University of Michigan

22	Sun Communities, Inc.

Proposal No. 1: Election of Directors

Meghan G. Baivier Director, Sun Communities, Inc. Executive Vice President, CFO and COO of Easterly Government Properties, Inc. Age: 43 Director since: 2017 Committees: NCG Chair, Audit

Directorship Experience

•Sun Communities, Inc.

Career Highlights and Qualifications

•Financial advisory and capital markets transaction experience as former Vice President of Citigroup’s Real Estate and Lodging Investment Banking group
•Former Equity Research Associate with Chilton Investment Company and High Yield Research Associate at Fidelity Management
•MBA from Columbia Business School, awarded the prestigious Feldberg Fellowship and BA from Wellesley College

Stephanie W. Bergeron, CPA Director, Sun Communities, Inc. President and CEO of Bluepoint Partners, LLC Age: 69 Director since: 2007 Committees: Audit Chair, NCG

Directorship Experience

•Served on Henry Ford Health System Board of Trustees as member of the Finance and Audit Committees
•Served on Audit Committees of several publicly traded companies (including as chair) and a number of not-for-profit organizations

Career Highlights and Qualifications

•Financial consulting, accounting, treasury, investor relations and tax matters experience
•Former President and CEO of Walsh College and named President Emerita
•Former Senior Vice President - Corporate Financial Operations of The Goodyear Tire & Rubber Company
•Former Vice President and Assistant Treasurer of DaimlerChrysler Corporation
•Named one of Crain’s Detroit Business’ “Most Influential Women” in 1997 and in 2007
•BBA from the University of Michigan, MBA from the University of Detroit, licensed CPA in the state of Michigan

2023 Proxy Statement	23

Proposal No. 1: Election of Directors

Jeff T. Blau Director, Sun Communities, Inc. CEO and Partner of Related Companies L.P. Age: 54 Director since: 2023

Directorship Experience

•Serves on the Board of Directors of Equinox Holdings, Inc.
•Chair of the Equity, Diversity and Inclusion Committee of the Board of the Real Estate Roundtable
•Chairman of energyRe, a clean energy development company
•Serves on the Board of multiple non-profit organizations, including Central Park Conservancy, the New York Partnership Fund, Robin Hood Foundation, Trinity School, Lincoln Center and The Mount Sinai Medical center

Career Highlights and Qualifications

•CEO of Related Companies, responsible for strategic direction, acquisitions, new development opportunities, and financing activities across all business platforms
•MBA from the Wharton School of the University of Pennsylvania, BBA from the University of Michigan
•Named to Crains New York’s New Influential list of 25 leaders reshaping New York

Brian M. Hermelin
Director, Sun Communities, Inc.
Co-founder and Managing Partner of Rockbridge Growth Equity Management LP
Co-founder and General Partner of Detroit Venture Partners, LLC

Age: 57
Director since: 2014
Committees: Compensation Chair, Audit

Directorship Experience

•Serves as Board Member, Compensation Committee member, and Chair of numerous private portfolio companies of Rockbridge Growth Equity Management LP
•Member of the Compensation Committee of Intersection Holdings
•Member of Audit Committee of Cranbrook Educational Community
•Former Audit committee chair of a regional gaming company
•Former Chairman of Active Aero Group / USA Jet Airlines Inc.

Career Highlights and Qualifications

•Private equity and venture capital experience focusing on companies in the business services, financial services, sports, media and entertainment and consumer direct marketing industries
•Former CEO of Active Aero Group / USA Jet Airlines Inc.
•MBA from the Wharton School at the University of Pennsylvania, BBA from the University of Michigan

24	Sun Communities, Inc.

Proposal No. 1: Election of Directors

Ronald A. Klein Director, Sun Communities, Inc. Principal of JK Ventures LLC Age: 65 Director since: 2015 Committees: NCG, Compensation, Executive

Directorship Experience

•Chairman of Verge.io, a software defined data center company
•Former Director of TCF Financial Corporation, formerly a public traded bank holding company (Chairman of the NCG, ESG and Strategic Committees and a member of the Finance, Risk and Technology Committees)
•Actively involved with closely-held companies in the real estate industry and the technology industry and Board Member of several non-profit organizations
•Former Director of Origen Financial, Inc., formerly a publicly traded mortgage REIT that originated, securitized and serviced, and managed manufactured home loan portfolios
•Chairman of CUB Bank, an entity currently in formation

Career Highlights and Qualifications

•Extensive real estate acquisition, finance and capital markets experience
•Principal of JK Ventures LLC, a private firm focusing on real estate acquisition and development activities
•Former CEO of Origen Financial, Inc., a financial services company
•Graduate of the University of Michigan Law School

Clunet R. Lewis Lead Independent Director, Sun Communities, Inc. Retired attorney and businessman Age: 76 Director since: 1993 Committees: Audit, Compensation

Directorship Experience

•Served as a Board Member, General Counsel, CFO, President and Managing Director of other public and private companies

Career Highlights and Qualifications

•Retired commercial lawyer specializing in mergers and acquisitions, debt financings, issuances of equity and debt securities and corporate governance and control issues
•Former CFO and General Counsel at Eltrax Systems, Inc.
•Extensive experience working with independent auditors and the SEC

2023 Proxy Statement	25

Proposal No. 1: Election of Directors

Arthur A. Weiss Director, Sun Communities, Inc. Partner and member of Executive Committee, Taft Stettinius & Hollister LLP Age: 74 Director since: 1996 Committee: Executive

Directorship Experience

•Former Director of TCF Financial Corporation (Chairman of the Compensation Committee, member of the Credit Administration Committee and TCF Strategic Committee)
•Director of several closely held companies in the real estate, technology and banking industries
•Director and officer of a number of closely held public and private nonprofit corporations, including the Detroit Symphony Orchestra (Executive Committee Member, Treasurer and Board Member)
•Jewish Federation & United Jewish Foundation of Metropolitan Detroit Financial and Best Business Practice Committees member

Career Highlights and Qualifications

•Practices law in the areas of business planning, mergers and acquisitions, taxation, estate planning and real estate
•MBA in finance and a post graduate LLM degree from New York University in taxation
•Previously recognized as one of the nation’s Top 100 Attorneys by Worth magazine and has been chosen over the last ten years as one of the Super Lawyers
•Former Adjunct Professor of Law at Wayne State University and the University of Detroit

Relationship to Aaron Weiss
Aaron Weiss, our Executive Vice President Corporate Strategy and Business Development, is Arthur A. Weiss' son.

26	Sun Communities, Inc.

Proposal No. 1: Election of Directors
QUALIFICATIONS, EXPERTISE AND ATTRIBUTES
In addition to each director’s qualifications, experience and skills outlined above and the minimum Board qualifications set forth below under “Consideration of Director Nominees,” our NCG Committee looked for certain attributes in each director and based on these attributes, and the mix of attributes of the other incumbent directors, determined that each director should serve on our Board. The NCG Committee does not require that each director possess all of these attributes but rather that the Board is comprised of directors that, taken together, provide us with a variety and depth of knowledge, judgment and experience necessary to provide effective oversight and vision. These attributes include: (a) significant leadership skills as a CEO and / or relevant Board Member experience, (b) real estate industry experience, (c) transactional experience, especially within the real estate industry, (d) relevant experience in property operations, (e) financial expertise, (f) legal or regulatory experience, (g) capital markets experience, (h) marketing and / or investor relations experience, (i) executive leadership and talent development experience, (j) corporate governance experience and (k) experience in ESG initiatives and implementation.

2023 Proxy Statement	27

Proposal No. 1: Election of Directors

Skills and Qualifications	Shiffman	Allen	Baivier	Bergeron	Blau	Hermelin	Klein	Lewis	Weiss
Board and Executive Experience is critical to our Board’s role in overseeing the risks facing the Company, and provides essential comparison points for operations and governance
Real Estate Industry is helpful for understanding the Company’s strengths and challenges specific to the REIT and real estate industries
Mergers and Acquisitions is critical in overseeing and providing insights on the Company’s acquisition activities
Property Operations Is valuable in understanding and overseeing management of the Company’s properties
Financial Expertise and / or Literacy is valuable in understanding and overseeing the Company’s financial reporting and internal controls
Legal / Regulatory is relevant for ensuring oversight of management’s compliance with the SEC, the NYSE and other regulatory requirements
Capital Markets is valuable in understanding how capital markets work and overseeing the Company’s capital raising efforts
Marketing / Investor Relations is relevant in overseeing how the Company manages communication between corporate management and its investors
Executive Leadership and Talent Development is valuable in helping the Company attract, motivate and retain high-performing employees
Corporate Governance Is critical in overseeing the structure of rules, practices and processes used to direct and manage our Company
ESG Is valuable in overseeing the Company's ESG initiatives

Gender Racial and Ethnic Diversity	Shiffman	Allen	Baivier	Bergeron	Blau	Hermelin	Klein	Lewis	Weiss
Gender Diversity
Racial / Ethnic Diversity

28	Sun Communities, Inc.

Proposal No. 1: Election of Directors
CONSIDERATION OF DIRECTOR NOMINEES
Board Membership Criteria
The Board has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the NCG Committee believes must be met by an NCG Committee-recommended director nominee for a position on the Board:
•the candidate must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing,
•the candidate must be highly accomplished in his or her field, with superior credentials and recognition,
•the candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards,
•the candidate must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which the candidate may serve, and
•the candidate’s principal business or occupation must not be such as to place the candidate in competition with us or conflict with the discharge of a director’s responsibilities to us or to our shareholders.
In addition to the minimum qualifications for each nominee set forth above, the NCG Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:
•a majority of the Board shall be “independent” as defined by the NYSE rules,
•each of its Audit, Compensation, and NCG Committees shall be comprised entirely of independent directors, and
•at least one member of the Audit Committee shall have such experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.
Identifying and Evaluating Nominees
When the NCG Committee identifies qualified candidates and recommends director nominees to serve on the Board, the NCG Committee considers whether the Board has an adequate distribution and representation of relevant skills, backgrounds and experience. In addition to professional accomplishments and expertise, the Board may consider diversity of background, experience and thought in evaluating and recommending qualified candidates to serve on the Board. The NCG Committee and the Board believe that diversity (including diversity of gender, race and ethnicity) is highly important because a variety of ideas and points of view can contribute to more effective decision-making.
The NCG Committee may solicit recommendations for director nominees from non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The NCG Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or that has been recommended to it by a shareholder in compliance with the NCG Committee’s procedures, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In evaluating proposed director candidates, the NCG Committee considers the following qualifications that it believes nominees should have:
•proven real estate and / or REIT experience,
•track record of strong management and leadership capabilities at a successful organization,
•sufficient time to devote to Board responsibilities, and
•independence from the Company and its current directors and employees.
When nominating a sitting director for re-election, the NCG Committee will consider the director’s performance on the Board and the director’s qualifications in respect to the criteria set forth above. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the NCG Committee will evaluate all proposed director candidates based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

2023 Proxy Statement	29

Proposal No. 1: Election of Directors
Shareholder Proposals and Director Nominations for 2024 Annual Meeting of Shareholders
Requirements for Proposals to be Considered for Inclusion in Proxy Materials
Shareholder proposals that are intended to be presented at our 2024 annual meeting and included in our proxy materials for such meeting must comply with the procedural and other requirements set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Secretary at our principal executive offices no later than December 5, 2023, which is 120 calendar days prior to the first anniversary of the date this Proxy Statement was released to shareholders in connection with the Annual Meeting. If we change the date of the 2024 annual meeting by more than 30 days from the date of the Annual Meeting, your written proposal must be received by our Secretary at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for our 2024 annual meeting.
In February 2023, the Board adopted proxy access, which permits a shareholder (or group of no more than 20 shareholders) who has owned 3% or more of the Company’s outstanding stock continuously for a minimum of three years to nominate up to the greater of two directors or 20% of the number of directors currently serving on the Board and to cause the Company to include those nominee(s) in the Company’s proxy materials, but only if the shareholder (or group) and nominee(s) satisfy the requirements set forth in Section 17 of the Company’s bylaws. Any shareholder (or group) intending to use these procedures to nominate a candidate for election to the Board for inclusion in the Company’s 2024 proxy statement must satisfy the requirements specified in our bylaws, including providing the required notice of proxy access nomination to our corporate Secretary.
With regard to the 2024 annual meeting, the notice must be received no earlier than the close of business on November 5, 2023, and no later than the close of business on December 5, 2023. The notice must include the information specified in our bylaws, including information concerning the nominee and information about the shareholder’s ownership of and agreements related to our stock. If the 2024 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the Annual Meeting, the notice must be delivered not earlier than the close of business on the 150th day prior to the 2024 annual meeting and not later than the close of business on the later of: (i) the 120th day prior to the 2024 annual meeting; or (ii) the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made by the Company. See Section 17 of the Company’s bylaws for additional information on proxy access.
Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates.
A shareholder who wishes to nominate one or more persons for election to our Board of Directors at the 2024 annual meeting of shareholders or to present a proposal at the 2024 annual meeting of shareholders, but whose shareholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice of the nomination or proposal to our Secretary at our principal executive offices not earlier than January 17, 2024 (the 120th day prior to the first anniversary of the Annual Meeting), nor later than 5:00 p.m. Eastern Time on February 16, 2024 (the 90th day prior to the first anniversary of the Annual Meeting); provided, however, that in the event that the date of the 2024 annual meeting of shareholders is advanced or delayed by more than 30 days from the first anniversary of the Annual Meeting, in order for notice by the shareholder to be timely, such notice must be so delivered no earlier than the 120th day prior to the date of the 2024 annual meeting of shareholders and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of the 2024 Annual Meeting of shareholders, as originally convened, or, if the first public announcement of the date of the 2024 annual meeting is less than 100 days prior to the date of the 2024 annual meeting, the 10th day following the day on which public announcement of the date of the 2024 annual meeting of shareholders is first made. The public announcement of a postponement or adjournment of the 2024 annual meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as described above.
The NCG Committee’s current policy is to review and consider any director candidates who have been recommended by shareholders in compliance with the procedures established from time to time by the NCG Committee. All shareholder recommendations for director candidates must include the following information:
•the shareholder’s name, address, number of shares owned, length of period held and proof of ownership,
•the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate,
•a description of the qualifications and background of the proposed director candidate that addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time,
•a description of all arrangements or understandings between the shareholder and the proposed director candidate,
•the consent of the proposed director candidate to (1) be named in the proxy statement relating to our annual meeting of shareholders and (2) serve as a director if elected at such annual meeting, and
•any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

30	Sun Communities, Inc.

Proposal No. 1: Election of Directors
Shareholder proposals must be in writing and should be addressed to the Company's Corporate Secretary at our principal executive offices at 27777 Franklin Road, Suite 300, Southfield, MI 48034. It is recommended that shareholders use certified mail and request a return receipt in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
In reviewing director candidates, the NCG Committee takes into consideration feedback received from the Board’s annual evaluations. See page 43 for information on the Board’s evaluation process.

2023 Proxy Statement	31

Effective corporate governance is essential for maximizing long-term value creation for our shareholders. Our beliefs have been grounded in a values-based ethically led organization; this foundation continues to guide our decisions and leadership.
Our governance structure is set forth in our Corporate Governance Guidelines and other key governance documents. These guidelines are reviewed at least annually and updated as appropriate in response to evolving best practices, regulatory requirements, feedback from our annual Board evaluations, and recommendations made by our shareholders and proxy advisors, all with the goal of supporting and effectively overseeing our ongoing strategic growth.
The Company is governed by the Board and Committees of the Board that meet throughout the year.
You may find each of the following documents in the Governance section of our website at: suncommunities.com/investor-relations/
•Committee Charters
•Corporate Governance Guidelines
•Code of Business Conduct and Ethics
In addition, we will send print copies of any of these documents to any shareholder who requests them.
BOARD OF DIRECTORS
Our current directors are Gary A. Shiffman, Tonya Allen, Meghan G. Baivier, Stephanie W. Bergeron, Jeff T. Blau, Brian M. Hermelin, Ronald A. Klein, Clunet R. Lewis and Arthur A. Weiss. Under our charter, each of our directors serves for a one-year term or until his or her successor is duly elected and qualified.
The Board is elected by our shareholders to oversee and provide guidance on the Company’s business and affairs. It is the ultimate decision-making body of the Company except for those matters reserved for shareholders by law or pursuant to the Company’s governing documents. The Board oversees management’s activities in connection with proper safeguarding of the assets of the Company, maintenance of appropriate financial and other internal controls, compliance with applicable laws and regulations and proper governance. The Board is committed to sound corporate governance policies and practices that are designed and routinely assessed to enable the Company to operate its business responsibly, with integrity, and to position the Company to compete more effectively, sustain its success and build long-term shareholder value.
Board Meetings and Attendance
The Board meets quarterly, or more often as necessary.

The Board met 5 times during 2022 and took various actions by written consent.	All directors attended at least 75% of the Board and each committee on which they served.	While the Board does not have a formal policy, all directors are encouraged to attend annual meetings of shareholders. All of our then-serving Board members attended the 2022 annual meeting.

Beyond the Boardroom
The Board of Directors attend training sessions on diverse topics on an annual basis, which have included:

Governance	Shareholder Activism	Sustainability in Real Estate

32	Sun Communities, Inc.

Corporate Governance
Role of the Board of Directors
Board's Role in Oversight of Strategy
Strategic planning and oversight of management’s execution of the Company’s strategic vision is a primary responsibility of the Board. At least quarterly, management and the Board review and discuss the Company's detailed strategic plans, including changes from previous strategic positions, market and economic projections, industry and regulatory trends, areas of focus for each functional area, expected financial statement and shareholder investment impacts, resource requirements, human capital development, risk and stress test scenarios, among other topics.
Throughout the year, the Board and its committees receive updates from management and actively engage in discussions regarding execution of the strategy, variables impacting results and changes to the strategic plan.
In addition to its regular Board and committee meetings, the Board periodically visits several properties representing different aspects of the Company’s strategy. The Board believes these on-site visits provide additional insight into the Company’s markets, operations, resident base, human capital management, technology usage and allocation of capital investments, and allow for better oversight of the Company’s strategies.
Board’s Role in Oversight of Risk Management
While management is responsible for the day-to-day activities involved in risk prevention, mitigation and monitoring, the Board and committees of the Board serve active roles in overseeing the management of the risks to our business. The Board and committees of the Board, together with members of executive and senior management, regularly review risk management in key areas of our business including, but not limited to, financial, strategic, operational, technology and compliance matters. Management and the Company’s outside advisors also periodically meet with the Board and its committees to provide detailed updates on specific areas of risk oversight.
Additionally, the Board reviews the results of our enterprise risk management ("ERM") efforts and receives periodic ERM updates from the ERM Committee, as described below.
ERM Committee
•Comprised of executive and senior management team members and outside advisors
•Identifies, analyzes and prioritizes risks facing the Company on a continuing basis
•Formalizes activities to prevent, mitigate and / or monitor key risks
•Plans response activities in the event certain risk events occur
•Elevates risk awareness across the Company
•Periodically presents to the Board and committees of the Board
Board
•Oversees and implements the risk management function
•Discusses the general risks we face, the risk factors disclosed in our annual and periodic reports and our risk management policies with our executive management team throughout the year
•Reviews risk mitigation activities and planned response activities in the event a risk event occurs
Committees of the Board
The committees of the Board play an active role in oversight of risk management as follows:
Audit Committee
Responsible for oversight of risks associated with:
•Financial results and disclosures
•Internal controls over financial reporting
•Information technology
•Legal, compliance and ethical matters
•Fraud

2023 Proxy Statement	33

Corporate Governance
Compensation Committee
Oversees compensation practices and policies, including:
•Benefits, pay equity, hiring practices, DEI and retention for all team members
•Review and approval of executive compensation
•Recommendations for non-employee Director compensation to the Board
NCG Committee
•Develops and recommends corporate governance guidelines to the Board and periodically reviews and recommends any necessary changes to mitigate new risks to our business
•Reviews related party transactions and conflicts of interest to preserve the best interests of the Company and our shareholders
•Ensures Board nominees qualify to provide proper guidance
•Oversees evaluation of the Board
•Oversees succession planning for the Board, CEO, executive and senior management positions to protect the continuity and success of our business
•Reviews the ESG strategy, initiatives and policies developed by management, and receives updates on significant ESG activities
Executive Committee
•Reviews and approves acquisitions and / or financings (including refinancing of existing debt) by the Company up to a maximum purchase price or loan amount of $300 million per transaction to ensure that the Company's strategic goals are met within the boundaries of our risk profile

34	Sun Communities, Inc.

Corporate Governance
Risk Areas

Macroeconomic	Strategic	Operational

•Economic Conditions or Access to Capital Markets	•Acquisitions or Regulatory Changes	•Succession Planning •Data Recovery and Cybersecurity •Privacy / Identity Management •Human capital •Climate Change / transition risk

In the event that a specific risk is identified, the Board or the Audit Committee directs management to assess, evaluate and provide remedial recommendations to the Board or the Audit Committee. These efforts have included formalizing the Company’s succession planning for executives and key employees, documenting and reviewing cyber-security risk mitigation plans and emergency preparedness plans to facilitate rapid response to a range of threats.

Oversight of Succession Planning
The Board is responsible for appointing our CEO and for ensuring that adequate succession plans are in place to address planned CEO succession, as well as potential unexpected or emergency succession needs.
The NCG Committee oversees succession planning for both the Board and CEO, routinely obtaining input from, and updating the full Board on, succession plan reviews. The NCG Committee also oversees succession planning and associate development of executive and senior management positions to ensure adequate bench strength is developed and available to meet the long-term needs of the Company. The CEO and other executive management periodically update the NCG Committee and the Board on senior management succession plans including associate development plans and areas of risk.
The Board has exposure to internal succession candidates on an ongoing basis, generally meeting with executives both inside and outside of Board meetings and also periodically meeting with key senior managers.
The Compensation Committee considers succession planning input from the Board and the NCG Committee when determining compensation packages for the Board and NEOs.

Oversight of Cybersecurity
We address potential cybersecurity breaches and disruptions and disclosure of confidential information by implementing a variety of security measures intended to protect the confidentiality and security of this information including engaging reputable, recognized firms to help us design and maintain our information technology and data security systems, including testing and verification of their proper and secure operations on a periodic basis.
We have established an Information Security Management Committee to manage information security in accordance with the ISO 27001:2013 standard to ensure the consistent application of security principles, policy statements, and controls. This committee meets regularly to monitor and enhance information security for the organization.
We also maintain cyber risk insurance to provide coverage for certain risks arising out of data and network breaches. Our Information technology senior leadership regularly updates the Board on security matters and meets at least annually to review program progress and plans, incidents (if any) and emerging risks.

Oversight of Emergency Preparedness
We develop, maintain and walk through emergency preparedness plans that address risks associated with man-made and natural events such as hurricanes, earthquakes, floods, droughts, wildfires, data center disruption and workforce displacement. Contingency plans for disaster recovery and incident response plans are in place and are reviewed and updated on a recurring basis. We also conduct risk assessments at multiple levels in the organization to identify potential emergency scenarios (risk events) and evaluate actions necessary to mitigate the risk and implement them. We design workforce recovery capabilities into our technology infrastructure, tools and services, with the goal of ensuring a permanent, extended or temporary loss of our facilities does not significantly impact our operations. Executive management, department heads and personnel across the organization are regularly involved in our preparedness planning and implementations.

2023 Proxy Statement	35

Corporate Governance
Board’s Role in Oversight of Human Capital Management and Culture
The Board is actively engaged in overseeing the Company’s people and culture strategy. The NCG Committee reviews and reports back to the Board on a broad range of human capital management topics, including corporate culture, diversity, inclusion, talent acquisition, retention, employee satisfaction, engagement and succession planning. We report on human capital matters at each regularly scheduled NCG Committee meeting and periodically throughout the year, and annually at a regularly scheduled Board meeting.
Board’s Role in Oversight of ESG
As part of the Company's corporate governance, our Board is responsible to our stakeholders for the oversight of the Company. The NCG Committee oversees implementation of new initiatives, plus the refinement of our ESG-related reporting and materials. We believe in maintaining transparency and strong governance based on the highest ethical standards.
ESG Steering Committee
•Is sponsored by the CFO and chaired by the Director of Sustainability. Cross-departmental management teams and working group to establish ESG strategy to integrate ESG goals and objectives across the Company
•Establishes ESG strategy, key performance indicators and sets targets
•Develops policies and response to emerging ESG issues that would be material to the Company
•Coordinates ESG response on cross-departmental issues
•Advises on ESG reporting and determines cadence of ESG communications
•Provides regular updates on ESG to the NCG Committee
•Provides regular updates on the ERM Committee to ensure any ERM related risks are covered
Committees of the Board
Each of the following Committees of the Board plays an active role in oversight of ESG:
NCG Committee
•Oversees the ESG Steering Committee
•Aligns ESG implementation and reporting across all portfolios
Compensation Committee
•Ensures executive compensation takes into consideration the achievement of ESG goals by adding an ESG metric to the executive compensation performance metrics

36	Sun Communities, Inc.

Corporate Governance
Board Structure
Leadership Structure
The Board and the NCG Committee assess and revise our leadership structure from time to time. The Board does not have a fixed policy regarding the separation of the offices of Chairman and CEO. The Board believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, based on the criteria that it deems to be in the best interests of the Company and its shareholders. Mr. Shiffman currently serves as our Chairman, President and CEO. The Board believes that combining the Chairman and CEO positions is the right corporate governance structure for us at this time as it most effectively utilizes Mr. Shiffman’s extensive experience and knowledge regarding the Company and our industries, and provides for the most efficient leadership of our Board and the Company. The Board believes that Mr. Shiffman, rather than an independent director, is in the best position, as Chairman and CEO, to lead Board discussions regarding our business and strategy and to help the Board respond quickly and effectively to the many business challenges affecting the Company. The Board also believes that this structure is preferable because it allows one person to speak for, and lead, the Company and the Board, and that splitting the roles of Chairman and CEO may cause the Company’s leadership to be less effective.
Independence of Non-Employee Directors
Although the Board believes that it is more effective to have one person serve as our Chairman and CEO at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors and independent Board committees, the Board appoints a Lead Independent Director on an annual basis to serve for a term of one year. Clunet R. Lewis is currently serving as Lead Independent Director. The Lead Independent Director calls and presides at the executive sessions of our independent directors, acts as a liaison between our management team and the Board and is responsible for identifying, analyzing and making recommendations to the Board with respect to certain strategic and extraordinary matters. The Board believes that its Lead Independent Director structure, including the duties and responsibilities described above, provides the same independent leadership, oversight, and benefits for the Company and the Board that would be provided by an independent Chairman.
The NYSE rules require that a majority of the Board consist of members who are independent. There are different measures of director independence under the NYSE independence rules and under Section 16 of the Exchange Act. The Board has reviewed information about each of our non-employee directors and determined that Tonya Allen, Meghan G. Baivier, Stephanie W. Bergeron, Jeff T. Blau, Brian M. Hermelin, Ronald A. Klein and Clunet R. Lewis are independent directors. The independent directors meet on a regular basis in executive sessions without management participation. In 2022, the executive sessions occurred after many of the regularly scheduled meetings of the entire Board and may occur at such other times as the independent directors deem appropriate or necessary.

2023 Proxy Statement	37

Corporate Governance
Committees of the Board of Directors
The following chart summarizes the members and chair of each Committee:

	Gary A. Shiffman	Tonya Allen	Meghan G. Baivier	Stephanie W. Bergeron	Brian M. Hermelin	Ronald A. Klein	Clunet R. Lewis	Arthur A. Weiss
Audit
Compensation
NCG
Executive
Committee Chair	Member

Audit Committee Meetings held in 2022: 4 Members: Stephanie W. Bergeron (Chair), Meghan G. Baivier, Brian M. Hermelin and Clunet R. Lewis All members of the Audit Committee are independent.

Stephanie W. Bergeron

Key Responsibilities
•Assists directors with oversight of (i) the integrity of the Company's financial statements, (ii) compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the independent auditors, and (iv) the performance of the Company's internal audit function
•Prepares the Audit Committee Report, as required by the rules of the SEC, to be included in the annual proxy statement
•Evaluates the performance and effectiveness of the Company's CFO and reports the results of such evaluation to the Compensation Committee on an annual basis
•Oversees key matters related to the selection, performance and independence of the independent auditors, including (i) approves the engagement letter on an annual basis, (ii) directly oversees the work performed by the independent auditors, (iii) pre-approves audit and non-audit services, and (iv) evaluates the qualifications, performance, and independence of the independent auditors and lead partner
•Reviews the Company's financial statements, discusses key topics and issues with management and the independent auditors, and provides a recommendation to the Board regarding whether the financial statements should be included in the Company's Annual Report on Form 10-K
•Evaluates the performance, responsibility, budget and staffing, and directs and controls our internal audit function
•Discusses with counsel and management the Company's guidelines and policies that govern risk assessment and management
•Reviews and approves the decision by the Company to enter into swaps, including any foreign exchange forwards and foreign exchange swaps
Other Information
•Operates pursuant to an Eighth Amended and Restated Charter, approved by the Board in February 2022
•The Board has determined that all current Audit Committee members are “audit committee financial experts,” as defined by SEC rules
•During 2022, the Audit Committee members were Ms. Bergeron (Chair), Ms. Baivier, Mr. Hermelin and Mr. Lewis

38	Sun Communities, Inc.

Corporate Governance

Compensation Committee Meetings held in 2022: 3 Members: Brian M. Hermelin (Chair), Ronald A. Klein and Clunet R. Lewis All members of the Compensation Committee are independent.

Brian M. Hermelin

Key Responsibilities
•Reviews and approves corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluates the performance of our executive officers in light of their respective goals and objectives, and determines and approves the compensation of our executive officers based on these evaluations
•Consults with executive management in developing a compensation philosophy
•Recommends the compensation of the non-employee directors to the Board for approval
•Oversees our incentive-compensation plans and equity-based plans
•Reviews and approves all compensation plans, employment agreements and severance agreements to be made with all existing or prospective executive officers
Other Information
•Operates pursuant to a First Amended and Restated Charter, approved by the Board in March 2016
•In addition to formal meetings, during 2022, Compensation Committee members met frequently on an informal basis and met regularly with management to discuss executive compensation matters
•During 2022, the Compensation Committee members were Mr. Hermelin (Chair), Mr. Klein and Mr. Lewis

2023 Proxy Statement	39

Corporate Governance

NCG Committee Meetings held in 2022: 6 Members: Meghan G. Baivier (Chair), Tonya Allen, Stephanie W. Bergeron and Ronald A. Klein All members of the NCG Committee are independent.

Meghan G. Baivier

Key Responsibilities
•Identifies individuals qualified to become Board Members, consistent with criteria approved by the Board
•Recommends that the Board select the committee-recommended nominees for election at each annual meeting of shareholders
•Develops and recommends to the Board a set of corporate governance guidelines
•Periodically reviews governance guidelines and recommends amendments and oversees the evaluation of the Board
•Has sole authority to retain and terminate any search firm that is used to assist in identifying director candidates and has authority to approve any such search firm’s fees and other retention terms
•Considers diversity and skills in identifying nominees for service on our Board
•Considers the entirety of the Board and a wide range of economic, social and ethnic backgrounds and does not nominate representational directors from any specific group
•Reviews the Company’s ESG strategy, initiatives and policies developed by management, and receives updates from the Company regarding significant ESG activities
•Administers the Company’s Code of Business Conduct and Ethics
•Administers the Company's Related Party Transaction Policy
Other Information
•Operates pursuant to a Third Amended and Restated Charter, approved by the Board in March 2022
•In addition to formal meetings, during 2022, NCG Committee members met frequently on an informal basis, met regularly with management to discuss corporate governance issues and met informally with management to discuss director nomination and committee assignments
•During 2022, the NCG Committee members were Ms. Baivier (Chair), Ms. Allen, Ms. Bergeron and Mr. Klein

40	Sun Communities, Inc.

Corporate Governance

MH Finance Committee Meetings held in 2022: None (see below) Former Members: Ronald A. Klein (Chair) and Arthur A. Weiss This committee was dissolved, effective January 1, 2023

Ronald A. Klein

Key Responsibilities
•Reviewed, considered and evaluated all potential sources of financing for manufactured homes
•Oversaw negotiations of the terms and conditions of any such financing, subject to the Board’s approval of the definitive agreements
•Oversaw GTSC LLC ("GTSC"), the Company’s MH Financing joint venture and the relationship with the joint venture partner
•Played a key role in providing expertise and a network of resources across the real estate and financial services industry
Other Information
•Created by the Board in April 2016; dissolved by the Board, effective January 1, 2023. The committee's duties are now handled by the Board and executive officers of the Company
•Committee did not hold any formal meetings; however, during 2022, committee members met informally on a consistent basis, met with management and our GTSC joint venture partner on a regular basis to discuss MH financing matters, and engaged in extensive discussions with third parties regarding various opportunities and potential transactions
•During 2022, the MH Finance Committee members were Mr. Klein (Chair) and Mr. Weiss

2023 Proxy Statement	41

Corporate Governance

Executive Committee Meetings held in 2022: None (see below) Members: Gary A. Shiffman, Ronald A. Klein and Arthur A. Weiss

Key Responsibilities
•Manages the day-to-day business and affairs between regular Board meetings
•Has specific authority to approve all acquisitions and / or financings (including refinancing of existing debt) by the Company up to a maximum purchase price or loan amount of $300 million per transaction
•In no event may the Executive Committee, without the prior approval of the Board acting as a whole:
(i)Recommend to the shareholders an amendment to our charter;
(ii)Amend our bylaws;
(iii)Adopt an agreement of merger or consolidation;
(iv)Recommend to the shareholders the sale, lease or exchange of all or substantially all of our property and assets;
(v)Recommend to the shareholders our dissolution or a revocation of a dissolution;
(vi)Fill vacancies on the Board;
(vii)Fix compensation of the directors for serving on the Board or on a committee of the Board;
(viii)Declare distributions or authorize the issuance of our stock;
(ix)Approve or take any action with respect to any related party transaction involving us; or
(x)Take any other action which is forbidden by our bylaws or charter.
•All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board
Other Information
•Operates pursuant to a charter, last amended by the Board in July 2021
•The Executive Committee may perform other functions as requested by the Board from time to time
•The Executive Committee did not hold any formal meetings; however, during 2022, various actions were taken by unanimous written consent and the committee met informally on a periodic basis
•In 2022, the Executive Committee members were Mr. Shiffman, Mr. Klein and Mr. Weiss

Compensation Policies and Practices as They Relate to Risk Management
The Compensation Committee has reviewed the Company's compensation policies and practices and believes that any risks arising from such policies and practices are not likely to have a material adverse impact on the Company. Additionally, the Compensation Committee reviewed the relationship between our risk management policies and practices and the various components of our NEOs' compensation. For the base salary component, the Compensation Committee determined that the following limits the incentive for risky behavior that would have a material adverse effect on the Company: (a) base salary is relatively small compared to other components of the NEOs' total compensation; and (b) the NEOs and employees receive copies of both the Company's Employee Handbook and all governing documents which describe the required standards of personal and professional conduct, with which all NEOs and employees must comply with at all times. For the annual incentive award component, the Compensation Committee determined that the following limits the incentive for risky behavior that would have a material adverse effect on the Company: (a) annual incentive awards are performance based, which provides a balance between the short-term and long-term goals and objectives of the Company; and (b) annual incentive awards are awarded at the discretion of the Compensation Committee. For the equity compensation component, the Compensation Committee determined that the following limits the incentive for risky behavior that would have a material adverse effect on the Company: (a) the Company’s governing documents, including the Stock Ownership Guidelines and Executive Compensation Clawback Policy, properly align shareholder interests with the interests of the NEOs; (b) the Compensation Committee establishes the grants and terms of the Company’s restricted stock; and (c) the Compensation Committee grants both time restricted and performance restricted awards to better align with the interest of the Company’s shareholders.
Additionally, Gary A. Shiffman, the Company’s Chairman of the Board, CEO and President, meets regularly with the Compensation Committee to discuss the Company’s compensation policies and practices. Other additional steps the Company has taken include maintaining an anonymous hotline to report concerns, issues or potential violations of our code of conduct, company policies or laws.

42	Sun Communities, Inc.

Corporate Governance
Compensation Committee Interlocks and Insider Participation
Brian M. Hermelin, Ronald A. Klein and Clunet R. Lewis served as members of the Compensation Committee of our Board during 2022. None of the members of the Compensation Committee have been, or will be, one of our officers or employees. We do not have any interlocking relationships between our executive officers and the Compensation Committee and the executive officers and compensation committees of any other entities, nor has any such interlocking relationship existed in the past.

Safe Harbor Executive Committee
In addition to the Board committees described above, a Safe Harbor Executive Committee oversees certain aspects of Safe Harbor’s business. The Safe Harbor Executive Committee is not a committee of the Board, but of Safe Harbor. The members of the Safe Harbor Executive Committee are Mr. Shiffman, Mr. Weiss and Baxter R. Underwood, the CEO of Safe Harbor.
Other Board Policies and Processes
Board Evaluations
The Board believes annual performance reviews are essential for ensuring overall effectiveness, including fulfillment of its oversight responsibilities, strategic planning and communications. For 2022, the Board evaluation process was initiated through detailed questionnaires. The NCG Committee reviewed the results of the evaluations and recommendations and shared its findings with the Board to help direct the Board's activities and governance in the following year.
Evaluation Process
The Board's evaluation process includes multiple assessments and reviews performed throughout the year. This process ensures that the Board’s governance and oversight responsibilities are updated to reflect best practices and are well executed. These evaluations include discussions after every meeting, quarterly Board assessments and an annual Board assessment.

Questionnaires
Quarterly questionnaires are distributed to directors after each Board meeting and an annual questionnaire is distributed at the end of the year.
Quarterly Board assessment questionnaires evaluate the following:
•The Board agenda
•The timeliness of meeting materials
•The adequacy and insightfulness of meeting materials
•Director participation
•Adequacy of Board governance
•The efficiency and effectiveness of the Board meeting
Annual Board assessment questionnaire evaluates the following topics:
•The right Board structure
•The right directors
•The right culture
•The right information and resources
•The right process
•The right issues and focus
•Any topics not covered in the questionnaire

Review
Responses received from quarterly evaluations are aggregated and sent to the NCG Committee Chair for review and discussion as necessary. The results of the annual Board evaluation are reviewed by the NCG Committee and shared with the Board to help direct the Board's activities and governance in the following year.

2023 Proxy Statement	43

Corporate Governance
Certain Relationships and Related Party Transactions
Policies and Procedures for Approval of Related Party Transactions
None of our executive officers or directors (or any family member or affiliate of such executive officer or director) may enter into any transaction or arrangement with us that reasonably could be expected to give rise to a conflict of interest without the prior approval of the NCG Committee.
Any such transaction or arrangement must be promptly reported to the NCG Committee or the full Board. Any such disclosure provided by an executive officer or director is reviewed by the NCG Committee and approved or disapproved.
In determining whether to approve such a transaction or arrangement, the NCG Committee takes into account, among other factors, whether the transaction was on terms no less favorable to us than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement.
The current policy was adopted and approved in March 2022. All related party transactions disclosed below were approved by the NCG Committee, which determined that each such transaction was in the best interests of the Company and included pricing and other terms that are fair to the Company. Except for Adam Shiffman's aggregate annual compensation described below, which the NCG Committee ratified promptly after determination of his aggregate annual compensation, the NCG Committee provided prior approval of all such transactions in accordance with the Company’s policy.
Related Party Transactions
Lease of Executive Offices
Gary A. Shiffman, together with certain of his family members, indirectly owns an equity interest of approximately 28.1% in American Center LLC, the entity from which we lease office space for our principal executive offices. Each of Brian M. Hermelin, Ronald A. Klein and Arthur A. Weiss indirectly owns less than one percent interest in American Center LLC. Mr. Shiffman is our Chairman, President and CEO. Each of Mr. Hermelin, Mr. Klein and Mr. Weiss is a director of the Company. Under this agreement, we lease approximately 60,261 rentable square feet of permanent space. The lease agreement includes annual graduated rent increases through the initial end date of October 31, 2026. As of December 31, 2022, the average gross base rent was $20.45 per square foot. Each of Mr. Shiffman, Mr. Hermelin, Mr. Klein and Mr. Weiss may have a conflict of interest with respect to his obligations as our officer and / or director and his ownership interest in American Center LLC.
Use of Airplane
Gary A. Shiffman is the beneficial owner of an airplane that we use from time to time for business purposes. During the years ended December 31, 2022, 2021 and 2020, we paid $0.7 million, $0.7 million and $0.3 million for the use of the airplane, respectively. Mr. Shiffman may have a conflict of interest with respect to his obligations as our officer and director and his ownership interest in the airplane.
Telephone Services
Brian M. Hermelin is a principal and a beneficial owner of an entity that installs and maintains emergency telephone systems at our properties. During the years ended December 31, 2022, 2021 and 2020, we paid $0.2 million for these services, respectively. Mr. Hermelin may have a conflict of interest with respect to his obligations as our director and his position with and ownership interest in the provider of these services.
Legal Counsel
Arthur A. Weiss is a partner at Taft Stettinius & Hollister LLP (formerly Jaffe, Raitt, Heuer, & Weiss, Professional Corporation) which acts as our general counsel and represents us in various matters. We incurred legal fees and expenses owed to this law firm of approximately $9.7 million, $10.3 million and $13.3 million in the years ended December 31, 2022, 2021 and 2020, respectively.
Tax Consequences Upon Sale of Properties
Gary A. Shiffman holds limited partnership interests in the Operating Partnership which were received in connection with the contribution of properties from partnerships previously affiliated with him. Prior to any redemption of these limited partnership interests for our common stock, Mr. Shiffman will have tax consequences different from those on us and our public shareholders upon the sale of any of these partnerships. Therefore, we and Mr. Shiffman may have different objectives regarding the appropriate pricing and timing of any sale of those properties.
Employment of Family Member
Adam Shiffman, the son of Gary A. Shiffman, the Company’s Chairman, President and CEO, was appointed as the Company’s Regional Vice President of Operations and Sales in September 2021. Adam Shiffman’s aggregate annual compensation was approximately $135,000 for the fiscal year ended December 31, 2022.

44	Sun Communities, Inc.

Corporate Governance
STAKEHOLDER OUTREACH AND ENGAGEMENT
We are committed to engaging stakeholders across our organization and throughout the communities in which we operate. Engagement with our shareholders, team members, residents and customers and local communities is paramount to our success.
Shareholders
We recognize the value of listening to the views of our shareholders, and the relationship with our shareholders is an integral part of our corporate governance practices. In addition to our customary participation at industry and investment community conferences, investor road shows and analyst meetings, we conduct shareholder outreach throughout the year to ensure that management and the Board understand and consider the issues of importance to our shareholders and are able to address them appropriately.
In 2022, we reached out to 16 of the Company's top 25 institutional shareholders representing approximately 37% of our outstanding shares as of December 31, 2022, and received feedback from all of them.

Topics Discussed with Shareholders

Corporate Governance •COO transition •CFO succession	ESG •Reporting frameworks and target setting •Marinas and environmental topics •Weather risks and strategy •Property level improvements	Executive Compensation •Safe Harbor executive compensation structure •Park Holidays executive compensation structure •Executive leadership shareholding movement
Our engagement with shareholders through quarterly earnings calls, SEC filings, proxy statements, press releases, investor conferences and our annual shareholder meetings provides transparency. We welcome feedback from all shareholders, who can contact our investor relation team by:

Internet	Call	Email	Mail
www.suncommunities.com	(248) 208-2500	investorrelations@suncommunities.com	Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 300, Southfield, MI 48034
Team Members
We engage, gather feedback from, and communicate with our team members through various channels, including annual team member satisfaction surveys; SunSource, our intranet site; a dedicated Concierge Team; the Sun Idea Box; and one-on-one meetings with leaders. We maintain an anonymous hotline and online portal for team members to report concerns, issues or violations of our strict code of conduct, company policies or laws, without fear of retaliation.
Residents and Customers
Resident and customers engagement is always of paramount importance at the Company. We value feedback from our residents and customers to improve our communities and services offered. We engage with them through community events, one-on-one daily interactions, newsletters, surveys and email communications that are designed to keep everyone informed about what’s happening in their communities.

2023 Proxy Statement	45

Corporate Governance
Local Communities
Community engagement is what helps make the Company so successful. We actively participate in the broader communities in which we operate primarily through our Sun Unity program in the U.S., locally organized volunteer and sponsorship activities across our marina network in the U.S and locally based initiatives on our properties in the UK.
Industry Engagement
We believe in the power of alliance when it comes to making progress within our industry—that together is better. We participate in the following national organizations: Manufactured Housing Institute (MHI), NAREIT, RV Industry Association (RVIA) and National Association of RV Parks & Campgrounds (ARVC).
COMMUNICATIONS WITH THE BOARD
The Board welcomes the feedback from shareholders and other interested parties.

If you wish to communicate with	Write to
Any of the directors of the Board or The Board as a group	Name(s) of director(s) / Board of Directors of Sun Communities, Inc. c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 300 Southfield, MI 48034
Audit Committee(1)	Chair of the Audit Committee of Sun Communities, Inc c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 300 Southfield, MI 48034
Non-management directors as a group	Non-management directors of Sun Communities, Inc. c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 300 Southfield, MI 48034

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Officer will be forwarded to the addressee(s) promptly.

(1)You may communicate with the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters. You are welcome to make any such report anonymously, but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

46	Sun Communities, Inc.

OVERVIEW
Gary A. Shiffman, who is our Chairman, President and CEO, receives no additional compensation for his service as a director. The discussion below pertains to our non-employee directors.
Compensation Processes
Our Compensation Committee annually assesses the total compensation for non-employee directors relative to the compensation provided by similarly sized REITs and by our peer group. The Compensation Committee benchmarks our director compensation to that of our peers by comparing the aggregate total compensation of all of our non-employee directors to the aggregate total compensation of all of the non-employee directors of each of our peers. We believe the aggregate total compensation of all of our directors is more relevant to the interests of our shareholders than per-director compensation.
In 2022, the Compensation Committee, as part of its review of director compensation, made no change to the directors' cash fee structure, the number of shares or the vesting schedule of the directors' restricted stock awards, or the Committees' fees. The Compensation Committee believes that the director compensation is fair, reasonable and in line with that of our peers and remains appropriate to incentivize directors to maximize shareholder value.
In an effort to align the interests of the Board with those of its shareholders, the Company’s directors are subject to a Stock Ownership Guideline Policy. Under this policy, as of December 31, 2022, each director was required to own shares of our stock with a value equal to eight times his or her annual Board cash retainer (exclusive of committee and Lead Independent Director fees). As of December 31, 2022, the value of average company stock ownership by the Company’s non-employee directors was 35 times the amount of the Board annual cash retainer, and each then-serving director was in compliance with the policy.
The Company also monitors its total director compensation expense, as a function of various company metrics, to assure that the total expense is consistent with the Company’s growth and overall shareholder value. The total director compensation expense as compared to the Company’s total market capitalization, at year end, is a relevant factor to shareholder interests. From 2017 to 2022 the total director compensation as a percentage of the Company’s total market capitalization declined by 41%.
One of the Company’s objectives is to provide affordable housing solutions, regardless of geographic location, to residents within our communities. Ensuring there are adequate lending platforms and financing partners is critical for homeowners to be able to finance their manufactured homes. Before its dissolution effective January 1, 2023, the MH Finance Committee of the Board played a key role in providing expertise and a network of resources across the real estate and financial services industries to the Company’s management in helping meet this objective. Mr. Klein was the Chair of the MH Finance Committee. For nearly two decades, Mr. Klein was the CEO and a director of Origen Financial, Inc., formerly a publicly traded mortgage REIT that originated, serviced and securitized manufactured home loans. Mr. Klein, as Chair of the MH Finance Committee, was instrumental in providing oversight and guidance to management in connection with manufactured housing finance matters. In particular, in such capacity, he was actively involved in the Company’s manufactured housing finance joint venture, GTSC. GTSC is in the business of acquiring, holding, financing, securitizing and selling loans secured, directly or indirectly, by manufactured homes located in the Company’s communities. Mr. Klein has broad and deep experience in the origination, servicing, sale and securitization of manufactured housing loans, and has valuable insight into the manufactured housing finance industry and capital markets. During 2022, Mr. Klein met as needed with management to provide guidance, advice and direction to support the Company’s manufactured housing finance activities, and was regularly updated as to GTSC’s business, including oversight of negotiations and the structuring of various transactions. The Compensation Committee determined that the retainer fee of $100,000 for Mr. Klein as Chair of the MH Finance Committee was appropriate in light of his significant efforts and because he provided knowledge, experience and a skill set that the Company otherwise did not have at the time.
During the course of 2022, certain executives and employees at the Company, including those with relevant background and experience who had been relatively recently hired or promoted, became more involved in GTSC’s business. Mr. Klein helped prepare the transition of the MH Finance Committee’s duties to these executives and employees, which allowed the Board to dissolve the MH Finance Committee effective January 1, 2023. The MH Finance Committee’s duties are now handled by executives and employees of the Company and overseen by the Board.

2023 Proxy Statement	47

Director Compensation
DIRECTOR COMPENSATION – 2022
During 2022, we paid non-employee directors the following annual fees:
Non-Employee Director

Additional Cash Fees
Lead Independent Director	$25,000
	Committee Chair Fees	Committee Membership Fees
Audit Committee	$30,000	$25,000
Compensation Committee	$22,500	$17,500
NCG Committee	$22,500	$17,500
MH Finance Committee	$100,000	$17,500
Executive Committee	–	$17,500
The following table provides compensation for each non-employee member of the Board for the year ended December 31, 2022 and the restricted shares outstanding at December 31, 2022:

	Compensation			Aggregate number of restricted shares outstanding at December 31, 2022
Directors	Fees Earned	2022 Restricted Stock Award(1)	Total

Tonya Allen	$97,500	$334,900	$432,400	3,209

Meghan G. Baivier	$127,500	$334,900	$462,400	5,100

Stephanie W. Bergeron	$127,500	$334,900	$462,400	5,100

Brian M. Hermelin	$127,500	$334,900	$462,400	5,100

Ronald A. Klein	$232,500	$334,900	$567,400	5,100

Clunet R. Lewis	$147,500	$334,900	$482,400	5,100

Arthur A. Weiss	$115,000	$334,900	$449,900	5,100

	$975,000	$2,344,300	$3,319,300	33,809
(1)The fair value associated with these awards was measured using the closing price of our common stock as of the grant date. Each non-employee director was granted 1,700 shares of restricted stock that will vest on January 12, 2025. For additional information on the valuation assumptions with respect to these grants, refer to Note 10, “Share-Based Compensation,” in the Consolidated Financial Statements of our 2022 Annual Report on Form 10-K.

48	Sun Communities, Inc.

Director Compensation
Director Stock Ownership Guidelines
In an effort to align the interests of the Company’s management with those of its shareholders, the Company has adopted a policy under which its non-employee directors are subject to equity ownership guidelines. Under these guidelines, each director is required to:
•Own shares of our stock with a value equal to eight times his or her annual cash retainer (exclusive of chair or committee fees).
•Achieve compliance with these guidelines by five years from the later of: (i) November 2, 2021, which was the date these guidelines were last amended or (ii) the date he or she becomes a director.
•Retain at least 50% of all shares of restricted stock as they vest (not including any newly vested shares sold or withheld to pay applicable taxes) until he or she complies with the guidelines, or if he or she fails to comply due to a reduction in our stock price.
As of March 7, 2023, each of our non-employee directors was in compliance with the stock ownership guidelines.

2023 Proxy Statement	49

SUMMARY
What Am I Voting On?
The second proposal to be considered at the Annual Meeting will be a non-binding advisory vote on executive compensation. Section 14A of the Exchange Act requires us to allow shareholders an opportunity to cast a non-binding advisory vote on executive compensation as disclosed in this Proxy Statement. The following proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2022 executive compensation programs and policies and the compensation paid to our NEOs listed in the Summary Compensation Table below.
Shareholders are being asked to approve the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to our NEOs, as disclosed pursuant to the SEC’s rules and regulations, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved on an advisory basis.”
As discussed in the “Compensation Discussion and Analysis” section below, the primary objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital to obtain the best possible economic results. The compensation of our executive officers reflects the success of our management team in attaining certain operational goals which leads to the success of the Company and serves the best interests of our shareholders.
This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the NEOs. Your non-binding advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with our interests and the interests of our shareholders and is consistent with our commitment to high standards of corporate governance.

50	Sun Communities, Inc.

PROPOSAL NO. 2 – Advisory Vote to Approve Named Executive Officer Compensation
Vote Required
Advisory approval of this say-on-pay proposal requires the affirmative vote of holders of a majority of all the votes cast at the Annual Meeting. Abstentions will not be counted as votes cast for the say-on-pay proposal and do not represent votes cast for or against the advisory approval of the proposal. Brokers are not empowered to vote on the say-on-pay proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Since broker non-votes are not considered votes cast on the say-on-pay proposal, they will not be counted in determining whether the say-on-pay proposal is approved. Because the vote on this proposal is non-binding and advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Board; it will not create or imply any additional fiduciary duty on the part of the Board; and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. To the extent there is any significant vote against our NEO compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

The Board unanimously recommends that you vote “FOR” the executive compensation of our NEOs as disclosed in this Proxy Statement.

2023 Proxy Statement	51

In this section, we describe our executive compensation philosophy and program that supports our strategic objectives and serves the long-term interests of our shareholders. We also discuss how our CEO, CFO and other NEOs were compensated in 2022, and describe how their compensation fits within our executive compensation philosophy. For the year ended December 31, 2022, our NEOs were:
OUR NEOS

Gary A. Shiffman Chairman, President, and CEO, effective December 31, 2022	John B. McLaren Strategic Advisor, Residential Communities, effective December 31, 2022, and former President and COO	Fernando Castro-Caratini Executive Vice President, Treasurer, CFO and Secretary, effective May 2, 2022	Karen J. Dearing Executive Vice President of Special Projects, effective May 2, 2022 and former Executive Vice President, Treasurer, CFO and Secretary	Bruce D. Thelen Executive Vice President and COO, effective December 31, 2022 and former Executive Vice President of Operations and Sales	Aaron Weiss Executive Vice President of Corporate Strategy and Business Development
CD&A TABLE of CONTENTS

52	Sun Communities, Inc.

Compensation Discussion and Analysis
EXECUTIVE SUMMARY
The goals and objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital resources to achieve the best possible economic results, and to provide outsized TSRs to our investors. Our executive officers are compensated based on pay for performance and alignment with shareholders’ interests.
During 2022, we continued our track record of delivering industry-leading results for our shareholders, despite high inflation and tighter financial conditions. We generated Core FFO growth of 12.9%, Same Property Combined (MH, RV and marina) NOI growth of 5.8% (5.4% for MH and RV and 7.7% for marina), total revenue growth of 30.7% and added 2,922 RPSs, an increase of 17.7%. Our total portfolio of MH and annual RV properties finished at a 95.9% occupancy level as of December 31, 2022, with our Same Property MH and RV properties achieving a 98.6% occupancy level at December 31, 2022 up from 96.8% at December 31, 2021, an increase of 180 basis points. In addition, we effectively managed our balance sheet, capital resources and leverage by raising equity and debt of $1.2 billion and $850.0 million, respectively, and obtaining a $4.2 billion multi-currency revolving credit facility, a 110% increase from our prior facility, while maintaining leverage levels consistent with the prior year.
We had a very active and successful year of sourcing, acquiring, and operating MH and RV communities and marinas. In April 2022, we acquired Park Holidays, the second largest owner and operator of holiday parks in the UK, at an enterprise value of £950.0 million, or approximately $1.2 billion. The Park Holidays portfolio at acquisition was comprised of 40 owned and two managed properties located in the UK with over 15,900 sites and 600 development sites. Including Park Holidays, we acquired 61 MH and RV communities totaling 21,795 sites and 2,655 development sites, and eight marinas totaling 2,552 wet slips and dry storage spaces, for a total purchase price of approximately $2.2 billion and invested $26.2 million in land for development during the year ended December 31, 2022. We continue to selectively pursue attractive acquisition opportunities of marinas and MH and RV properties, covering both age-restricted and all-age communities.
We achieved a five-year and 10-year TSR of 73.1% and 396.9%, respectively, outperforming the S&P 500, the MSCI US REIT (RMS), the Russell 1000, U.S. REIT Residential and the FTSE indices during these time periods.
Performance Highlights
When determining compensation for the year ended December 31, 2022, the Compensation Committee took into account the level of achievement of certain key financial performance metrics, including but not limited to the following:

Financial Performance Metric	Rationale
Core FFO growth
FFO is a standard operating performance measure for REITs and is defined by NAREIT as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for unconsolidated partnerships and joint ventures. Core FFO is a primary operating measure in our publicly-reported earnings results, and is defined as FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business.

Same Property combined NOI Growth - MH, RV & Marina	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. Same Properties are primarily those properties that we have owned and operated continuously since January 1, 2021.
MH, RV and Marina acquisitions	Acquisitions require the identification, acquisition and successful integration of properties.
Expansions and developments	Expansions of our existing communities and construction of ground-up developments provide for continued revenue growth through occupancy gains.
ESG and IDEA initiatives
•Commitment to achieving Carbon Neutrality by 2035 and Net Zero Emissions by 2045.
•Further integrated ESG practices into our business operations, as demonstrated by improved scores within various ESG frameworks.
•Integrated recent acquisitions, including Park Holidays and Jellystone franchisees, into our ESG strategy.
•Enhanced rollout of a DEI strategy with the addition of the IDEA Director and creating additional voices of Sun videos

Individual goals / Compensation Committee discretion	The Compensation Committee reviews each executive officer’s annual accomplishments in order to evaluate the specific contributions of each executive to our success and properly align pay and performance.

2023 Proxy Statement	53

Compensation Discussion and Analysis
Exceptional Growth
Through a thoughtful and disciplined approach, our leadership team has executed a series of acquisition and capital market transactions that have repositioned and transformed our portfolio, created a strong and flexible balance sheet while generating significant growth in Core FFO and significant returns for our shareholders.
For over a decade, our executive team has executed on a strategic plan to deliver outsized results by utilizing our operational expertise to create a best-in-class platform of MH and RV communities with a broader geographic range and re-balancing our all-age and age-restricted holdings. The strategy has included increasing our ownership of RV communities, downsizing our exposure in the Midwest, elevating our presence along the east coast of the U.S., advancing west to California and Arizona, as well as expanding into international markets with the acquisition of Park Holidays in the UK.
In 2020, we entered the marina business by acquiring Safe Harbor for $2.0 billion, our largest acquisition to date, comprised of 99 properties with over 38,800 total wet slips and dry storage space as of December 31, 2020. As of December 31, 2022, the Safe Harbor portfolio consists of 134 marinas with 47,823 total wet slips and dry storage spaces, and contributed 7.7% to Same Property combined NOI growth.
In 2022, we acquired Park Holidays, the second largest owner and operator of holiday parks in the UK, at an enterprise value of £950.0 million or approximately $1.2 billion. At the time of acquisition, the Park Holidays portfolio was comprised of 40 owned and two managed properties located in the UK with over 15,900 sites and 600 development sites. As of December 31, 2022, Park Holidays now owns 55 properties with 21,370 sites and 1,888 development sites. We believe that this line of business provides another avenue to generate growth as the asset class shares the same compelling characteristics as our North American MH and RV businesses, such as limited supply, strong demand, stable cash flows and resilience. Additionally, the acquisition of Park Holidays allows us to apply our vast experience in managing MH communities and use this competitive advantage to capitalize on a highly fragmented market for holiday parks in the UK.
Finally, to further support our growth, in January 2023, the board appointed a new director, Jeff T. Blau. Mr. Blau brings a wealth of experience on strategic direction, acquisitions and new development opportunities, and financing activities in the real estate industry that will benefit our Company going forward.
During the last five years, we have acquired properties valued in excess of $7.8 billion as detailed in table below:

	Number of Acquired Properties				Purchase Price (in millions)
Year Ended December 31,	MH	RV	Marinas	Total Sites
2018	—	20	—	4,927	$364.7
2019	36	11	—	10,390	$815.2
2020	10	14	106	45,800	$2,979.2
2021	11	24	19	15,816	$1,425.1
2022	60	1	8	24,347	$2,175.3
Total	117	70	133	101,280	$7,759.5
Development and Expansion Activities
We have been focused on property ground-up developments and expansion opportunities adjacent to our existing properties. During 2022, we deployed additional capital through the construction of ground-up development projects and expansion sites and acquisition of land for future development. Additionally, given the increasing contribution of ground-up developments and expansions activities to the Company's results, we created a position of Strategic Advisor, Residential Communities to further enhance and drive development of construction activities by assisting and advising the Company on entitling and integrating new manufactured housing developments.
Ground-up Developments – We completed the construction of nearly 840 MH and RV sites at six ground-up development properties. In total we have completed the development of 4,328 MH and RV ground-up development sites within the past five years.
Expansions – We added nearly 1,160 sites at 11 MH and RV expansion properties in 2022. In total we have completed the development of 4,588 MH and RV expansion sites within the past five years. We continue to expand our properties by utilizing our inventory of owned and entitled land. We have 16,195 MH and RV sites suitable for future development.
During the year ended December 31, 2022, we acquired six land parcels located in the U.S. and UK for the potential development of over 1,300 sites for an aggregate purchase price of $26.2 million.

54	Sun Communities, Inc.

Compensation Discussion and Analysis
Strong and Flexible Balance Sheet
While growing our portfolio, we are also focused on maintaining a strong and flexible balance sheet. Through a series of capital market activities and with cash generated from operations, we have reduced our leverage, improved our coverage ratios and expanded our liquidity as shown below:

Debt to Enterprise Value
Net Debt to Recurring EBITDA
Recurring EBITDA to Interest
(1)Our Net Debt to Recurring EBITDA ratio for 2020 is elevated due to the acquisition of Safe Harbor late in 2020 which had the impact of including all of its debt and only two months of its EBITDA. Our ratio normalized during 2021 as Safe Harbor’s EBITDA is fully presented in our operating results.
(2)Net Debt to Recurring EBITDA does not factor a full year contribution from $1.4 billion of acquisitions completed during the course of 2021 and $705.4 million net proceeds received in 2022 from the settlement of outstanding forward sale agreements, which was used to repay borrowings outstanding under our senior credit facility, and for working capital and general corporate purposes.
(3)Net Debt to Recurring EBITDA does not factor a full year contribution of EBITDA from $2.2 billion of acquisitions completed during the course of 2022.

2023 Proxy Statement	55

Compensation Discussion and Analysis
Executive Compensation Highlights and Key Decisions
2022 Executive Compensation Program
Our executive compensation program is grounded in a compensation philosophy aimed at achieving strong alignment between executive compensation, the Company's long-term strategic goals and our shareholders’ interests.
The Compensation Committee also considered the results of the non-binding advisory vote by shareholders on executive compensation, or the “say-on-pay” proposal, presented to shareholders at our 2022 annual meeting when evaluating our executive compensation program. The Compensation Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote for the year ended December 31, 2022, as 94% of shareholders supported our 2021 executive compensation program. See the Advisory Vote on Executive Compensation section, under the Compensation Processes on page 80 for additional information.
When reviewing incentive structures, the Compensation Committee deeply values the continued interest of, and feedback from, our shareholders on our executive compensation program and is committed to ensure shareholder's perspectives are thoughtfully taken into account.
Pay and Performance Alignment
This section discusses our executive officer performance based on predefined key metrics and how our TSR compares to other market indices for the year ended December 31, 2022.
Annual Incentive Performance Metrics

	Target	Result	Payout
Core FFO growth Exceeded maximum	≥8.0% to <9.5%	12.9%	200%
Same Property combined NOI growth - MH, RV and Marina Met threshold	≥6.1% to 6.5%	5.8%	100%
MH, RV and Marina acquisitions Exceeded maximum	>$600M to $1,000M	$2.2 Billion	200%
Expansions and developments Exceeded maximum	>1,750 to 1,900 Sites delivered	>2,000	200%
ESG and IDEA initiatives Exceeded maximum	Exceeded	Excelled	200%
Total Shareholder Return
We outperformed the S&P 500, the MSCI US REIT (RMS), the Russell 1000, U.S. REIT Residential and the FTSE indices on five-year and 10-year TSRs. We stand out as a leader among REITs for delivering TSR results. These results are indicative of our executive team’s strategic planning, leadership, execution and dedication to the Company. The execution of our strategic vision has resulted in prolonged TSR outperformance over time as evidenced in the charts below.
SUI TSR Performance vs. Comparative Indices
5-Year Total Return
10-Year Total Return

Sun Communities, Inc.	NAREIT Residential Index	S&P 500	MSCI US REIT (RMS)	Russell 1000	FTSE EPRA/NAREIT US DIVIDEND+
Source: S&P Global as of December 31, 2022.

56	Sun Communities, Inc.

Compensation Discussion and Analysis
Chairman and CEO Compensation
The Company has performed exceptionally well and has delivered significant value to shareholders under the leadership of Gary A. Shiffman. In determining appropriate levels of compensation for Mr. Shiffman, the Compensation Committee took into account the following:
•The Company has consistently been among the top performers in terms of TSR across the entire public REIT industry; it has significantly outperformed both its residential REIT peers and broader industry from a relative TSR perspective, as is evidenced above.
•The Company has significantly grown in size in terms of its properties / assets, equity market capitalization, and total capitalization.
•Mr. Shiffman is the fourth longest tenured CEO among public REITs and has been highly successful across his tenure in executing his strategic vision and laying a solid foundation for continued success and future growth.
•The vast majority (83%) of Mr. Shiffman’s compensation is in the form of equity. While the number of shares awarded in 2022 is 15% lower than the number of shares awarded in 2018, the equity value has increased due to significant stock price appreciation. The majority of Mr. Shiffman’s equity award is performance-based, fully aligned with TSR. The performance based portion of equity award utilizes two best practices in that we target to outperform the MSCI US REIT Index and incorporate an absolute TSR modifier to the extent our TSR is negative. Refer to the Long-Term Incentive Awards Structure on page 68.
•Mr. Shiffman’s significant role in negotiating the acquisition of Park Holidays, providing strategic direction for our marina platform, Safe Harbor, overseeing our capital allocation to position Sun for continued growth, and effectively managing our balance sheet, including achieving an investment grade rating to provide for an additional efficient long-term capital source.
•The Compensation Committee takes into consideration the advisory vote results from our annual “Say-on-Pay” proposal, and based on consistently strong support (most recently in 2022 receiving 94.3% vote “FOR”), elected to maintain a similar compensation program construct and pay opportunity for our CEO.
•Our CEO received no change in base salary, no change in cash bonus opportunity, and no change in the number of time-based and market-based performance shares received in 2022 as compared to 2021, the latter subject to the same rigorous performance requirements and in which we applies best practices such that the Company must outperform on a relative basis to receive target and an absolute TSR modifier applies to the extent our TSR is negative. The main difference in reported value as required by the SEC within the Summary Compensation Table is attributable to an increase in the grant date fair value of awards even though the exact same number of shares were issued each year.
•Additionally, our cash compensation paid to Mr. Shiffman decreased year-over-year between 2021 and 2022, and the number of shares granted to Mr. Shiffman remained the same year-over-year between 2021 and 2022, though the valuation of the awards led to a higher grant date fair value for 2022.
Highlights of our performance over the last three, five and ten years include:

3,914% Total return delivered over Mr. Shiffman's tenure as CEO	73% 5-Year TSR top 15% of all REITS	397% 10-Year TSR top 3% of all REITS

+183 bps Outperformance vs. MSCI US REIT last 3 years	+459 bps Outperformance vs. NAREIT Residential Index last 3 years	+5,326 bps Outperformance vs. MSCI US REIT Index last 5 years	+4,216 bps Outperformance vs. NAREIT Residential Index last 5 years

101,280 Total sites acquired over the last 5 years	$7.7 billion Total acquisition volume over the last 5 years	+8,916 Total expansion and ground-Up developed sites over the last 5 years

2023 Proxy Statement	57

Compensation Discussion and Analysis
The chart below shows Mr. Shiffman's total compensation compared to our cumulative TSR over the last five years:
Five-Year CEO Total Compensation vs. Cumulative TSR

$16
$14
$12
$10
$8
$6
$4
$2
$0
Millions
$300
$250
$200
$150
$100
$50
$0
$100
$113
$170
$176
$248
$173
$9.2
$8.0
$11.1
$13.8
$15.0
2017
2018
2019
2020
2021
2022
CEO Total Compensation per Summary Compensation Table ($ Million)
SUI Indexed TSR

In 2022, like the REIT industry, the Company's TSR experienced a significant decline. After many years of outperforming, the Company's TSR declined in 2022 while compensation went up. Based on the KeyBank Leaderboard publication, only 15 out of 153 REITs had positive shareholder return in 2022. The MSCI US REIT Index declined by 24.5%, the worst single year return since 2008.
Source: MSCI US REIT Index, December 31, 2022.

58	Sun Communities, Inc.

Compensation Discussion and Analysis
COMPENSATION PHILOSOPHY AND OBJECTIVES
The executive officer compensation program supports our commitment to provide superior shareholder value. This program is designed to:

Attract, retain and reward executives who have the motivation, experience and skills necessary to lead us effectively and encourage them to make career commitments to us.	Base executive compensation levels on our overall financial and operational performance and the individual contribution of an executive officer to our success.

Create a link between the performance of our stock and executive compensation.	Position executive compensation levels to be competitive with other similarly situated public companies, especially those in the real estate industry.

ELEMENTS OF COMPENSATION

	Fixed		Variable

	Base Salary(1)	+	Annual Incentive Award(2)	+	Long-Term Incentives(3)
					40% Time Vesting Restricted Shares	60% Performance Vesting Restricted Shares

What?	Cash		Cash		Equity	Equity
When?	Annual		Annual		5-year period	3-year performance period
How? (Measures and Weighting)	Market Competitive
75% Corporate Performance Goals
Metrics: Core FFO, Same Property NOI, Controllable NOI, Recurring EBITDA, Acquisitions, RPS, Expansions and Developments, and ESG and IDEA initiatives
25% Individual Goals
					Subject to continued employment	Based on Company’s 3-year TSR relative to MSCI REIT Index
(1)Fixed compensation component that provides a minimum level of cash to compensate the executive officer for the scope and complexity of the position. Amounts based on an evaluation of the executive officer’s experience, position and responsibility as well as intended to be competitive in the marketplace to attract and retain executives.
(2)Variable cash compensation component that provides incentive to the executive officer based on the Compensation Committee’s assessment of both annual corporate and individual performance. Measures of corporate performance principally focused on Core FFO and other key operating metrics.
(3)Variable equity compensation component focused on executive retention that provides longer-term motivation with the effect of linking stock price performance to executive compensation. The long term equity incentive awards granted during the current year are determined based on prior year performance.

2023 Proxy Statement	59

Compensation Discussion and Analysis
2022 EXECUTIVE COMPENSATION
For 2022 performance, the compensation mix for our CEO and other NEOs is shown below:
CEO
Other NEOs
Annual incentive represents the 2022 annual performance incentive paid in 2023 and long-term incentive award represents awards issued in 2022 based on 2021 performance.
2022 Base Salary
Base salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers and compensation provided at competitive companies and companies of similar size.
Along with peer company benchmarking, the Compensation Committee considered the overall growth in the Company’s total capitalization, the number of MH and RV communities and marinas that the Company owns and operates, the number of employees under management and the corresponding expansion of responsibilities for these executive officers when determining their base salaries.
The base salaries of the NEOs for the year ended December 31, 2022, were paid in accordance with existing employment agreements.

	Base Salary					Base Salary Paid
Executive	2022 Base Salary	2021 Base Salary		Percent Change		2022 Base Salary	2021 Base Salary			Percent Change
Gary A. Shiffman	$900,000		$900,000	(1)	—%	$900,000		$851,957	(6)	6%
John B. McLaren	$650,000		$650,000	(1)	—%	$650,000		$621,152	(6)	5%
Fernando Castro-Caratini	$550,000	(1)	$305,245	(2)	80%	$474,868	(6)	$305,245	(2)	56%
Karen J. Dearing	$400,000	(1)	$600,000	(3)	(33)%	$465,387	(6)	$559,614	(6)	(17)%
Bruce D. Thelen	$500,000		$500,000	(4)	—%	$500,000		$441,506	(6)	13%
Aaron Weiss	$525,000		$450,000	(5)	17%	$525,000		$95,519	(6)	N/A
(1)Annual base salaries were effective on various dates under new employment agreements. See "Information about Executive Officers - Employment Agreements."
(2)Mr. Castro-Caratini was appointed an executive officer effective May 2, 2022. The 2021 base salary presented was paid while performing his duties as Senior Vice President - Finance & Capital Markets. See "Information about Executive Officers - Employment Agreements."
(3)Ms. Dearing transitioned from Executive Vice President, Treasurer, CFO and Secretary to Executive Vice President - Special Projects effective May 2, 2022. The 2021 base salary presented was paid while performing her duties as CFO. See "Information about Executive Officers - Employment Agreements."
(4)Mr. Thelen was appointed an executive officer effective July 16, 2021. See "Information about Executive Officers - Employment Agreements."
(5)Aaron Weiss was appointed an executive officer effective October 18, 2021. See "Information about Executive Officers - Employment Agreements."
(6)The base salaries paid were prorated for the effective date of employment agreements.

60	Sun Communities, Inc.

Compensation Discussion and Analysis
In 2020, we engaged, Ferguson Partners Consulting, LP, ("FPC"), a nationally known executive compensation consulting firm specializing in the public REIT industry, to help us evaluate the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and annual equity-based incentives for our NEOs, and determine our peer group for examining 2021 executive compensation.
As requested by the Compensation Committee, FPC reviewed the most recent publicly available information for companies in our peer group and focused on several main compensation components including base salary, target annual non-equity incentive and long-term incentive awards (collectively “total remuneration”) on an actual and target basis, as well as per individual and in aggregate across the team.
As part of its review of the 2022 executive compensation, the Compensation Committee reviewed executive compensation in comparison to the executive compensation provided by similarly sized REITs and our peer group, the Company's growth in market capitalization, revenues, and number of employees as well as the Compensation Committee's evaluation of the performance of the executive team in effectively implementing corporate growth strategies and driving shareholder value. The Compensation Committee made no change to the current compensation structure as the Compensation Committee believes that the current executive compensation is fair, reasonable and in line with that of similarly sized REITs and our peers, and remains adequate to appropriately incentivize our executives to maximize shareholder value.
2022 Annual Incentive Award
This represents the cash incentive awarded for 2022 performance and paid in 2023.
The annual incentive awards motivate the executive officers to maximize our annual operating and financial performance and reward participants based on annual performance. The Compensation Committee annually reviews performance measures for determining award levels, including growth in key metrics and individual goals. In each case, actual performance is measured against targets established by the Compensation Committee.
The Compensation Committee, in its sole and absolute discretion, reserves the right to make adjustments to calculated results for certain transactions and other extraordinary matters, including but not limited to, acquisitions, divestitures, debt and equity transactions and other capital or unusual transactions, which may have an unexpected adverse or beneficial impact, when determining achievement of that performance target.
Annual Incentive Award Structure
For 2022, the threshold, target and maximum incentive opportunities for Gary A. Shiffman and John B. McLaren as a percentage of salary were unchanged from 2021. The table below provides salary and incentive opportunities as the basis for determination of our 2022 annual incentive awards.

	Incentive Opportunity (as a % of Salary)
Executive	2022 Base Salary	Threshold	Target	Maximum
Gary A. Shiffman	$900,000	100%	150%	200%
John B. McLaren	$650,000	100%	150%	200%
Fernando Castro-Caratini(1)	$550,000	75%	100%	130%
Karen J. Dearing(1)	$ 600,000 / 400,000	100% / Not specified	150% / Not specified	200% / 100%
Bruce D. Thelen	$500,000	75%	100%	130%
Aaron Weiss	$525,000	75%	100%	130%
(1)Prior to May 2, 2022, Ms. Dearing served as our Executive Vice President, Treasurer, CFO and Secretary and her annual base salary under the previous employment agreement was $600,000, from March 29, 2021 through May 2, 2022. Prior to May 2, 2022, Mr. Castro-Caratini, was not an executive officer of the Company.

2023 Proxy Statement	61

Compensation Discussion and Analysis
Gary A. Shiffman, John B. McLaren, Fernando Castro-Caratini, Karen Dearing and Aaron
The Compensation Committee annually reviews performance measures for determining award levels, including growth in key metrics and individual goals. In each case, actual performance is measured against targets established by the Compensation Committee.
The table below shows the key operating metrics which were used for the 2022 annual incentive awards to Mr. Shiffman, Mr. McLaren, Mr. Castro-Caratini, Ms. Dearing(1) and Aaron Weiss:

Metric	Rationale	% of Aggregate Annual Incentive Payment Eligibility
Core FFO growth	FFO is a standard operating performance measure for REITs and is defined by NAREIT as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for unconsolidated partnerships and joint ventures. Core FFO is a primary operating measure in our publicly-reported earnings results, and is defined as FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business.	30%
Same Property Combined NOI growth - MH, RV and Marina	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. Same Properties are primarily those properties that we have owned and operated continuously since January 1, 2021.	15%
MH, RV and Marina acquisitions	Acquisitions require the identification, acquisition and successful integration of properties.	10%
Expansions and developments	Expansions of our existing communities and construction of ground-up developments provide for continued revenue growth through occupancy gains.	10%
ESG and IDEA initiatives	•Committed to achieving Carbon Neutrality by 2035 and Net Zero Emissions by 2045. •Further integrated ESG practices into business operations, as demonstrated by increased scores in various ESG frameworks. •Integrated acquisitions (including UK) and Jellystone franchisees into ESG strategy. •Enhanced rollout of DEI strategy with the addition of IDEA Director.	10%
Individual goals / Compensation Committee discretion	The Compensation Committee reviews each executive officer’s annual accomplishments in order to evaluate the specific contributions of each executive to our success and properly align pay and performance.	25%
(1)These key operating metrics apply to Ms. Dearing only for the period starting January 1, 2022 through May 1, 2022, when she served as Executive Vice President, Treasurer, CFO and Secretary of the Company. Refer to “NEO Pay and Performance Summaries” for information on Ms. Dearing's performance goals and results for the period starting May 2, 2022 through December 31, 2022 when she served as Executive Vice President of Special Projects of the Company.

62	Sun Communities, Inc.

Compensation Discussion and Analysis
Bruce D. Thelen
Mr. Thelen’s primary responsibility is to oversee the operations and home sales within the Company’s MH and RV communities. His annual incentive award for 2022 was based on his 2022 overall performance, as measured against goals and objectives set for him and his contribution to the Company's success, as determined by the Compensation Committee.
The table below shows the key operating metrics which were used for the 2022 annual incentive awards to Mr. Thelen.

Metric	Rationale	% of Aggregate Annual Incentive Payment Eligibility
Core FFO growth	FFO is a standard operating performance measure for REITs and is defined by NAREIT as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for unconsolidated partnerships and joint ventures. Core FFO is a primary operating measure in our publicly-reported earnings results, and is defined as FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business.	12.5%
Same Property NOI growth - MH & RV	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. Same properties are primarily those properties that we have owned and operated continuously since January 1, 2021.	12.5%
Combined Operations / Sales CNOI - MH & RV	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. CNOI excludes certain items that have been deemed to be outside of Mr. Thelen's control.	15.0%
RPS Gain - MH & RV	Revenue producing site gains represent the number of sites that we are able to fill during a period, net of the number of sites lost. By increasing RPSs, we increase our portfolio occupancy and can maximize generation of revenues and shareholder returns.	12.5%
MH, RV and Marina acquisitions	Acquisitions require the identification, acquisition and successful integration of properties.	7.5%
Expansions and developments	Expansions of our existing communities and resorts, and construction of ground-up developments provide for continued revenue growth through occupancy gains.	7.5%
ESG and IDEA initiatives	•Committed to achieving Carbon Neutrality by 2035 and Net Zero Emissions by 2045. •Further integrated ESG practices into business operations, as demonstrated by increased scores in various ESG frameworks. •Integrated acquisitions (including UK) and Jellystone franchisees into ESG strategy. •Enhanced rollout of DEI strategy with the addition of IDEA Director.	7.5%
Individual goals / Compensation Committee discretion	The Compensation Committee reviews each executive officer’s annual accomplishments in order to evaluate the specific contributions of each executive to our success and properly align pay and performance.	25.0%

2023 Proxy Statement	63

Compensation Discussion and Analysis
Annual Incentive Award Results
Corporate Performance Goals and Results
When setting corporate performance goals, the Compensation Committee considers factors relevant to current year expectations. Financial results from prior years may be used as a reference point, but the Compensation Committee focuses on setting rigorous annual goals that reflect current business conditions and expectations which will result in an appropriate pay for performance outcome for the specific year.
Core FFO growth and Same Property NOI growth targets are evaluated each year in relation to our budgets and related guidance to the marketplace. Targets are set around low, mid and high levels of expected performance. The Company achieved strong Core FFO growth of 12.9% and Same Property Combined NOI growth (MH, RV and Marina) of 5.8% (5.4% for MH and RV and 7.7% for Marina) due in large part to the robust performance of the Company's RV and marina businesses. Since Core FFO and Same Property NOI targets reflect the year over year growth, unusual and infrequent events in a single year can significantly impact growth percentages. For instance, our Core FFO and Same Property NOI year over year growth percentages in 2021 were elevated due to the impact of the COVID-19 pandemic in the comparative year, 2020. As many of our RV resorts were closed for a portion of 2020 and travel was restricted, the normalized succeeding year, 2021, naturally showed a large year over year increase as compared to 2020. Such a result would not be anticipated in a comparison of 2021 results to 2022 expectations as 2021 was a relatively normalized year of operations. The expected range of results set for these metrics in the 2022 short-term incentive plan reflect ambitious growth targets for the organization and some of the highest 2022 growth targets set for similar metrics in the REIT industry.
The Company has been a significant consolidator of MH, RV and Marina assets over the past 10+ years and employs a disciplined approach to the acquisition of only investment grade, high growth potential assets. The Compensation Committee sets a range of acquisition activity that is reasonably expected to be achieved in a normal operating year by acquiring single assets and small portfolios of properties, and sets stretch goals to reach maximum payouts. Large and mid-sized portfolio acquisitions, such as those achieved in 2020 (Safe Harbor Marinas for $2.0 billion and Rybovich Marinas for $368.8 million) are not typical and therefore, are not considered when setting future acquisition achievement levels due to their infrequent occurrence. The Compensation Committee set 2022 acquisition targets higher than 2021 targets and reflective of the expected challenging acquisition market as capitalization rates continued to compress in the asset class. During 2021, the Company acquired a significant number of single assets and small portfolios of properties and was also able to close on a mid-sized MH portfolio and two significant marina properties for total acquisition value of over $1.4 billion.
We had a very active and successful year of sourcing, acquiring, and operating MH and RV communities and marinas. In April 2022, we acquired Park Holidays, the second largest owner and operator of holiday parks in the UK, at an enterprise value of £950.0 million, or approximately $1.2 billion. Including Park Holidays, we acquired 61 MH and RV communities totaling 21,795 sites and 2,655 development sites, and eight marinas totaling 2,552 wet slips and dry storage spaces, for a total purchase price of approximately $2.2 billion and invested $26.2 million in land for development during the year ended December 31, 2022.
ESG initiatives are of significant focus within the Company, leading the Compensation Committee to place increased weighting on this performance metric during 2022. Our team continues to work hard to enhance our ESG protocols and reporting. The Company achieved the following ESG results:
•Improved our environmental and social scores with Institutional Shareholder Services
•Substantially increased our GRESB score
•Publicly committed to achieve Carbon Neutrality by 2035 and Net Zero Emissions by 2045
•Conducted climate risk analysis on our portfolio of properties
•Enhanced our ESG reporting capabilities and analytics
•Enhanced rollout of DEI strategy with the addition of IDEA Director

64	Sun Communities, Inc.

Compensation Discussion and Analysis
The following table shows actual results achieved in 2022 as compared to the various target levels that were established for achievement of executive goals for Gary A. Shiffman, John B McLaren and Karen J. Dearing(1):

Metric	Threshold	Target	Maximum	Actual	Payout %	Weighting	Weighted Payout %

	100% Payout	150% Payout	200% Payout
Core FFO growth	≥ 7.0% to < 8.0%	≥ 8.0% to < 9.5%	≥ 9.5%	12.9%	200%	30%	60%
Same Property combined NOI Growth - MH, RV and Marina	≥ 5.5% to < 6.1%	≥ 6.1 % to 6.5%	> 6.5%	5.8%	100%	15%	15%
MH, RV and Marina acquisitions	≥ $400M to $600M	> $600M to $1,000M	> $1,000M	$2.2 Billion	200%	10%	20%
Expansions and developments	≥ 1,600 to 1,750 sites delivered	> 1,750 to 1,900 sites delivered	> 1,900 sites delivered	> 2,000 sites delivered	200%	10%	20%
ESG and IDEA initiatives	Meet	Exceeded	Excelled	Excelled	200%	10%	20%
Total Corporate					180%	75%	135%
Individual goals(2)	Meet	Exceeded	Excelled	Excelled	200%	25%	50%
(1)These actual results achieved apply to Ms. Dearing only for the period starting January 1, 2022 through May 1, 2022, when she served as, Executive Vice President, Treasurer, CFO and Secretary of the Company. Refer to “NEO Pay and Performance Summaries” for information on Ms. Dearing's performance goal and results for the period starting May 2, 2022 through December 31, 2022 when she served as Executive Vice President of Special Projects of the Company.
(2)Refer to “NEO Pay and Performance Summaries” for detail on individual goals for Mr. Shiffman, Mr. McLaren and Ms. Dearing.

2023 Proxy Statement	65

Compensation Discussion and Analysis
The following illustration shows actual results achieved in 2022 as compared to the various target levels that were established for achievement of executive goals for Fernando Castro-Caratini and Aaron Weiss:

Metric	Threshold	Target	Maximum	Actual	Payout %	Weighting	Weighted Payout %

	75% Payout	100% Payout	130% Payout
Core FFO growth	≥ 7.0% to < 8.0%	≥ 8.0% to < 9.5%	≥ 9.5%	12.9%	130%	30%	39%
Same Property combined NOI growth - MH, RV and Marina	≥ 5.5% to < 6.1%	≥ 6.1 % to 6.5%	> 6.5%	5.8%	75%	15%	11%
MH, RV and Marina acquisitions	≥ $400M to $600M	> $600M to $1,000M	> $1,000M	$2.2 Billion	130%	10%	13%
Expansions and developments	≥ 1,600 to 1,750 sites delivered	> 1,750 to 1,900 sites delivered	> 1,900 sites delivered	> 2,000 sites delivered	130%	10%	13%
ESG and IDEA initiatives	Meet	Exceeded	Excelled	Excelled	130%	10%	13%
Total Corporate					119%	75%	89.25%
Individual goals(1)	Meet	Exceeded	Excelled	Excelled	130%	25%	32.50%
(1)Refer to “NEO Pay and Performance Summaries” for detail on individual goals for Mr. Castro-Caratini and Aaron Weiss.
The following illustration shows actual results achieved in 2022 as compared to the various target levels that were established for achievement of executive goals for Bruce D. Thelen:

Metric	Threshold	Target	Maximum	Actual	Payout %	Weighting	Weighted Payout %

	75% Payout	100% Payout	130% Payout
Core FFO Growth	≥ 7.0% to < 8.0%	≥ 8.0% to < 9.5%	≥ 9.5%	12.9%	130%	12.5%	16.25%
Same Property NOI Growth - MH / RV	≥ 5.5% to < 6.1%	≥ 6.1 % to 6.5%	> 6.5%	5.4%	—%	—%	—%
Combined Operations / Sales CNOI - MH / RV	Budget - 0.5% to Budget	> Budget to Budget + 0.5%	> Budget + 0.5%	Budget -0.38% to Budget	75%	15.0%	11.25%
RPS gain	2,500 to < 2,600 sites gained	2,600 to < 2,800 sites gained	> 2,800 sites gained	2,922	130%	12.5%	16.25%
MH, RV and Marina acquisitions	≥ $400M to $600M	> $600M to $1,000M	> $1,000M	$2.2 Billion	130%	7.5%	9.75%
Expansions and developments	≥ 1,600 to 1,750 sites delivered	> 1,750 to 1,900 sites delivered	> 1,900 sites delivered	> 2,000 sites delivered	130%	7.5%	9.75%
ESG and IDEA initiatives	Meet	Exceeded	Excelled	Excelled	130%	7.5%	9.75%
Total Corporate					103.6%	70.5%	73.00%
Individual goals(1)	Meet	Exceeded	Excelled	Excelled	130.0%	25.0%	32.50%
(1)Refer to “NEO Pay and Performance Summaries” for detail on individual goals for Mr. Thelen.

66	Sun Communities, Inc.

Compensation Discussion and Analysis
2022 Annual Incentive Award Payouts
The tables below shows the payout levels achieved for each of Gary A. Shiffman, John B. McLaren and Karen J. Dearing based on the actual results achieved as described above.

NEO	Incentive Opportunity ($)			Corporate Performance (75%)	Individual Performance (25%)	Payout Achieved as (%) of Target	Payout Achieved ($)
	Threshold (100%)	Target (150%)	Maximum (200%)
Gary A. Shiffman	$900,000	$1,350,000	$1,800,000	180%	200%	123%	$1,665,000
John B. McLaren	$650,000	$975,000	$1,300,000	180%	200%	123%	$1,202,500

NEO	Period	Incentive Opportunity ($)			Corporate Performance (75%)	Individual Performance (25%)	Payout Achieved as (%) of Target	Payout Achieved ($)
		Threshold (100%/ N/A)	Target (150%/ N/A)	Maximum (200%/100%)
Karen J. Dearing	January 1 - May 1, 2022	$200,000	$300,000	$400,000	180%	200%	123%	$370,000
	May 2 - December 31, 2022	N/A	N/A	$266,667	88%	100%	N/A	$243,288
					Park Holidays integration bonus(1)			$200,000
							Total	$813,288
(1)Refer to page 74 for additional detail related to Ms. Dearing's Park Holidays integration accomplishments.
The table below shows the payout levels achieved for Fernando Castro-Caratini, and Bruce D. Thelen based on the actual results achieved as described above.

NEO	Incentive Opportunity ($)			Corporate Performance (75%)	Individual Performance (25%)	Payout Achieved as (%) of Target	Payout Achieved ($)
	Threshold (75%)	Target (100%)	Maximum (130%)
Fernando - Castro Caratini	$412,500	$550,000	$715,000	119%	130%	122%	$669,625
Bruce D. Thelen	$375,000	$500,000	$650,000	103.6%	130%	106%	$527,500
The table below shows the payout levels achieved for Aaron Weiss based on the actual results achieved as described above.

NEO	Incentive Opportunity ($)			Corporate Performance (75%)	Individual Performance (25%)	Payout Achieved as (%) of Target	Payout Achieved ($)
	Threshold (75%)	Target (100%)	Maximum (130%)
Aaron Weiss	$393,750	$525,000	$682,500	119%	130%	122%	$639,188
				Park Holidays integration bonus(2)			$150,000
						Total	$789,188
(2)Refer to page 76 for additional detail related to Aaron Weiss' Park Holidays integration accomplishments.

2023 Proxy Statement	67

Compensation Discussion and Analysis
2022 Long-Term Equity Incentive Awards
This represents the equity award for 2021 performance granted in 2022.
Long-term equity incentive awards are provided to the executive officers in order to increase their personal stake in our success and motivate them to enhance our long-term value while better aligning their interests with those of other shareholders. Equity awards are generally awarded in the form of restricted stock although stock options may also be utilized. The value of the restricted shares awarded is the price of a share of our stock as of the close of business on the grant date. On an annual basis the Compensation Committee reviews and approves the equity incentives to be issued to each of the executive officers for the prior year’s performance. There is no established target for long-term equity incentive awards for any of the executive officers. Rather, the Compensation Committee reviews this component of each executive officer’s total compensation on an annual basis. Our executive officers (as well as our employees that receive restricted stock awards) receive distributions on the restricted stock awards that have been granted to date, including restricted stock awards that have not vested.
Long-Term Equity Incentive Awards Structure
Long-term equity incentive awards focus on executive retention to provide longer-term motivation with the effect of linking stock price performance to executive compensation.

INVESTOR ALIGNMENT	TARGET TO OUTPERFORM	ABSOLUTE TSR MODIFIER

100% of the performance-based portion of the long-term incentive award is based on TSR	The Company must outperform the MSCI US REIT Index by achieving relative performance at the 55th percentile to earn the target award	The Company utilizes an absolute TSR modifier whereby payouts are capped at target if our absolute TSR is negative

The equity incentive award granted during the current year is determined based on prior year performance. Equity incentive award for current year performance will be granted next year (e.g., awards for 2021 performance were granted in 2022 and therefore included in 2022 summary compensation disclosure; awards for 2022 performance are granted in 2023 and therefore will be included in the 2023 summary compensation disclosure).
The equity incentive award is generally granted based on a 60/40 split with 60% of the value in market / performance-vesting restricted shares and 40% of the value in time-vesting of restricted shares.
Key metrics used for market / performance shares include TSR over five years relative to the MSCI REIT index (RMS) or the FTSE NAREIT Equity Residential index.
The table below provides the equity incentive award structure for 2021 performance awards that were granted in 2022:

	Equity Award
Executive	Performance Vesting	Time Vesting
Gary A. Shiffman	60%	40%
John B. McLaren	60%	40%
Fernando Castro-Caratini(1)	—%	100%
Karen J. Dearing	60%	40%
Bruce D. Thelen	60%	40%
Aaron Weiss	60%	40%
(1)Mr. Castro-Caratini was not an executive officer of the Company during the year ended December 31, 2021 and therefore, his restricted stock awards granted in 2022 did not contain a performance based component.

68	Sun Communities, Inc.

Compensation Discussion and Analysis
Long-Term Incentive Awards Granted in 2022 (Based on 2021 Performance)
Gary A. Shiffman, John B. McLaren, Karen J. Dearing and Bruce D. Thelen
In February 2022, the Compensation Committee granted Mr. Shiffman, Mr. McLaren, Ms. Dearing and Mr. Thelen long-term incentive awards for their 2021 performance as detailed in the table below. In determining the long-term incentive awards, the Compensation Committee considered the overall financial performance of the Company during 2021, as well as the executive’s achievement of his or her individual goals and the implementation of the strategic goals of the organization. In particular, we achieved one-year TSR of 40.8% compared to 3.6% in 2020. Additional factors included, but were not limited to, total revenue increase of 62.5% compared to 2020, Core FFO growth of 27.9% compared to 2020, and 11.2% growth in Same Community NOI compared to 2020, the successful integration of Safe Harbor and the acquisition and integration of 54 properties valued at $1.4 billion.
Aaron Weiss
In February 2022, the Compensation Committee granted Aaron Weiss long-term incentive awards for his 2021 performance as detailed in the table below. Aaron Weiss' minimum stock award of $1.2 million was issued in accordance with the terms of his employment agreement dated October 18, 2021.

			2022 Regular Awards Granted
Name	Type		Grant Date	Number of Shares of Stocks or Units(#)	Grant Date Fair Value of Stock Awards(1)
Gary A. Shiffman	Time vesting	(2)	2/23/2022	34,000	$6,042,140
	Market performance	(3)	2/23/2022	51,000	$6,353,310
John B. McLaren	Time vesting	(2)	2/23/2022	10,000	$1,777,100
	Market performance	(3)	2/23/2022	15,000	$1,868,621
Karen J. Dearing	Time vesting	(2)	2/23/2022	10,000	$1,777,100
	Market performance	(3)	2/23/2022	15,000	$1,868,621
Bruce D. Thelen	Time vesting	(2)	2/24/2022	4,200	$757,806
	Market performance	(3)	2/24/2022	6,300	$801,380
Aaron Weiss	Time vesting	(2)	2/24/2022	2,800	$505,204
	Market performance	(3)	2/24/2022	4,200	$534,253

	Metric	Threshold	Target	Maximum
Market Performance Shares	Relative TSR vs. MSCI US REIT (RMS) Index	35th Percentile	55th Percentile	75th Percentile
	Payout	60%	80%	100%
(1)Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.
(2)Time vesting shares vest annually over a five-year period on a pro rata basis beginning on the first anniversary of the grant date of the award.
(3)Measured over a three-year period from January 1, 2022 to December 31, 2024, vesting on January 1, 2025, with payout on a pro rata basis between levels and a limit to Target payout if absolute TSR is negative.
Fernando Castro-Caratini
Mr. Castro-Caratini was not an executive officer of the Company in 2021 and therefore did not receive an equity award under the 2022 executive compensation program. On February 24, 2022, Mr. Castro-Caratini was awarded 8,500 restricted shares of our common stock valued at $1,533,655 on the grant date for his previous position as the Senior Vice President of Finance and Capital Markets. Those shares vest annually over a five-year period on a pro rata basis beginning on the first anniversary of the grant date of the award, provided Mr. Castro-Caratini remains an employee of the Company during that time.
Long-Term Incentive Awards Vested in 2022
In total, 189,170 shares held by our NEOs vested out of 189,170 potential shares. Of the vested shares, 82,670 were market performance shares.
The table below shows the detail of the market performance shares from previously granted awards that vested during 2022, as compared to potential share payouts. Those vestings pertain to the 2019 and 2017 performance awards.

2023 Proxy Statement	69

Compensation Discussion and Analysis
2019 Performance Award Vesting

	Achievement Payout Range
Metric	0%	Medium Achievement	High Achievement	100%	Metric Achieved	Payout Achieved	Potential Shares	Shares Vested

Market Performance
Relative TSR vs. MSCI US REIT Index(1)		60% Payout	80% Payout
	<35th percentile	≥35th - <55th percentile	≥55th - <75th percentile	≥75th percentile	over 81st percentile	100%	66,000	66,000

Total							66,000	66,000
(1)Measured over a three-year period from January 1, 2019 to December 31, 2021.
2017 Performance Award Vesting

	Achievement Payout Range
Metric	0%	Low Achievement	Medium Achievement	High Achievement	100%	Metric Achieved		Payout Achieved	Potential Shares	Shares Vested

Market Performance
Absolute Cumulative TSR(1)		60% Payout	80% Payout	90% Payout
	<21%	≥21% - <24%	≥24% - <27%	≥27% - <30%	≥30%	128.9%		100%	8,335	8,335

Relative TSR vs. MSCI US REIT Index(1)		60% Payout	80% Payout	90% Payout
	Below Index	Index	Index+1	Index+2	Index+3	55.5%	(2)	100%	8,335	8,335

Total									16,670	16,670
(1)Measured over a three-year period from January 1, 2019 to December 31, 2021.
(2)The MSCI US REIT Index TSR was 70.49% over a three-year period from January 1, 2019 to December 31, 2021.
Summary of Shares Vested in 2022
The table below shows the summary of market performance and time vesting components for the long-term incentive awards to each of our NEOs that vested in 2022.
2022 Market Performance and Time Vesting Summary

Executive	Market Performance Vesting Shares	Time Vesting Shares	Total Vesting shares
Gary A. Shiffman	48,502	59,216	107,718
John B. McLaren	17,084	18,666	35,750
Fernando Castro-Caratini	N/A	4,250	4,250
Karen J. Dearing	17,084	17,791	34,875
Bruce D. Thelen	N/A	4,280	4,280
Aaron Weiss	N/A	2,297	2,297
Total NEO	82,670	106,500	189,170

70	Sun Communities, Inc.

Compensation Discussion and Analysis
NEO PAY AND PERFORMANCE SUMMARIES

Gary A. Shiffman Chairman, President and CEO

KEY ACHIEVEMENTS
With the anticipated acquisition of Park Holidays UK Ltd and planned executive management team transitions, Mr. Shiffman’s individual goals were focused on ensuring the successful integration of our UK operations and the seamless execution of our succession planning strategies. As the cost of capital changed, he focused on maintaining our strong balance sheet, capital allocation plans, cost containment initiatives and the review of our corporate growth plans. In addition, our hybrid work environment, both remote and in office, presented new opportunities to enhance communication and collaboration skills, which added to our highly regarded work culture. Specific achievements include:
•Effectively managed our balance sheet, capital sources and leverage including $1.2 billion equity raised, $850 million debt transactions and obtaining a $4.2 billion multi-currency revolving credit facility, a 110% increase from the prior facility, while maintaining leverage levels consistent with prior year.
•Successfully planned and executed the succession plans for both Karen Dearing, our former Executive Vice President, Treasurer, CFO and Secretary, and John McLaren, our former President and COO.
•Completed the acquisition of Park Holidays, the second largest holiday park owner in the UK, for an enterprise value of £950.0 million or approximately $1.2 billion.
•Championed our ESG initiatives including significant improvement in our sustainability scores and further developing our IDEA strategies.
•Promoted a highly collaborative and effective work culture leading to recognition on Fortune’s prestigious Best Places to Work in Real Estate list for the first time and certified as a Fortune Great Place to Work for the third consecutive year.
The Compensation Committee determined Mr. Shiffman’s individual achievements met the maximum payout level and awarded him $450,000 for this portion of his annual incentive.
2022 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award

2023 Proxy Statement	71

Compensation Discussion and Analysis

John B. McLaren Strategic Advisor, Residential Communities, effective December 31, 2022, and Former President and COO

KEY ACHIEVEMENTS
During the year Mr. McLaren worked closely with his successor, Mr. Thelen, and the senior leadership of the operations teams to ensure a smooth and successful transition of the property operating functions of the organization.
He also focused heavily on the continued growth of our greenfield community development and land acquisition programs, as well as overseeing the team member and culture functions of the Company. He serves on the board of Ingenia, our Australian equity investment, and the UK parent company of Park Holidays. Specific achievements include:
•Provided active mentorship and development to Mr. Thelen to prepare him for his elevation to COO.
•Successfully restructured our development group, effectively represented the Company at zoning and entitlement meetings with various municipalities, acquired land for the future development of 2,189 sites, and oversaw the construction of over 840 greenfield development sites and nearly 1,160 expansion sites.
•Held quarterly all company meetings to provide overall performance and strategy updates while emphasizing our culture statements.
•Effectively engaged executive and senior leadership to achieve our corporate business strategies and goals.
•Assisted in the acquisition of Park Holidays and advised the Park Holidays executives to allow for an efficient integration with the Company.
The Compensation Committee determined Mr. McLaren’s individual achievements met the maximum payout level and awarded him $325,000 for this portion of his annual incentive.
2022 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award

72	Sun Communities, Inc.

Compensation Discussion and Analysis

Fernando Castro-Caratini Executive Vice President, Treasurer, CFO and Secretary

KEY ACHIEVEMENTS
Mr. Castro-Caratini’s individual goals focused on maintaining the strength of our balance sheet and monitoring our capital requirements, while effectively transitioning to leadership of the accounting, financial planning, finance, tax and investor relations teams. Our environmental and sustainability programs made significant strides during the year with Mr. Castro-Caratini overseeing these efforts. Significant focus was also placed on evaluating corporate growth strategies, implementing our hedging plan, cost containment measures and advising on certain technology initiatives. Specific achievements include:
•Provided active and successful leadership to our numerous financial departments through the CFO transition, providing clear department goals and robust communication channels.
•Actively managed our balance sheet, capital sources and leverage including $1.2 billion equity raised, $850 million debt transactions and obtaining a $4.2 billion multi-currency revolving credit facility, a 110% increase from the prior facility, while maintaining leverage levels consistent with prior year.
•Oversaw our ESG initiatives, which contributed to successfully improving the Company’s sustainability scores across multiple third-party reporting frameworks and adopting climate change goals.
•Successfully integrated the Park Holidays acquisition into internal and external reporting and internal control frameworks.
•Continually improved investor and analyst outreach to provide numerous opportunities to gain investor insight, opinions and concerns.
The Compensation Committee determined Mr. Castro-Caratini’s individual achievements met the maximum payout level and awarded him $178,750 for this portion of his annual incentive.
2022 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award

2023 Proxy Statement	73

Compensation Discussion and Analysis

Karen J. Dearing Executive Vice President of Special Projects, effective May 2, 2022 and Former Executive Vice President, Treasurer, CFO and Secretary

KEY ACHIEVEMENTS
Ms. Dearing’s primary goals pertained to seamlessly transitioning the CFO position to Mr. Castro-Caratini and serving as the lead executive to ensure an efficient and effective integration of Park Holidays. Ms. Dearing also served as the executive sponsor for our IDEA initiatives and advised on our corporate ERP project and insurance programs. Specific achievements include:
•Provided active mentorship and development to Mr. Castro-Caratini to prepare him for his elevation to CFO.
•Worked closely with our advisors in the UK, the Park Holidays team and our team members in the U.S. to effectively structure for proper legal, financial and tax compliance, as well as efficient integration of financial and reporting functions for Park Holidays.
•Effectively advised our IDEA Director, enhance our IDEA strategy and furthered the internal communication and education goals of our DEI initiatives.
The Compensation Committee determined Ms. Dearing’s individual achievements met the maximum payout level and awarded her $166,667 for this portion of her annual incentive. In addition, the Compensation Committee awarded her $200,000 for the successful integration of Park Holidays.
2022 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award

74	Sun Communities, Inc.

Compensation Discussion and Analysis

Bruce D. Thelen Executive Vice President and COO, effective December 31, 2022 and Former Executive Vice President of Operations and Sales

KEY ACHIEVEMENTS
Mr. Thelen’s individual goals were focused on preparing for his elevation to COO, the safe execution of our operational goals at our US and Canadian communities and resorts, maintaining our team-oriented culture, delivering best-in-class resident and customer experiences and effectively leading our operations team to deliver results. Specific achievements include:
•Prepared for elevation to COO at December 31, 2022 by working closely with John McLaren to ensure a smooth and effective transition in leadership of the operations team
•Achieved a record 2,922 RPS gains in a challenging supply environment.
•Exceeded expected FFO growth: 12.9% increase in Core FFO per Share over 2021.
•Maintained strong sales growth coming off a record in 2021. 703 new home sales and nearly 2,509 pre-owned home sales.
•Substantially increased the company-wide Net Promoter Scores year over year.
•Led the restructuring of our operations team to better support lease up and home sales in our ground up MH developments and expansions, positioning us to capture future growth.
The Compensation Committee determined Mr. Thelen's individual achievements met the maximum payout level and awarded his $162,500 for this portion of his annual incentive.
2022 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award

2023 Proxy Statement	75

Compensation Discussion and Analysis

Aaron Weiss Executive Vice President of Corporate Strategy and Business Development

KEY ACHIEVEMENTS
Mr. Aaron Weiss’ individual goals were primarily focused on creating new business opportunities, managing certain third-party external relationships, developing simplification and operational efficiency strategies, as well as overseeing certain corporate evaluation and analytical projects. Specific achievements include:
•Sourced and developed relationships with strategic and financial partners.
•Evaluated and analyzed certain existing and potential joint ventures, equity investments, acquisitions and dispositions.
•Diligently effectuated certain corporate strategic goals.
•Involved in overseeing and integrating Park Holidays with the Park Holidays board and management.
•Centralized coordination of certain programs and joint venture relationships including our corporate insurance and consumer lending programs.
The Compensation Committee determined Aaron Weiss' individual achievements met the maximum payout level and awarded him $170,625 for this portion of his annual incentive. In addition, the Compensation Committee awarded him $150,000 for the successful integration of Park Holidays.
2022 COMPENSATION

■	Base Salary
■	Annual Incentive Award
■	Long-Term Incentive Award

76	Sun Communities, Inc.

Compensation Discussion and Analysis
2023 EXECUTIVE COMPENSATION ACTIONS
Our say-on-pay proposal in 2022 received strong shareholder support, with approximately 94% of the shares voted approving our 2021 executive compensation. After a review of our executive compensation program, our Compensation Committee has approved and adopted the compensation components as detailed below for 2023 for Mr. Shiffman, Mr. Castro-Caratini, Mr. Thelen and Aaron Weiss, who we expect to continue to be NEOs of the Company with respect to the 2023 fiscal year.
2023 Base Salary
The base salaries of Mr. Shiffman, Mr. Castro-Caratini, Mr. Thelen and Aaron Weiss for 2023 are as follows:

Executive	2023 Base Salary	2022 Base Salary	Percent Change
Gary A. Shiffman	$900,000	$900,000	—%
Fernando Castro-Caratini	$550,000	$550,000	—%
Bruce D. Thelen	$500,000	$500,000	—%
Aaron Weiss	$525,000	$525,000	—%
2023 Annual Incentive Awards
This represents the cash incentive for the 2023 performance that will be paid in 2024.
Annual Incentive Award Structure
The table below provides for each of the metrics further defined in a table below, the incentive opportunity for Mr. Shiffman, Mr. Castro-Caratini, Mr. Thelen and Aaron Weiss as a percentage of base salary as the basis for determination of our 2023 annual incentive awards.

	Incentive Opportunity (as a % of Salary)
Executive	2023 Base Salary	Threshold	Target	Maximum
Gary A. Shiffman	$900,000	100%	150%	200%
Fernando Castro-Caratini	$550,000	75%	100%	130%
Bruce D. Thelen	$500,000	75%	100%	130%
Aaron Weiss	$525,000	75%	100%	130%
2023 annual incentive awards for Mr. Shiffman, Mr. Castro-Caratini, Mr. Thelen and Aaron Weiss will be based on the metric weightings shown in the tables below. The 2023 weighting reflects the continued use of specific quantifiable goals as refined in 2023.

2023 Proxy Statement	77

Compensation Discussion and Analysis
Gary A. Shiffman, Fernando Castro-Caratini and Aaron Weiss

Metric	Weighting 2023
Core FFO growth	30%
Same Property combined NOI growth - MH, RV and Marina	20%
MH, RV and Marina investment activity(1)	12.5%
Expansions and development activity	12.5%
ESG initiatives	10%
Individual goals / Compensation Committee discretion	15%
(1)Investment activity includes acquisitions, dispositions and notes to developers and others.
Bruce D. Thelen

Metric	Weighting 2023
Core FFO growth	15%
Same Property NOI growth - MH and RV	15%
Combined Operations / Sales CNOI - MH and RV	20%
RPS gain - MH and RV	12.5%
MH and RV investment activity(1)	7.5%
Expansions and development activity	7.5%
ESG initiatives	7.5%
Individual goals / Compensation Committee discretion	15%
(1)Investment activity includes acquisitions, dispositions and notes to developers and others.

78	Sun Communities, Inc.

Compensation Discussion and Analysis
2023 Long-Term Equity Incentive Awards (Based on 2022 Performance)
This represents the equity award for 2022 performance granted in 2023.
Gary A. Shiffman, Fernando Castro-Caratini, Bruce D. Thelen and Aaron Weiss
In February 2023, the Compensation Committee granted each of Mr. Shiffman, Mr. Castro-Caratini, Mr. Thelen and Aaron Weiss long-term incentive awards for their 2022 performance as detailed in the table below. In light of their new titles and responsibilities, no long-term incentive awards were granted to Mr. McLaren or Ms. Dearing. In determining the long-term incentive awards, the Compensation Committee considered the overall financial performance of the Company during 2022, as well as the executive’s achievement of his or her individual goals and the implementation of the strategic goals of the organization. In particular, we achieve five-year and 10-year TSRs of 73.1% and 396.9%, respectively, outperforming the S&P 500, the MSCI US REIT (RMS), the Russell 1000, U.S. REIT Residential and the FTSE indices. Additional factors included, but were not limited to, Core FFO growth of 12.9% compared to 2021, Same Property combined NOI growth (MH, RV and Marina) of 5.8% (5.4% for MH and RVs and 7.7% for marinas), total revenue increase of 30.7% compared to 2021, and the acquisition and successful integration of 69 properties, totaling over 27,000 sites, wet slips and dry storage spaces, and sites for expansion valued at $2.2 billion, inclusive of Park Holidays, the second largest owner and operator of holiday parks in the UK.

			2023 Regular Awards Granted
Name	Type		Grant Date	Number of Shares of Stocks or Units(#)	Grant Date Fair Value of Stock Awards(1)
Gary A. Shiffman	Time vesting	(3)	2/24/2023	30,000	$4,396,500
	Market performance	(4)	2/24/2023	45,000	$4,622,920	(2)
Fernando Castro-Caratini	Time vesting	(3)	2/24/2023	8,000	$1,172,400
	Market performance	(4)	2/24/2023	12,000	$1,232,779	(2)
Bruce D. Thelen	Time vesting	(3)	2/24/2023	6,800	$996,540
	Market performance	(4)	2/24/2023	10,200	$1,047,862	(2)
Aaron Weiss	Time vesting	(3)	2/24/2023	6,000	$879,300
	Market performance	(4)	2/24/2023	9,000	$924,584	(2)

	Metric	Threshold	Target	Maximum
Market Performance Shares	Relative TSR vs. MSCI US REIT Index	35th Percentile	55th Percentile	75th Percentile
	Payout	60%	80%	100%
	Absolute TSR Modifier Payout limited to target if absolute TSR is negative for the period, even if greater than 55th percentile is achieved
(1)Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.
(2)Award value is estimated as the Company is awaiting third party valuation analysis.
(3)Time vesting shares vest annually over a five-year period on a pro rata basis beginning on the first anniversary of the grant date of the award.
(4)Measured over a three-year period from January 1, 2023 to December 31, 2025, vesting on January 1, 2026, with payout on a pro rata basis between levels and a limit to Target payout if absolute TSR is negative.

2023 Proxy Statement	79

Compensation Discussion and Analysis
COMPENSATION PROCESSES
When determining levels of compensation, the Compensation Committee considers: (a) internal equity among executive officers; (b) market data for the positions held by these executives; (c) each executive’s duties, responsibilities and experience level; (d) each executive’s performance and contribution to our success; and (e) cost to us. The Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer. Final aggregate compensation determinations for each fiscal year are made after the end of the fiscal year and after financial statements for the year become available. At that time, the Compensation Committee determines the annual incentive award, if any, for the past year’s performance, and makes decisions on awards of equity-based compensation.
Role of Executive Officers in Compensation Decisions
The Compensation Committee makes all decisions regarding the compensation of NEOs, including cash-based and equity-based incentive compensation programs. The Compensation Committee reviews the performance and determines the annual incentive compensation of the CEO. Together the Compensation Committee and the CEO review the performance of the other NEOs. The CEO can recommend certain compensation incentives, including equity award amounts, to the Compensation Committee, which can exercise its discretion in approving or modifying such recommendations for other NEOs.
Role of the Compensation Consultant
From time to time, we engage FPC, a nationally known executive compensation consulting firm specializing in the public REIT industry, to help us evaluate the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and annual equity-based incentives for our NEOs, and to determine our peer group for examining executive compensation. All executive compensation services provided by FPC are conducted under the direction or authority of the Compensation Committee.
Use of Comparative Market Data in Compensation Decisions
In 2020, we engaged FPC to help us evaluate the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and annual equity-based incentives for our NEOs, and to determine our peer group for examining 2021 executive compensation. As requested by the Compensation Committee, FPC reviewed the most recent publicly available information for companies in our peer group and focused on several main compensation components including base salary, target annual non-equity incentive and long-term incentive awards (collectively “total remuneration”) on an actual and target basis, as well as per individual and in aggregate, across the team.
In setting the 2022 compensation elements and levels for the NEOs, the Compensation Committee considered this analysis as well as other factors, and selected our peer group and similarly sized REITs to compare and benchmark our executive compensation based on a number of quantitative and qualitative factors including, but not limited to, revenues, total assets, market capitalization, industry, sub-industry, location, TSR history, executive compensation components and peer decisions made by other companies.
The Compensation Committee noted that the Company has only one publicly traded direct business peer of similar size. The Compensation Committee, in consultation with FPC, therefore strove to formulate a peer group of publicly traded companies that include the following characteristics:

80	Sun Communities, Inc.

Compensation Discussion and Analysis

Guiding Factors for Selecting SUI Peers
Public Manufactured Housing REITs	There are two other public REITs (only one of which is of similar size to the Company) that are classified by NAREIT within the manufactured homes sub-sector of the FTSE NAREIT Residential Index.
Industry and business strategy	Companies with similar business models, philosophies, and investment criteria, including companies that are classified within the broader FTSE NAREIT Residential Index.
Size	Companies which are similar in size and scope, with the primary measure being total capitalization (debt plus equity) and leasable units under management.
Operational intensity and complexity	Companies with a comparable number of leasing units administered and similar complexity of diverse business activities and geographic reach.
Competition	Companies that we compete with for executive talent, and companies that we compete with for investors and which key analysts name as a peer.
Other considerations	Companies that cite us as a compensation peer.
Our peer group composition for our 2022 compensation includes the companies shown in the table below. Among the other factors described in the paragraph above, we placed emphasis on relative size in selecting our peers.

Company Name	Property Focus	Headquarters
AvalonBay Communities, Inc.	Multi-Family	Arlington, VA
Camden Property Trust	Multi-Family	Houston, TX
CubeSmart	Self-Storage	Malvern, PA
Equity LifeStyle Properties, Inc.	Manufactured Home	Chicago, IL
Equity Residential	Multi-Family	Chicago, IL
Essex Property Trust, Inc.	Multi-Family	San Mateo, CA
Extra Space Storage Inc.	Self-Storage	Salt Lake City, UT
Federal Realty Investment Trust	Retail	North Bethesda, MD
Invitation Homes, Inc.	Single-Family	Dallas, TX
Mid-America Apartment Communities, Inc.	Multi-Family	Germantown, TN
UDR, Inc.	Multi-Family	Highlands Ranch, CO
Ventas, Inc.	Health Care	Chicago, IL
The total capitalization of the Compensation Peer Group as of December 31, 2022 was as follows:
Peer Total Capitalization as of December 31, 2022
Source: S&P Capital IQ as of December 31, 2022.

Peer	Industry	Total Capitalization ($ millions)
Avalon Bay Communities, Inc.	Multifamily	$31,079
Equity Residential	Multifamily	$30,832
Ventas, Inc.	Health Care	$30,821
Extra Space Storage Inc.	Self-Storage	$29,152
Invitation Homes Inc.	Specialty	$25,961
Sun Communities, Inc.	Manufactured Home	$25,738
Mid-America Apartment Communities, Inc.	Multifamily	$23,155
Essex Property Trust, Inc.	Multifamily	$20,348
UDR, Inc.	Multifamily	$19,351
Equity LifeStyle Properties, Inc.	Manufactured Home	$16,038
Camden Property Trust	Multifamily	$15,789
Federal Realty Investment Trust	Shopping Center	$13,097
CubeSmart	Self-Storage	$12,222

2023 Proxy Statement	81

Compensation Discussion and Analysis
Additionally, in 2022, we engaged Alliance Advisors to assess the use of ESG linked metrics within senior management’s executive incentive plans. The analysis indicated that the adoption of ESG metrics in executive compensation programs at S&P 500 companies is now a widespread practice, as companies want to signal the importance of ESG priorities and be responsive to investor expectations. In 2021, 73% of S&P 500 companies linked executive compensation to some form of ESG performance, an increase from 66% in 2020. Most companies in the real estate sector tie ESG performance metrics to executive pay. Alliance Advisors reviewed proxy statements of a group of our compensation peers to assess the use of ESG linked metrics within senior management’s executive incentive plans. Of the 21 peers evaluated, the vast majority include at least one ESG metric within their executive compensation programs, with varying degrees of robustness. The majority of the metrics were qualitative in nature. Based on the above, the Compensation Committee felt comfortable with how the company uses ESG metrics in executive compensation decisions.
Advisory Vote on Executive Compensation
The advisory vote by shareholders on executive compensation plays a role in our executive compensation decision-making process.
The Compensation Committee considered the results of the advisory vote by shareholders on executive compensation, or the “say-on-pay” proposal, presented to shareholders at our 2022 annual meeting when evaluating our executive compensation program. Last year’s say-on-pay proposal received strong shareholder support, with 94% of the shares voted approving the 2021 executive compensation.
The Compensation Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote and our executive compensation program for the year ended December 31, 2022 continued to focus on the factors described below.
The chart below shows our say-on-pay results over the last three years:
2020-2022 Average Say-on-Pay Support
2020 Say-on-Pay
Support

2021 Say-on-Pay
Support

2022 Say-on-Pay
Support

82	Sun Communities, Inc.

Compensation Discussion and Analysis
ADDITIONAL EXECUTIVE COMPENSATION POLICIES AND PRACTICES
Risks Arising from Compensation Policies and Practices
Our senior management has assessed the enterprise-wide risks facing us and has implemented processes and procedures to mitigate such risks. In connection with such ERM processes, our compensation programs were assessed, including program features that could potentially encourage excessive or imprudent risk taking and the specific aspects of our compensation policies and procedures which mitigate some of the material risks that might otherwise arise from such policies and procedures. Following this review, our management, Compensation Committee and Board affirmatively determined that there were no risks arising from the compensation policies and practices that are reasonably likely to have a material adverse effect on us.
Anti-Hedging Policy
We have adopted an Anti-Hedging Policy under which our directors and executive officers who are subject to reporting requirements under Section 16 of the Exchange Act are prohibited from trading in any interest relating to the future price of the Company’s securities, such as a put, call or short sale.
Pledging Guidelines
We have adopted pledging guidelines under which our directors and executive officers are prohibited from pledging any Company securities as collateral for indebtedness unless the NCG Committee has first reviewed and approved the terms of the pledge.
Executive Stock Ownership Guidelines
In an effort to align the interests of our management with those of our shareholders, we have adopted a policy under which our executive officers who are subject to reporting requirements under Section 16 of the Exchange Act are subject to equity ownership guidelines. Under these guidelines, each executive officer is required to own shares of our stock with a value equal to a multiple of his or her annual base salary as follows:

Position	Multiple	Annual Base Measure
Chairman and CEO	6x	Base salary
President and other executive officers	4x	Base salary
Covered individuals are required to achieve compliance with these guidelines by five years from the later of the date of:
•November 2, 2021, which was the date these guidelines were last amended,
•promotion to the covered position, or
•start of employment with the Company.
Until he or she complies with the guidelines, or if he or she fails to comply due to a reduction in stock price, each covered individual must retain at least 50% of all shares of restricted stock as they vest (not including any newly vested shares sold or withheld to pay applicable taxes).
As of March 7, 2023, each of our NEOs satisfied the requirements of these stock ownership guidelines.

2023 Proxy Statement	83

Compensation Discussion and Analysis
Executive Compensation Clawback Policy
If the Compensation Committee determines that an officer of the Company has engaged in fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of the Company's financial results in order to comply with federal securities laws, the Compensation Committee will review all "performance-based compensation" awarded to or earned by such officer where the performance measurement period for such compensation includes any fiscal period(s) affected by the restatement.
If the Compensation Committee determines that any such performance-based compensation would not have been paid or would have been at a lower amount had it been based on the restated financial results, the Board or Compensation Committee may seek recoupment from such officer of the portion of such performance-based compensation that is greater than that which would have been awarded or earned had such compensation been calculated on the basis of the restated financial results. Any such recoupment effort authorized by the Board or Compensation Committee shall be subject to the provisions of applicable compensation or employment agreements, including dispute resolution procedures.
For purposes of this policy, an act or omission will not be considered to constitute gross negligence or willful misconduct if the person in good faith relied upon the advice of the Company's external accountants or legal counsel.
This policy does not apply to restatements that the Board determines are required or permitted under generally accepted accounting principles in connection with the adoption or implementation of a new accounting standard or caused by the Company's decision to change its accounting practice as permitted by applicable law.
Tax and Accounting Implications
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility on our tax return of compensation over $1.0 million to any of our NEOs.
We believe that, because we qualify as a REIT under the Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) has not and will not generally affect our net income. However, to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital.
We do not believe that Section 162(m) has materially affected or will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder.
For these reasons, Section 162(m) is not a significant factor in the Compensation Committee’s compensation policy and practices. In 2022, we made payments of $22,627,744 to Mr. Shiffman, $8,015,259 to Mr. McLaren, $501,627 to Mr. Castro-Caratini, $7,580,884 to Ms. Dearing, $1,039,425 to Mr. Thelen, and $302,858 to Aaron Weiss that were subject to Section 162(m).
409A Considerations
We have also taken into consideration Section 409A of the Code in the design and implementation of our compensation programs. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.
Option Awards
In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

84	Sun Communities, Inc.

SUMMARY COMPENSATION TABLE
The following table includes information concerning compensation for our NEOs for the fiscal year ended December 31, 2022, 2021 and 2020:

Name and Principal Position	Year	Salary		Non-Equity Incentive(1)	Stock Awards(2)		All Other Compensation	Total
Gary A. Shiffman Chairman, President and CEO	2022	$900,000		$1,665,000	$12,395,450		$6,132		$14,966,582
	2021	$851,957		$1,800,000	$11,171,661		$4,670		$13,828,288
	2020	$521,027	(4)	$1,383,674	$9,208,679		$29,043		$11,142,423
John B. McLaren Strategic Advisor, Residential Communities and former President and COO	2022	$650,000		$1,202,500	$3,645,721		$37,324	(3)	$5,535,545
	2021	$621,152		$1,300,000	$4,130,649		$1,665		$6,053,466
	2020	$397,614	(4)	$1,050,000	$3,541,800		$8,836		$4,998,250
Fernando Castro-Caratini Executive Vice President, Treasurer, CFO and Secretary	2022	$474,868		$669,625	$1,533,655		$7,205		$2,685,353
	2021	$305,245		$201,518	$859,680		$1,389		$1,367,832
	2020	$305,489		$229,117	$651,360		$3,036		$1,189,002
Karen J. Dearing Executive Vice President of Special Projects and former Executive Vice President, Treasurer, CFO and Secretary	2022	$465,387		$813,288	$3,645,721		$38,109	(3)	$4,962,505
	2021	$559,614		$1,200,000	$4,130,649		$5,621		$5,895,884
	2020	$323,641	(4)	$850,000	$3,541,800		$6,490		$4,721,931
Bruce D. Thelen Executive Vice President and COO	2022	$500,000		$527,500	$1,559,186		$7,205		$2,593,891
	2021	$441,506		$650,000	$992,134		$7,153		$2,090,793
	2020	$376,640		$382,500	$814,200		$8,878		$1,582,218
Aaron Weiss Executive Vice President of Corporate Strategy and Business Development	2022	$525,000		$789,188	$1,039,457		$35,938	(3)	$2,389,583
	2021	$95,519	(5)	$400,000	$2,256,128	(6)	$33		$2,751,680
	2020	N/A		N/A	N/A		N/A		N/A
(1)Annual incentives earned for a year are paid in the subsequent year. This column includes annual incentives earned for the 2022, 2021 and 2020 performance years paid in 2023, 2022 and 2021, respectively. See "2022 Compensation Decisions" above for additional information.
(2)This column includes restricted stock awards granted in 2022, 2021 and 2020 for the 2021, 2020 and 2019 performance years, respectively. Restricted stock awards for the 2022 performance year were granted in 2023. Amounts disclosed above represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to these grants, refer to Note 10, "Share-Based Compensation," in the Consolidated Financial Statements of our 2022 Annual Report on Form 10-K.
(3)Includes £25,487 (or approximately $31,019) received as directors fees for serving on the board of a UK subsidiary of the Company. The directors fees were paid in Pounds sterling and converted to US Dollars at the USD/GBP spot rate of 1.2171 at December 31, 2022.
(4)The base salary paid is net of the amount each of Mr. Shiffman, Mr. McLaren and Ms. Dearing forewent for the second quarter of 2020 in light of the disruption and uncertainty caused by the COVID-19 pandemic.
(5)Aaron Weiss' employment with the Company began on October 18, 2021.
(6)This represents the value of the 11,488 stock awards issued to Aaron Weiss upon the commencement of his employment at the Company.

2023 Proxy Statement	85

Executive Compensation Tables
GRANTS OF PLAN-BASED AWARDS
The following table provides information on grants of awards under any plan received by our NEOs for the year ended December 31, 2022. Estimated future payouts under non-equity incentive plan awards represent cash incentive opportunities that would be paid in 2023 for the 2022 performance. Estimated future payouts under equity incentive plan awards represent the estimated future payouts of equity awards granted in 2022 for 2021 performance.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards(1)(2) (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name	Award Type	Grant Date	Threshold ($)	Target (S)	Maximum (S)	Threshold (#)	Target (#)	Maximum (#)
Gary A. Shiffman	Annual incentive		$900,000	$1,350,000	$1,800,000
	Time	2/23/2022							34,000	$6,042,140
	Market	2/23/2022				30,600	40,800	51,000		$6,353,310
John. B. McLaren	Annual Incentive		$650,000	$975,000	$1,300,000
	Time	2/23/2022							10,000	$1,777,100
	Market	2/23/2022				9,000	12,000	15,000		$1,868,621
Fernando Castro-Caratini	Annual Incentive		$412,500	$550,000	$715,000
	Time	2/24/2022							8,500	$1,533,655
Karen J. Dearing	Annual Incentive		$200,000	$300,000	$666,667
	Time	2/23/2022							10,000	$1,777,100
	Market	2/23/2022				9,000	12,000	15,000		$1,868,621
Bruce D. Thelen	Annual Incentive		$375,000	$500,000	$650,000
	Time	2/24/2022							4,200	$757,806
	Market	2/24/2022				3,780	5,040	6,300		$801,380
Aaron Weiss	Annual Incentive		$393,750	$525,000	$682,500
	Time	2/24/2022							2,800	$505,204
	Market	2/24/2022				2,520	3,360	4,200		$534,253
(1)All market-based and time-based equity incentive awards were granted under the Sun Communities Inc. 2015 Equity Incentive Plan.
(2)There were no stock options granted to our NEOs in the year ended December 31, 2022.
(3)Amounts disclosed above represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to these grants, refer to Note 10, "Share-Based Compensation," in the Consolidated Financial Statements of our 2022 Annual Report on Form 10-K.

86	Sun Communities, Inc.

Executive Compensation Tables
OUTSTANDING EQUITY AWARDS AT YEAR-END DECEMBER 31, 2022
The following table provides certain information with respect to the value of all restricted share awards previously granted to our NEOs. None of the NEOs hold any unexercised options.

			Share Awards
Name	Grant Date	Time Vested, Market or Performance(1)	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(2)
Gary A. Shiffman	3/20/2016	T1	1,875	$268,125
	3/14/2017	T1	11,250	$1,608,750
	2/19/2018	T3	8,000	$1,144,000
	3/20/2019	T3	9,600	$1,372,800
	2/13/2020	T3	15,600	$2,230,800
	2/13/2020	M1	39,000	$5,577,000
	3/17/2021	T3	27,200	$3,889,600
	3/17/2021	M1	51,000	$5,187,025
	3/17/2021	T4	3,334	$476,762
	3/17/2021	M1	5,000	$358,185
	2/23/2022	T3	34,000	$4,862,000
	2/23/2022	M1	51,000	$4,674,728
Total			256,859	$31,649,775
John B. McLaren	3/20/2016	T1	875	$125,125
	3/14/2017	T1	1,875	$268,125
	2/19/2018	T3	2,000	$286,000
	3/20/2019	T3	4,000	$572,000
	2/13/2020	T3	6,000	$858,000
	2/13/2020	M1	15,000	$2,145,000
	3/17/2021	T3	8,000	$1,144,000
	3/17/2021	M1	15,000	$1,525,596
	3/17/2021	T4	3,334	$476,762
	3/17/2021	M1	5,000	$358,185
	2/23/2022	T3	10,000	$1,430,000
	2/23/2022	M1	15,000	$1,374,920
Total			86,084	$10,563,713
Fernando Castro-Caratini	2/14/2018	T3	400	$57,200
	2/22/2018	T2	300	$42,900
	4/15/2019	T3	800	$114,400
	4/15/2019	T3	1,200	$171,600
	3/3/2020	T3	1,200	$171,600
	3/3/2020	T3	1,200	$171,600
	3/5/2021	T3	1,600	$228,800
	3/5/2021	T3	3,200	$457,600
	2/24/2022	T3	8,500	$1,215,500
Total			18,400	$2,631,200
Karen J. Dearing	3/20/2016	T1	500	$71,500
	3/14/2017	T1	1,875	$268,125
	2/19/2018	T3	2,000	$286,000
	3/20/2019	T3	4,000	$572,000
	2/13/2020	T3	6,000	$858,000
	2/13/2020	M1	15,000	$2,145,000
	3/17/2021	T3	8,000	$1,144,000

2023 Proxy Statement	87

Executive Compensation Tables

			Share Awards
Name	Grant Date	Time Vested, Market or Performance(1)	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(2)
	3/17/2021	M1	15,000	$1,525,596
	3/17/2021	T4	3,334	$476,762
	3/17/2021	M1	5,000	$358,185
	2/23/2022	T3	10,000	$1,430,000
	2/23/2022	M1	15,000	$1,374,920
Total			85,709	$10,510,088
Bruce D. Thelen	1/16/2018	T3	1,000	$143,000
	2/14/2018	T3	400	$57,200
	4/15/2019	T3	800	$114,400
	4/15/2019	T3	1,600	$228,800
	3/3/2020	T3	1,200	$171,600
	3/3/2020	T3	1,800	$257,400
	2/11/2021	T3	2,720	$388,960
	2/11/2021	M1	5,100	$518,703
	2/24/2022	T3	4,200	$600,600
	2/24/2022	M1	6,300	$577,466
Total			25,120	$3,058,129
Aaron Weiss	10/18/2021	T3	9,191	$1,314,313
	2/24/2022	T3	2,800	$400,400
	2/24/2022	M1	4,200	$384,978
Total			16,191	$2,099,691

(1)	Time-vested anniversary year	T1	T2	T3	T4
	1	—%	—%	20%	33.3%
	2	—%	—%	20%	33.3%
	3	20%	35%	20%	33.4%
	4	30%	35%	20%	—%
	5	35%	20%	20%	—%
	6	10%	5%	—%	—%
	7	5%	5%	—%	—%

Market anniversary year	M1
1	—%
2	—%
3	100%
4	—%
5	—%

(2)Time shares valued based on $143.00, the closing price of our common stock on NYSE on December 31, 2022, Market shares valued using valuation price of respective market shares as of December 31, 2022.

88	Sun Communities, Inc.

Executive Compensation Tables
STOCK VESTED DURING 2022
The following table sets forth certain information concerning shares held by our NEOs that vested during the year ended December 31, 2022:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gary A. Shiffman	107,718	$20,014,997
John B. McLaren	35,750	$6,723,901
Fernando Castro-Caratini	4,250	$762,307
Karen J. Dearing	34,875	$6,574,496
Bruce D. Thelen	4,280	$805,300
Aaron Weiss	2,297	$288,503
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K. Our pay ratio is provided to assist in evaluating our compensation practices and may not be meaningful when compared against other companies as impacts of varying organizational structures on employment bases and their respective compensation practices, as well as the methodology, assumptions and estimates each company uses in determining its median employee, may impact the pay ratios among and within industries.
As an owner and self-operator of nearly 670 properties, the Company employs significantly more on-site property-level employees than real estate companies in other sectors, such as office and retail, or those that hire outside property management companies to manage most or all of their properties. Rather than outsourcing property management, the Company’s strategy generally includes self-management of its assets, which aligns the long-term investment interests of our shareholders with our focused management of income, expense and capital expenditures. This alignment of interest allows our employees to act as owners, a strategy that has served our shareholders well in the long-term.
For the year ended December 31, 2022, the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $43,786. The annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $14,966,582. Based on this information, our CEO pay ratio for 2022 was 342:1.
Over the last three years, shareholders have approved our executive compensation program by an average of 94% support of the votes cast. As set forth in the Compensation Discussion and Analysis, we believe our shareholders’ overwhelming support for the Company’s compensation program reflects the strong alignment between our CEO’s pay and performance.
This information is being provided for compliance purposes. Neither the Compensation Committee nor the management of the Company used the pay ratio measure in making compensation decisions.
Determining the Median Employee
Employee Population
We used our employee population data as of October 30, 2022 as the reference date for identifying our median employee. As of such date, we employed approximately 7,600 talented individuals in full-time, part-time, seasonal and temporary positions worldwide, other than our CEO. As permitted by SEC rules, in order to determine our median employee, we excluded over 18.0% of our total employee population or over 1,380 employees from our UK subsidiaries acquired in a business combination in April 2022. Therefore, an aggregate employee population of over 6,200 from the U.S. and Canada was considered (the “considered population”), in determining our median employee.
We included employees if they were employed by the Company or any of its subsidiaries, on October 30, 2022, and classified as full-time, part-time, temporary and seasonal, and foreign employees (where foreign employee population is greater than 5% of total). We excluded active employees that made less than $500. We also excluded employees of our UK subsidiaries as the rule permits for the first year following a business combination acquisition.

2023 Proxy Statement	89

Executive Compensation Tables
Methodology for Determining Our Median Employee
To identify the median employee from our considered population, we used base compensation payroll records as of October 30, 2022, after annualization of compensation for applicable part-time and full-time employees. Base compensation does not include every element of compensation, but does reasonably reflect annual compensation for our employee population.
Annual Total Compensation of Median Employee
With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, pursuant to SEC rules, and consistent with the calculation of compensation for our CEO as reported in our 2022 Summary Compensation Table above. As such, we included commissions, bonuses, stock grants, overtime, and employer contributions to our qualified 401(k) retirement plan.
Our considered population can be categorized into the following areas:
•Approximately 79.3% of our employees support operations at over 600 communities and marinas as of October 30, 2022, in positions including, but not limited to, office assistants, member services specialists, housekeepers, groundskeepers and dock hands. These employees are primarily paid on an hourly basis. The median annual total compensation for these employees in 2022 was $39,520.
•The operational support employees described above are overseen by managers who are led by regional, divisional and senior vice presidents who account for 9.6% of our workforce in the aggregate. The median annual total compensation for these employees in 2022 was $92,928.
•Approximately 11.1% of our workforce is comprised of corporate employees located primarily at our main offices. These employees include our executive management team as well as our finance, human resources, marketing and information technology professionals. The median annual total compensation for these employees in 2022 was $85,677.
Annual total compensation for the identified median employee, a restaurant cook, calculated on a basis consistent with the Summary Compensation Table above and excluding our CEO, was $43,786 for 2022.
Annual Total Compensation of our CEO
We used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement, which includes the value of benefits provided to our CEO under non-discriminatory benefit plans available to all employees during 2022.

90	Sun Communities, Inc.

Executive Compensation Tables
PAY VERSUS PERFORMANCE TABLE
The following table illustrates disclosed compensation from the Summary Compensation Table and compensation “actually paid” to our PEO and Non-PEO NEOs, as well as (i) our cumulative TSR performance, (ii) the TSR of the Dow Jones U.S. Real Estate Residential Index, (iii) our Net Income, and (iv) our Core FFO, our Company selected metric, for the years ended December 31, 2022, 2021, and 2020:

					Value of Initial Fixed $100 Investment(1) Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Dow Jones U.S. Real Estate Residential Index	Net Income(2)	Core FFO/ Share
2022	$14,966,582	$(537,705)	$3,633,375	$650,211	$101.62	$97.44	$242,000,000	$7.35
2021	$13,828,288	$31,577,299	$4,197,956	$7,604,150	$145.84	$142.12	$380,200,000	$6.51
2020	$11,142,423	$9,511,035	$5,226,779	$5,220,325	$103.58	$89.74	$131,600,000	$5.09
(1)This calculation assumes a $100.00 investment on December 31, 2019, a reinvestment of distributions and actual increase of the market value of our common stock relative to an initial investment of $100.00.
(2)Net Income attributable to Sun Communities, Inc. common shareholders.

Our PEO and Non-PEO NEOs included in the table above are as follows:

Year	PEO	Non-PEO NEOs
2022	Gary A. Shiffman	John B. McLaren, Fernando Castro-Caratini, Karen J. Dearing, Bruce D. Thelen, Aaron Weiss
2021	Gary A. Shiffman	John B. McLaren, Karen J. Dearing, Bruce D. Thelen, Aaron Weiss
2020	Gary A. Shiffman	John B. McLaren, Karen J. Dearing, Bruce D. Thelen, Baxter R. Underwood
Differences in our summary compensation table amounts and compensation actually paid reflect the following:

Year	2022		2021		2020
	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs
Deduction for amounts reported under the “Stock Awards” in the summary compensation table	$(12,395,450)	$(2,284,748)	$(11,171,661)	$(2,877,390)	$(9,208,679)	$(4,361,230)
Increase based on ASC 718 fair value of awards granted during the year that remain unvested as of year end, determined as of year end	9,536,728	1,757,757	17,581,362	4,169,907	8,972,498	4,533,145
Increase based on ASC 718 fair value of awards granted during the year that vested during the year, determined as of vesting date	—	—	—	—	—	—
Increase / (deduction) for awards granted during prior year that were outstanding and unvested as of year end, determined based on change in ASC 718 fair value from prior year end to current year end	(10,955,590)	(2,231,046)	11,147,435	1,988,939	86,515	43,861
Increase / (deduction) for awards granted during prior year that vested during the year, determined based on change in ASC 718 fair value from prior year end to vesting date	(2,602,551)	(389,594)	(414,809)	(22,465)	(2,576,195)	(404,974)
Deduction of ASC 718 fair value of awards granted during prior year that were forfeited during current year, determined as of prior year end	—	—	(356,171)	(29,706)	—	—
Addition of any dividends or other earnings paid on equity awards during the year, prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the year	912,577	164,467	962,854	176,909	1,094,473	182,743
Total Adjustments	$(15,504,286)	$(2,983,164)	$17,749,010	$3,406,194	$(1,631,388)	$(6,455)

2023 Proxy Statement	91

Executive Compensation Tables
Our compensation "actually paid" is heavily influenced by the fair value of equity awards from year to year. As stock price volatility and fluctuations in the stock market impact the valuations of our awards, our resulting compensation “actually paid” to our PEO and our Non-PEO NEOs can be higher or lower (or even negative, as shown for 2022) than the figures disclosed in the summary compensation table. This is particularly true for our PEO, whose equity awards make up approximately 83% of total compensation for 2022 (81% for 2021 and 83% for 2020), and therefore have a significant impact on our overall "actually paid" compensation.
Description of the Relationship Between Pay Versus Performance
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to Non-PEO NEOs, with (i) our cumulative TSR, (ii) the TSR of the Dow Jones U.S. Real Estate Residential Index, (iii) our Net Income, and (iv) our Core FFO, for the years ended December 31, 2020, 2021 and 2022. TSR amounts reported in the graph assume an initial fixed investment of $100 and that all dividends were reinvested.
Our program is structured to pay for performance, with an annual incentive award that is largely tied to Core FFO Growth, Same Property Combined NOI Growth (of MH, RV and Marina), MH, RV and marina acquisitions, expansions and developments, and ESG initiatives along with long-term incentives that are majority performance-based and align with investor interests as performance is solely predicated on our TSR performance versus that of the MSCI US REIT Index with an absolute TSR modifier that caps our payouts if our return is negative. As such, our compensation paid and performance are strongly aligned, as shown in the graphs below:

Compensation Actually Paid versus Cumulative TSR

$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$(5,000)
Thousands
$9,511
$103.58
$89.74
5,220
$31,577
$145.84
$142.12
$7,604
$101.62
$97.40
$650
-$538
2020
2021
2022
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
SUI TSR
Dow Jones U.S. Real Estate Residential Index TSR

Compensation Actually Paid versus Core FFO
Thousands
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$(5,000)
$9,511
$5,220
$5.09
$31,577
$7,604
$6.51
$7.35
$650
-$538
2020
2021
2022
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Core FFO

92	Sun Communities, Inc.

Executive Compensation Tables
Listing of Important Financial and Non Financial Measures
The following table includes the most important financial and non financial performance measures used by the Company for the fiscal year ended December 31, 2022, to link compensation actually paid to the company’s CEO and other NEOs to the Company’s performance.

Performance Measures	Year Ended December 31, 2022	Methodology Used to Calculate Financial Performance Measures	Reconciliations to Non-GAAP Financial Measures
Financial
Core FFO growth	12.9%
FFO is a standard operating performance measure for REITs and is defined by NAREIT as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for unconsolidated partnerships and joint ventures. Core FFO is a primary operating measure in our publicly-reported earnings results, and is defined as FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business.
			Refer to Appendix A for the reconciliation of Net Income to Core FFO
Same Property combined NOI growth - MH, RV and Marina	5.8%	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. Same property - MH and RVs are primarily those communities that we have owned and operated continuously since January 1, 2021.	Refer to (1) Appendix A for the reconciliation of Net Income to NOI and (2) table below for the breakdown of NOI
Non Financial
MH, RV, Marina acquisitions	$2.2 Billion	Acquisitions require the identification, acquisition and successful integration of properties.	N/A
Expansions and developments	> 2,000 sites delivered	Expansions of our existing communities and construction of ground-up developments provide for continued revenue growth through occupancy gains.	N/A
ESG and IDEA initiatives	Excelled
•Committed to achieving Carbon Neutrality by 2035 and Net Zero Emissions by 2045.
•Further integrated ESG practices into business operations, as demonstrated by increased scores in various ESG frameworks.
•Integrated acquisitions (including UK) and Jellystone franchisees into ESG strategy.
•Enhanced rollout of DEI strategy with the addition of IDEA Director.
			N/A
Breakdown of NOI
The following table shows the breakdown of total portfolio NOI for the fiscal year ended December 31, 2022 in millions.

	Year Ended December 31, 2022
	Same Property MH & RV	Same Property Marina	UK Operations	Acquisition and other (excluding UK Operations)	Total Portfolio
Real property NOI	$819.7	$162.0	$51.0	$134.3	$1,167.0
Home sales(1)	N/A	N/A	N/A	N/A	154.6
Service, retail, dining and entertainment NOI(1)	N/A	N/A	N/A	N/A	58.9
NOI	$819.7	$162.0	$51.0	$134.3	$1,380.5
(1) Home sale NOI and Service retail, dining entertainment NOI are shown at consolidated level due to immateriality.

2023 Proxy Statement	93

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this document.
Respectfully submitted,
Members of the Compensation Committee:
Brian M. Hermelin (Chairman)
Ronald A. Klein
Clunet R. Lewis

EXECUTIVE OFFICER BIOGRAPHIES
The persons listed below are our executive officers who served during the last completed fiscal year. Each is appointed by, and serves at the pleasure of, the Board.

Name	Age	Title
Gary A. Shiffman	68	Chairman, President and CEO, effective December 31, 2022
John B. McLaren	52	Strategic Advisor, Residential Communities, effective December 31, 2022, and Former President and COO
Fernando Castro-Caratini	39	Executive Vice President, Treasurer, CFO and Secretary, effective May 2, 2022
Karen J. Dearing	58	Executive Vice President of Special Projects, effective May 2, 2022, and Former Executive Vice President, Treasurer, CFO and Secretary
Bruce D. Thelen	38	Executive Vice President and COO, effective December 31, 2022, and Former Executive Vice President of Operations and Sales
Marc Farrugia	38	Executive Vice President and Chief Administrative Officer
Aaron Weiss	46	Executive Vice President of Corporate Strategy and Business Development
Baxter R. Underwood	45	CEO of Safe Harbor
Refer to Background information for Gary A. Shiffman on page 22.

94	Sun Communities, Inc.

Information about Executive Officers

John B. McLaren
Strategic Advisor, Residential Communities, effective December 31, 2022, and
Former President and COO
Mr. McLaren has been in the manufactured housing industry since 1995. Mr. McLaren has served as our Strategic Advisor, Residential Communities, since December 2022. He served as our President from 2014 to 2022, COO from 2008 to 2022, and Executive Vice President from 2008 to 2014. Mr. McLaren has been part of the Company's team since 2005. From 2005 to 2008, he served in other positions with the Company.

Fernando Castro-Caratini
Executive Vice President, Treasurer, CFO and Secretary, effective May 2, 2022
Mr. Castro-Caratini has served as Executive Vice President, Treasurer, CFO and Secretary since May 2022. He is responsible for the overall management of our accounting, tax and finance departments and all internal and external financial reporting. He joined us in November 2016 as Senior Vice President, Finance and Capital Markets where he set operational, financial, corporate M&A, and public communication strategies in addition to managing Sun's investor, research analyst, investment bank and lender relationships. Prior to joining the Company, Mr. Castro-Caratini was with Citigroup in the Real Estate & Lodging Investment Banking Group where he executed on a broad range of transactions for real estate and lodging clients focusing primarily on strategic advisory, including M&A and initial public offerings.

Karen J. Dearing
Executive Vice President of Special Projects, effective May 2, 2022, and
Former Executive Vice President, Treasurer, CFO and Secretary
Ms. Dearing has served as our Executive Vice President of Special Projects since May 2022 overseeing the integration of our UK investments, as well as advising on other strategic initiatives. Ms. Dearing served as our Executive Vice President, Treasurer, CFO and Secretary from 2008 to 2022. She joined us in 1998 as the Director of Finance where she worked extensively with accounting and finance matters related to our ground-up developments and expansions. Ms. Dearing became our Corporate Controller in 2002 and Senior Vice President in 2006. Prior to joining the Company, Ms. Dearing had experience as the Financial Controller of a privately-owned automotive supplier and as a certified public accountant with Deloitte. Since December 2020, Ms. Dearing has served on the Board of Directors and is Chair of the audit committee of Agree Realty Corporation, a publicly-traded retail property REIT (NYSE: ADC).

Bruce D. Thelen
Executive Vice President and COO, effective December 31, 2022, and
Former Executive Vice President of Operations and Sales
Mr. Thelen has served as our Executive Vice President and COO since December 2022. Previously he was Executive Vice President of Operations and Sales. Mr. Thelen has led our manufactured home sales and leasing subsidiary, SHS, since joining the Company in January 2018. Mr. Thelen’s responsibilities grew consistently over the years and included, MH and RV property operations and marketing. Mr. Thelen has a wide-ranging network of industry relationships and currently serves on the Board of Campspot, the leading online marketplace for RV communities and campgrounds and in which Sun owns a joint venture interest. Prior to joining the Company, Mr. Thelen held multiple positions with a national manufactured home builder, most recently as the Vice President of Sales and Marketing. Prior to that, he was with the management consulting firm Booz & Company.

2023 Proxy Statement	95

Information about Executive Officers

Marc Farrugia
Executive Vice President and Chief Administrative Officer
Mr. Farrugia has served as our Executive Vice President and Chief Administrative Officer since June 2022, leading the implementation of some of the Company's most strategic and transformational projects that will enhance the Company's continued growth. Mr. Farrugia served as the Company's Senior Vice President of Culture and Innovation since November 2019 and has been part of the Company's team since 2011. Prior to joining the Company, he held various roles in human resources, training, and mortgage banking at Quicken Loans.

Aaron Weiss
Executive Vice President, Corporate Strategy & Business Development
Aaron Weiss has served as our Executive Vice President of Corporate Strategy and Business Development since October 2021. Aaron Weiss is responsible for coordinating our corporate strategy, planning and business development and has a comprehensive background in real estate, lodging, finance and strategic advisory. Prior to joining the Company, he was a Managing Director in Citigroup’s Real Estate & Lodging Investment Banking Group where he provided strategic and financing advice to private and public real estate, lodging and private equity clients. Before joining Citigroup, Aaron Weiss worked at Nomura and Lehman Brothers where he executed capital markets and advisory transactions in the US, UK, Asia, Australia and Western Europe. Arthur A. Weiss, one of our directors, is Aaron Weiss's father.

Baxter R. Underwood
CEO of Safe Harbor
Mr. Underwood has served as Safe Harbor’s Chief Executive Officer since January 2017. He was designated as an executive officer of the Company upon our acquisition of Safe Harbor in October 2020. From 2015 to 2017, he served as President of Safe Harbor. Mr. Underwood was previously the Chief Investment Officer of CNL Lifestyle Properties, a previously public REIT, where he was responsible for the acquisition and management of a large portfolio of lifestyle assets. Since November 2022, Mr. Underwood has served on the Board of Directors of the Friends of the Katy Trail, a nonprofit organization.

96	Sun Communities, Inc.

Information about Executive Officers
EMPLOYMENT AGREEMENTS
Gary A. Shiffman
We and Mr. Shiffman have entered into an employment agreement dated March 29, 2021, as amended in March 2022 and December 2022, under which he serves as our CEO and President. This agreement supersedes Mr. Shiffman’s previous employment agreement, which governed the terms of his compensation in 2020. The term of Mr. Shiffman’s employment agreement expires on March 29, 2026, but is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement.
Mr. Shiffman’s annual base salary under his employment agreement is $900,000. The annual base salary under his previous employment agreement was $691,837. In addition to his base salary, we may pay Mr. Shiffman an annual incentive in an amount determined by the Compensation Committee, based on individual goals and objectives for Mr. Shiffman, the Company’s performance or other criteria the Compensation Committee deems relevant. Although annual incentives are not subject to predetermined contractual caps and are not required to be determined by reference to any predetermined contractual criteria, the Compensation Committee regularly sets specific performance criteria pursuant to a written plan for Mr. Shiffman adopted before or shortly after the beginning of each year.
John B. McLaren
We and Mr. McLaren have entered into an employment agreement effective December 31, 2022, under which he serves as our Strategic Advisor, Residential Communities. This agreement supersedes Mr. McLaren’s previous employment agreements, which governed the terms of his compensation in 2020, 2021 and 2022. The initial term of Mr. McLaren’s employment agreement expires December 31, 2023 and is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement.
Mr. McLaren’s annual base salary under his employment agreement is $400,000. In addition to his base salary, we may pay Mr. McLaren an annual incentive in an amount up to 100% of his base salary, based on individual goals and objectives set by the Company for Mr. McLaren, the Company’s performance and industry factors. Although annual incentives are not required to be determined by reference to any pre-determined contractual criteria, the Compensation Committee regularly sets specific performance criteria pursuant to a written plan for Mr. McLaren adopted before or shortly after the beginning of each year.
Prior to December 31, 2022, Mr. McLaren served as our President and COO. The annual base salary under his previous employment agreements was $650,000, from March 29, 2021 through December 31, 2022 and $525,000 before March 29, 2021. Mr. McLaren's annual incentive under his previous employment agreements was determined consistent with the terms of his current employment agreement, except there was no cap.
Fernando Castro-Caratini
We and Mr. Castro-Caratini have entered into an employment agreement effective May 2, 2022, under which he serves as our Executive Vice President, Treasurer, CFO and Secretary. The term of Mr. Castro-Caratini’s employment agreement expires on May 2, 2027, but is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement.
Mr. Castro-Caratini’s annual base salary under his employment agreement is $550,000. In addition to his base salary, we may pay Mr. Castro-Caratini an annual incentive in an amount up to 130% of his base salary based on individual goals and objectives for Mr. Castro-Caratini, the Company’s performance or other criteria the Compensation Committee deems relevant. Although annual incentives are not required to be determined by reference to any pre-determined contractual criteria, the Compensation Committee regularly sets specific performance criteria pursuant to a written plan for Mr. Castro-Caratini adopted before or shortly after the beginning of each year.
Karen J. Dearing
We and Ms. Dearing have entered into an employment agreement effective May 2, 2022, under which Ms. Dearing serves as our Executive Vice President of Special Projects. The initial term of Ms. Dearing’s employment agreement expires on May 2, 2023 and is automatically renewable thereafter for successive one-year terms unless either party timely terminates the agreement.
Ms. Dearing’s annual base salary under her employment agreement is $400,000. In addition to her base salary, we may pay Ms. Dearing an annual incentive in an amount up to 100% of her base salary based on individual goals and objectives for Ms. Dearing, the Company’s performance or other criteria the Compensation Committee deems relevant. Although annual incentives are not required to be determined by reference to any pre-determined contractual criteria, the Compensation Committee regularly sets specific performance criteria pursuant to a written plan for Ms. Dearing adopted before or shortly after the beginning of each year.
Prior to May 2, 2022, Ms. Dearing served as our Executive Vice President, Treasurer, CFO and Secretary pursuant to previous employment agreements with us. Ms. Dearing's annual base salary under the previous employment agreement was $600,000 from March 29, 2021 through May 2, 2022, and $425,000 before March 29, 2021. Ms. Dearing's annual incentive under her previous employment agreements was determined consistent with the terms of her current employment agreement, except there was no cap.

2023 Proxy Statement	97

Information about Executive Officers
Bruce D. Thelen
We and Mr. Thelen have entered into an employment agreement dated July 16, 2021, and amended in December 2022, under which he serves as our Executive Vice President and COO. The term of Mr. Thelen's employment agreement expires on July 15, 2026, but is automatically renewable for successive one-year terms thereafter unless either party timely terminates the agreement.
Mr. Thelen’s annual base salary under his employment agreement is $500,000. In addition to his base salary, we may pay Mr. Thelen an annual incentive in an amount up to 130% of his base salary based on individual goals and objectives for Mr. Thelen, the Company’s performance or other criteria the Compensation Committee deems relevant. Although incentives are not required to be determined by reference to any pre-determined contractual criteria, the Compensation Committee regularly sets specific performance criteria pursuant to a written plan for Mr. Thelen adopted before or shortly after the beginning of each year.
Aaron Weiss
We and Aaron Weiss have entered into an employment agreement dated October 18, 2021, and amended in March 2022 under which he serves as our Executive Vice President of Corporate Strategy and Business Development. The term of Aaron Weiss' employment agreement expires on October 15, 2026, but is automatically renewable for successive one-year terms thereafter unless either party timely terminates the agreement.
Aaron Weiss’ annual base salary for the portion of 2021 that he was employed by us was $450,000, with an increase to an annual base salary of $525,000, effective January 1, 2022. In addition to his base salary, we may pay Aaron Weiss an annual incentive in an amount determined by the Compensation Committee based on individual goals and objectives set for him, the Company’s performance or other criteria the Compensation Committee deems relevant. Although annual incentives are not subject to predetermined contractual caps and are not required to be determined by reference to any predetermined contractual criteria, the Compensation Committee may set specific performance criteria pursuant to a written plan for Aaron Weiss adopted before or shortly after the beginning of each year.
Non-competition Clauses
The non-competition clauses of each of our NEO's employment agreements generally preclude him or her from engaging, directly or indirectly, in the same business as the Company, including the development, ownership, leasing, management, financing or sales of MH or land lease communities, RV resorts, camping or glamping resorts, manufactured homes or marinas anywhere in the U.S. or any other country in which we operate during the period he or she is employed by us and for a period of up to 24 months following the period he or she is employed by us; provided, however, that if he or she is terminated without cause, as defined in his or her employment agreement, the period of non-competition will be reduced to 12 months following the period he or she is employed by us.
Clawback
Incentive compensation paid or payable to each of our executive officers will not be deemed to be fully earned and vested, and must be repaid to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules promulgated thereunder or the rules and regulations of the NYSE. Our executive officers’ incentive-based compensation, including equity-based incentive compensation, is also subject to our Executive Compensation Clawback Policy, under which the Compensation Committee may seek recoupment of incentive compensation if any of our executive officers engages in fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of our financial results in order to comply with federal securities laws.
Change of Control and Severance Payments
See “Change of Control and Severance Payments” below for a description of the change of control and severance payment provisions of the employment agreements of Mr. Shiffman, Mr. McLaren, Mr. Castro-Caratini, Ms. Dearing, Mr. Thelen and Aaron Weiss.
Copies of Employment Agreements
Copies of the employment agreements of Mr. Shiffman, Mr. Castro-Caratini, Ms. Dearing, Mr. Thelen and Aaron Weiss are attached as exhibits to our periodic filings under the Exchange Act.

98	Sun Communities, Inc.

Information about Executive Officers
CHANGE OF CONTROL
AND SEVERANCE PAYMENTS
Gary A. Shiffman, Fernando Castro-Caratini, Karen J. Dearing, Bruce D. Thelen and Aaron Weiss
Under their employment agreements, we are obligated to make severance and change of control payments to Mr. Shiffman, Mr. Castro-Caratini, Ms. Dearing, Mr. Thelen, and Aaron Weiss under certain circumstances.
If the employment of any such executive is terminated by us without “cause” or by the executive for “good reason” as defined in his or her employment agreement, he or she is entitled to any accrued but unpaid salary, incentive compensation and benefits through the effective date of termination. In addition, subject to the execution of a general release and continued compliance with his or her non-competition and confidentiality covenants, each such executive is entitled to continued payment of his or her base salary for up to 18 months after termination.
If the applicable executive's employment is terminated due to death or disability, he or she, or his or her successors and assigns, is entitled to any accrued but unpaid salary, incentive compensation and benefits through the effective date of termination. In addition, each executive is entitled to a continuation of salary for up to 24 months after death or disability.
If there is a change of control of the Company (as defined in each executive’s employment agreement) and any of the following occurs or is applicable:
•we or a successor entity terminate the employment of the applicable executive without “cause” (as defined in his or her employment agreement) within two years after the date of such change of control,
•the applicable executive terminates his or her employment for “good reason” (as defined in his or her employment agreement) within two years after the date of such change of control, or
•if the form of such change of control transaction is a sale by the Company of all or substantially all of its assets and the Company or its successor does not expressly assume the employment agreement of the applicable executive then we are obligated to pay the applicable executive, an amount equal to 2.99 times his or her then current base salary (less amounts paid between the change of control event and the triggering event), and to continue to provide him or her health and insurance benefits for up to one year. In addition, in the case of any such triggering event, all stock options or other stock-based compensation awarded to each NEO will become fully vested and immediately exercisable and any stock options may be exercised by him or her at any time within one year after the triggering event.
Under any of the foregoing events of termination or a change of control, all stock options and other stock-based compensation awarded to the applicable executive shall become fully vested and immediately exercisable.
John B. McLaren
Under Mr. McLaren's new employment agreement, we are not obligated to make severance and change of control payments upon termination for any reason, except that all stock-based compensation awarded to Mr. McLaren will fully vest if (i) Mr. McLaren's employment is terminated by us without "cause" or by Mr. McLaren for "good reason" as defined in his employment agreement, and (ii) if a change of control occurs and any of the events described in the bullets above occurs or is applicable. In the case of any such triggering event, all stock options or other stock-based compensation awarded to Mr. McLaren will become fully vested and immediately exercisable and any stock options may be exercised by him at any time within one year after the triggering event.

2023 Proxy Statement	99

Information about Executive Officers
The following tables describe the potential payments upon termination without cause, a termination due to death or disability or after a change of control (and associated termination of the executives) for the following NEOs assuming a termination date of December 31, 2022, and based on the terms of their respective employment agreements on that date:

Termination Without Cause
Name	Cash Payment(1)	Acceleration of Vesting of Stock Awards(2)	Benefits	Total
Gary A. Shiffman	$1,350,000	$36,730,837	$—	$38,080,837
John B. McLaren	$—	$12,310,012	$—	$12,310,012
Fernando Castro-Caratini	$825,000	$2,631,200	$—	$3,456,200
Karen J. Dearing	$600,000	$12,256,387	$—	$12,856,387
Bruce D. Thelen	$750,000	$3,592,160	$—	$4,342,160
Aaron Weiss	$787,500	$2,315,313	$—	$3,102,813

Termination Due to Death or Disability
Name	Cash Payment(1)	Acceleration of Vesting of Stock Awards(2)	Benefits	Total
Gary A. Shiffman	$1,800,000	$36,730,837	$—	$38,530,837
John B. McLaren	$—	$12,310,012	$—	$12,310,012
Fernando Castro-Caratini	$1,100,000	$2,631,200	$—	$3,731,200
Karen J. Dearing	$800,000	$12,256,387	$—	$13,056,387
Bruce D. Thelen	$1,000,000	$3,592,160	$—	$4,592,160
Aaron Weiss	$1,050,000	$2,315,313	$—	$3,365,313

Change of Control
Name	Cash Payment(1)	Acceleration of Vesting of Stock Awards(2)	Benefits(3)	Total
Gary A. Shiffman	$2,691,000	$36,730,837	$14,760	$39,436,597
John B. McLaren	$—	$12,310,012	$—	$12,310,012
Fernando Castro-Caratini	$1,644,500	$2,631,200	$17,124	$4,292,824
Karen J. Dearing	$1,196,000	$12,256,387	$14,760	$13,467,147
Bruce D. Thelen	$1,495,000	$3,592,160	$18,120	$5,105,280
Aaron Weiss	$1,569,750	$2,315,313	$18,120	$3,903,183
(1)Assumes a termination on December 31, 2022 and payments based on base salary without taking into account any accrued incentive-based compensation as of December 31, 2022 for each executive for the periods specified above.
(2)Calculated based on a termination as of December 31, 2022 and the fair market value of our common stock on the NYSE as of December 31, 2022.
(3)Reflects continuation of health benefits, life insurance and accidental death and disability insurance for the periods specified above.

100	Sun Communities, Inc.

PROPOSAL NO. 3 – NON-BINDING ADVISORY VOTE TO APPROVE FREQUENCY OF SHAREHOLDER VOTES ON COMPENSATION

SUMMARY
What Am I Voting On?
The third proposal to be considered at the Annual Meeting will be a non-binding advisory vote on the frequency of shareholder votes on executive compensation. Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution to shareholders at least once every six years to determine whether advisory votes on executive compensation should be held every one, two or three years. Accordingly, shareholders are being asked to vote on the following resolution:
“RESOLVED, that the shareholders of Sun Communities, Inc. advise that an advisory resolution with respect to executive compensation should be presented every, one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.”
In voting on this resolution, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain from voting.
The optimal frequency of vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question and the Board believes there is a reasonable basis for each of the options. The Board believes that an annual vote is needed to give shareholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders. For that reason, the Board recommends a vote for the holding of advisory votes on executive compensation every year.
Vote Required
The one-year, two-year or three-year frequency receiving the affirmative vote of holders of a majority of the votes cast will be the frequency approved. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by shareholders. Since abstentions and broker non-votes are not considered votes cast, they will not be counted in determining the frequency option approved. Because the vote on this proposal is advisory in nature, it will not be binding on or overrule any decisions by the Board; will not create or imply any additional fiduciary duty on the part of the Board; and will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board unanimously recommends that you vote to conduct a non-binding advisory vote on executive compensation EACH YEAR at the annual meeting of shareholders. Proxies solicited by the Board will be voted for an advisory vote on executive compensation to be held every year unless instructions to withhold or to the contrary are given.

2023 Proxy Statement	101

SUMMARY
What Am I Voting On?
The fourth proposal to be considered at the Annual Meeting will be the ratification of the selection of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm. The Audit Committee has selected and appointed Grant Thornton as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023. Grant Thornton has audited our consolidated financial statements since 2003. Although ratification by shareholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in our best interests and our shareholders. If our shareholders do not ratify the appointment of Grant Thornton, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.
It is anticipated that a representative of Grant Thornton will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Vote Required
A majority of the votes cast at the Annual Meeting is required to ratify the selection of Grant Thornton. Abstentions will not count as votes cast for this proposal and do not represent votes cast for or against the ratification of the selection of Grant Thornton. In the absence of your voting instructions, your broker or nominee may vote your shares for this proposal in its discretion.

The Board unanimously recommends that you vote “FOR” the ratification of the selection of Grant Thornton as our independent registered public accounting firm for 2023.

102	Sun Communities, Inc.

Proposal No. 4 – Ratification of Selection of Grant Thornton LLP
ENGAGEMENT OF GRANT THORNTON LLP
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent accountants. The Audit Committee has appointed Grant Thornton as our independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2023. Grant Thornton has audited our consolidated financial statements since 2003, served as the Company’s independent accountants for the year ended December 31, 2022, and reported on the Company’s consolidated financial statements for the year.
The Audit Committee annually reviews Grant Thornton’s independence and performance in determining whether to retain Grant Thornton or engage another independent registered public accounting firm as our independent accountants. As part of that annual review, the Audit Committee considers, among other things, the following:
•the quality and efficiency of the current and historical services provided to us by Grant Thornton,
•Grant Thornton’s capability and expertise in handling the breadth and complexity of our company’s operations,
•the quality and candor of Grant Thornton’s communications with the Audit Committee,
•Grant Thornton’s qualifications and performance,
•Grant Thornton’s independence from us,
•the appropriateness of Grant Thornton’s fees, and
•Grant Thornton’s tenure as our Company’s independent accountants, including the benefits of having a long-tenured auditor.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Auditor Fees Policy
The Audit Committee has a policy on the pre-approval of audit and non-audit services to be provided by our independent auditors. The policy requires that all services provided by the independent auditors to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. All of the services provided by our independent auditor in 2022 and 2021 including services related to audit, audit-related fees, tax fees and all other fees described below, were approved by the Audit Committee under its pre-approval policies.
Auditor Fees
Aggregate fees for professional services rendered by Grant Thornton, our independent auditors, for the years ended December 31, 2022 and 2021 were as follows:

Category	December 31, 2022	December 31, 2021
Audit Fees: For professional services rendered for the audit of our financial statements, the audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, the reviews of quarterly financial statements and consents	$1,960,223	$1,565,200
Audit-Related Fees: For professional services rendered for accounting assistance with new accounting standards and potential transactions and other SEC related matters	$932,502	$22,880

2023 Proxy Statement	103

The Board maintains an Audit Committee comprised of four directors. The directors who serve on the Audit Committee are all “independent” for purposes of the NYSE listing standards. The Audit Committee held four formal meetings during the year ended December 31, 2022.
In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
•reviewed and discussed the audited financial statements with management and Grant Thornton, our independent auditors, for the fiscal year ended December 31, 2022;
•discussed with the independent auditors those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, be filed with the SEC.
The Audit Committee has considered and determined that the level of fees of Grant Thornton for provision of services other than the audit services is compatible with maintaining the auditor’s independence.
Respectfully Submitted,
Members of the Audit Committee:
Stephanie W. Bergeron (Chair)
Meghan G. Baivier
Brian M. Hermelin
Clunet R. Lewis

104	Sun Communities, Inc.

SUMMARY
What Am I Voting On?
The fifth proposal to be considered at the Annual Meeting will be the approval of an amendment to our charter that increases the number of authorized shares of our common stock, $0.01 par value per share, from 180,000,000 to 360,000,000. The amendment to the charter, if approved, will be affected pursuant to the proposed Articles of Amendment in the form attached as Appendix B to this Proxy Statement, (the “Articles of Amendment”). On February 15, 2023, our Board approved and declared the proposed amendment advisable. The proposed amendment is subject to approval by our shareholders.
If the shareholders approve the proposal, the Articles of Amendment will be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and the amendment to the charter described above will be effective upon the acceptance for record of the Articles of Amendment by the SDAT. If the proposal is not approved by our shareholders, we will not file the Articles of Amendment.
As of March 7, 2023:
•124,360,452 shares of our common stock were outstanding
•2,999,191 shares of our common stock were reserved for issuance under our equity incentive plans
•14,093,897 shares of our common stock were reserved for issuance under our at-the-market offering program
•4,525,114 shares of our common stock were reserved for issuance upon conversion or exchange of outstanding common and preferred OP units issued by the Operating Partnership, and
•No shares of our preferred stock were outstanding.
Therefore, as of March 7, 2023, there are 34,021,345 shares of common stock that are not reserved and remain available for issuance.
The proposed amendment to the charter deletes Article V, Section 1 of the charter and replaces it with the following:
Section 1. Authorized Shares. The total number of shares of stock which the Company has authority to issue is 380,000,000 shares, of which 360,000,000 shares are shares of common stock, $0.01 par value per share ("Common Stock”), and 20,000,000 shares are shares of preferred stock, $0.01 par value per share ("Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $3,800,000.

2023 Proxy Statement	105

Proposal No. 5 – Approval of Articles of Amendment to the Company’s Charter to Increase Authorized Shares of Common Stock
Our Board believes that it is advisable and in the best interests of us and our shareholders to amend our charter to increase the number of authorized shares of common stock in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future capital needs. The additional shares will be available for issuance from time to time by us in the discretion of our Board, subject to shareholder approval as may be required under applicable law or stock exchange rules. The additional authorized shares will provide flexibility with respect to future transactions, including acquisitions of other businesses or properties where we would have the option to use our common stock (or securities convertible into or exercisable for common stock) as consideration (rather than cash), financing future growth, financing transactions, stock splits and other general corporate purposes.
The holders of our common stock have no preemptive rights, which means that current shareholders do not have a prior right to purchase any additional shares of common stock (or other securities) that the Company may issue in order to maintain their proportionate ownership and voting interest, and our Board has no plans to grant such rights with respect to any such shares. The Company’s issuance of any additional shares of common stock, including the additional shares that will be authorized if the proposed amendment is approved, may have the effect of diluting the stock ownership of the Company’s current shareholders.
The rights and terms of our common stock will not be changed in any way by the proposed amendment, and the additional shares of common stock, if authorized, would have the same rights and privileges as the shares of common stock currently outstanding.
If our Board were to approve the issuance of additional shares of common stock, it could have an anti-takeover effect, although this is not the intent of our Board in proposing the amendment. For instance, shares of our authorized but unissued common stock could be issued in one or more transactions that could delay, defer or prevent a transaction, including a change in control of the Company, that might involve a premium price for our shareholders or that shareholders believe is otherwise in their best interest. As of the date of this Proxy Statement, we are not aware of any attempt or plan by any person or entity to obtain control of our Company.
Vote Required
The affirmative vote by at least two-thirds of all votes entitled to be cast on this proposal is required for the approval of the amendment to our charter to increase the authorized shares of common stock. Brokers are not empowered to vote on this proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Abstentions, broker non-votes and failure to vote will have the same effect as a vote against this proposal.

The Board unanimously recommends that you vote “FOR” the approval of the Articles of Amendment.

106	Sun Communities, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth the beneficial ownership of our common stock by any shareholder known to us to own more than five percent of the outstanding shares of our common stock as of December 31, 2022.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares as of Record Date
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	17,710,919	14.24%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	10,662,978	8.57%
Cohen & Steers, Inc.(3) Cohen & Steers Capital Management, Inc. 280 Park Avenue, 10th Floor New York, NY 10017 Cohen & Steers UK Limited 50 Pall Mall 7th Floor London, United Kingdom SW1Y 5JH Cohen & Steers Ireland Limited 77 Sir Jon Rogerson's Quay Block C, Grand Canal Docklands Dublin 2, D02 VK60	10,120,389	8.14%
(1)This information was derived from the Schedule 13G/A for the year ended December 31, 2022, and filed with the SEC on February 9, 2023 by The Vanguard Group, Inc., in its capacity as an investment advisor, which states it has shared voting power over 195,198 shares, sole dispositive power over 17,346,751 shares, shared dispositive power over 364,168 shares, and an aggregate amount beneficially owned of 17,710,919 shares as of December 31, 2022. This aggregate number of shares reported as beneficially owned as of December 31, 2022 represents 14.24% of our outstanding common stock as of the Record Date.
(2)This information was derived from the Schedule 13G/A for the year ended December 31, 2022, and filed with the SEC on February 3, 2023 by BlackRock, Inc., in its capacity as a parent holding company or control person, which states it has sole voting power over 9,699,296 shares, sole dispositive power over 10,662,978 shares, and an aggregate amount beneficially owned of 10,662,978 shares as of December 31, 2022. This aggregate number of shares reported as beneficially owned as of December 31, 2022 represents 8.57% of our outstanding common stock as of the Record Date.
(3)This information was derived from the Schedule 13G for the year ended December 31, 2022, and filed with the SEC on February 14, 2023 by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc., Cohen & Steers UK Limited and Cohen & Steers Ireland Limited, in their capacities as a parent holding company or control person and investment adviser, which states they respectively have sole voting power over 7,317,630; 7,294,209, 15,966 and 7,455 shares, sole dispositive power over 10,120,389; 10,053,039, 59,895 and 7,455 shares, and an aggregate amount beneficially owned of 10,120,389 shares as of December 31, 2022. This aggregate number of shares reported as beneficially owned as of December 31, 2022 represents 8.14% of our outstanding common stock as of the Record Date.

2023 Proxy Statement	107

Security Ownership Information
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth, based upon information available to us, the shareholders as of the Record Date of: (a) each of our directors; (b) each of our NEOs; and (c) all of our directors and executive officers as a group. Except as otherwise noted, the directors and executive officers, and the directors and executive officers as a group, have sole voting and investment power over the shares listed. The address of all directors and executive officers named below is c/o Sun Communities, Inc., 27777 Franklin Road, Suite 300, Southfield, Michigan 48034.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)
Gary A. Shiffman	1,700,888	(2)	1.36%
John B. McLaren	148,361		*
Fernando Castro-Caratini	36,954		*
Karen J. Dearing	170,411	(3)	*
Bruce D. Thelen	40,247		*
Aaron Weiss	32,313		~~*~~
Tonya Allen	5,209		*
Meghan G. Baivier	14,200		*
Stephanie W. Bergeron	23,100		*
Jeff T. Blau	2,000		*
Brian M. Hermelin	23,110	(4)	*
Clunet R. Lewis	46,900	(5)	*
Ronald A. Klein	17,400	(6)	*
Arthur A. Weiss	917,436	(7)	*
All directors and executive officers as a group (16 persons)(8)	2,573,173		2.06%
*Less than one percent of the outstanding shares.
(1)In accordance with SEC regulations, the percentage calculations are based on 124,360,452 shares of common stock issued and outstanding as of the Record Date, plus shares which may be issued within 60 days of the Record Date upon the conversion of common OP units and preferred OP units issued by the Operating Partnership.
(2)Includes 733,097 shares issuable upon the conversion of common OP units over which Mr. Shiffman has shared voting and investment power with Mr. Weiss. Mr. Shiffman disclaims beneficial ownership of such common OP units and shares, except to the extent of his pecuniary interest therein. Common OP units convertible into 534,428 shares described above are pledged as security for indebtedness as of the Record Date.
(3)Includes 13,583 shares over which Ms. Dearing has shared voting and investment power.
(4)Includes 335 shares over which Mr. Hermelin has shared voting and investment power with Mr. Weiss.
(5)Includes 20,000 shares issuable upon the conversion of common OP units over which Mr. Lewis has shared voting and investment power.
(6)Does not include 3,700 shares of common stock, the issuance and receipt of which is deferred pursuant to the Sun Communities, Inc. Non-Employee Directors Deferred Compensation Plan.
(7)Includes: (a) 16,938 shares issuable upon the conversion of common OP units, (b) 733,097 shares issuable upon the conversion of common OP units over which Mr. Weiss has shared voting and investment power with Mr. Shiffman, and (c) 130,810 shares held by trusts of which Mr. Weiss is the sole trustee and has sole voting and investment power, and (d) 335 shares over which Mr. Weiss has shared voting and investment power with Mr. Hermelin. Mr. Weiss does not have a pecuniary interest in any of the shares or common OP units described in clauses (b), (c) and (d) above and, accordingly, Mr. Weiss disclaims beneficial ownership of all such shares and common OP units. Common OP units convertible into 534,428 shares described in clause (b) above are pledged as security for indebtedness.
(8)Includes 770,035 shares issuable upon the conversion of common OP units and 31,390 shares issuable upon the conversion of preferred OP units. Common OP units and preferred OP units convertible into an aggregate of 553,278 shares described above are pledged as security for indebtedness as of the Record Date.

108	Sun Communities, Inc.

ABOUT THE ANNUAL MEETING
This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.
What is the Purpose of the Annual Meeting?
At the Annual Meeting, shareholders will vote on the following proposals:
Proposal No. 1 — Elect nine directors to serve until our 2024 annual meeting of shareholder or until their successors shall have been duly elected and qualified;
Proposal No. 2 — Non-binding advisory vote on executive compensation;
Proposal No. 3 — Non-binding advisory vote on frequency of shareholder votes on executive compensation;
Proposal No. 4 — Ratification of the selection of Grant Thornton as our independent registered public accounting firm for 2023; and
Proposal No. 5 — Approval of the Articles of Amendment to increase authorized shares of common stock.
In addition, shareholders shall consider any other business properly brought before the Annual Meeting.
We have sent these proxy materials to you because our Board is requesting that you allow your shares of our common stock to be represented at the Annual Meeting by the proxies named in the enclosed proxy card. This Proxy Statement contains information that we are required to provide you under the rules of the SEC and that is designed to assist you in voting your shares of common stock.
Why are you holding a virtual Annual Meeting?
The Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. Our goal for the Annual Meeting is to enable the largest number of shareholders to participate in the meeting, while providing substantially the same access and possibilities for exchange with the Board and our senior management as an in-person meeting. We believe that this approach represents best practices for virtual shareholder meetings. For example, the virtual format allows shareholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.
How do I attend and vote shares at the virtual Annual Meeting?
The Annual Meeting will begin at 11:00 a.m. EDT on May 16, 2023. We encourage shareholders to access the meeting prior to the start time. Please allow ample time for check-in, which will begin at 10:45 a.m. EDT. In order to participate in the Annual Meeting live via the Internet, you must log in at www.virtualshareholdermeeting.com/SUI2023 and be sure to enter the 16-digit number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. You may also attend the meeting and vote online at the meeting if you have obtained a legal proxy from your bank or broker.
On the day of the Annual Meeting, if you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.
Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting. We will provide a physical location for shareholders to attend the meeting via the webcast if requested by a shareholder in writing by contacting the Secretary at Sun Communities, Inc., 27777 Franklin Road, Suite 300, Southfield, MI 48034. Please note that no members of management or the Board will be in attendance at the physical location.

2023 Proxy Statement	109

General Information
How can I ask questions during the Annual Meeting?
Questions may be submitted prior to the meeting at www.proxyvote.com or you may submit questions in real time during the meeting using our Annual Meeting Website. Please note that shareholders will need their unique control number which appears on their Notice of Internet Availability, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to access these sites. Beneficial shareholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.
Questions submitted in accordance with the Rules of Conduct and Procedures (available on the Annual Meeting Website) will be generally addressed in the order received and we limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible. Answers to any such questions that are not addressed during the meeting will be published following the meeting on suncommunities.com/investor-relations. Questions regarding personal matters, including general economic, political, or product questions, that are not directly related to the business of the Company are not pertinent to meeting matters and therefore will not be answered. If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, we provide an opportunity for shareholders to contact us separately after the Annual Meeting through our Investor Relations website suncommunities.com/investor-relations/.
If you are eligible to attend the 2023 annual meeting but cannot submit your question using www.proxyvote.com or the Annual Meeting Website, please contact our Investor Relations Department at (248) 208-2500 for accommodations.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting Website log-in page.
Who is Entitled to Vote?
You will be entitled to vote your shares of common stock on the proposals if you held your shares of common stock at the close of business on the Record Date. As of the Record Date, a total of 124,360,452 shares of common stock were outstanding and entitled to vote held by 633 holders of record. Each share of common stock entitles its holder to cast one vote for each matter to be voted upon.
What is Required to Hold the Annual Meeting?
The presence at the Annual Meeting of the holders of a majority of the shares of common stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting business to be conducted at the Annual Meeting. If you have returned valid proxy instructions or you attend the Annual Meeting, your shares of common stock will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the Annual Meeting. If there is not a quorum at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to the shareholders, other than an announcement at the prior adjournment of the Annual Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Annual Meeting.

110	Sun Communities, Inc.

General Information
How do I Vote?
Your vote is important. Shareholders have a choice of voting over the Internet (either before or during the Annual Meeting), by telephone, or using a traditional proxy card.

To vote by Internet:
Before the Meeting - go to www.proxyvote.com and follow the instructions there. You will need the 16-digit number included on your proxy card, voter instruction form or notice.
During the Meeting - go to www.virtualshareholdermeeting.com/SUI2023. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Voting online during the meeting will replace any previous votes.
Even if you plan to attend the meeting virtually, we recommend that you submit your proxy card or voting instructions, or vote by internet, telephone or traditional proxy card by the deadline so that your vote will be counted even if you later decide not to attend the meeting.

To vote by telephone, shareholders should dial the phone number listed on their voter instruction form and follow the instructions. You will need the 16-digit number included on the voter instruction form or notice.

If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:
internet: www.proxyvote.com;
phone: (800) 579-1639; or
email: sendmaterial@proxyvote.com (your material should contain the 16-digit number in the subject line included on the voter instruction form or notice).

The deadline for voting by phone or Internet before the meeting is 11:59 p.m. EDT, on May 15, 2023.
If you complete your proxy via the internet or telephone, or properly sign and return you proxy card, your shares will be voted as you direct. You may specify whether your shares should be voted: (1) for all, some or none of the nominees for director, (2) for or against Proposal No. 2, (3) regarding Proposal No. 3, for conducting non-binding advisory shareholder votes on executive compensation every one, two or three years (4) for or against Proposal No. 4 and (5) for or against Proposal No. 5.
We encourage you to provide voting instructions to your brokerage firm by returning a completed proxy. This ensures your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive notice of this Proxy Statement.
Can I Change or Revoke My Proxy?
You may change your proxy at any time before the Annual Meeting by timely delivery of a properly executed, later-dated proxy or by voting at the virtual meeting. You may also revoke your proxy by delivering to our Secretary, so that it is received prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy. However, attendance (without further action) at the Annual Meeting will not by itself constitute revocation or change of a previously granted proxy.
What are the Board’s Recommendations?
The Board recommends that you vote:
FOR the election of each of the nominees for director;
FOR the non-binding approval of the executive compensation as disclosed in this Proxy Statement;
FOR conducting future non-binding advisory shareholder votes on executive compensation each year;
FOR the ratification of the selection of Grant Thornton as our independent registered public accounting firm for 2023; and
FOR the approval of the Articles of Amendment to Increase Authorized Shares of Common Stock.
If no instructions are indicated on your valid proxy, the representative holding your proxy will vote in accordance with the foregoing recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof, the representatives holding proxies will vote in their own discretion.
How Can I Receive a Proxy Statement and Annual Report?
Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 23, 2023, is available electronically via the Internet at www.proxyvote.com. In addition, we will provide without charge to each person to whom this Proxy Statement is delivered, upon written or verbal request, a copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022, which contains our audited financial statements. Written or telephone requests should be directed to us at 27777 Franklin Road, Suite 300, Southfield, Michigan 48034. Our telephone number is (248) 208-2500.

2023 Proxy Statement	111

General Information
If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

Internet	Call	Mail
www.proxyvote.com	(800) 579-1639	sendmaterial@proxyvote.com (your email should contain the 16-digit number in the subject line included on the voter instruction form or notice)

What Vote is Needed to Approve Each Proposal?
Following are the votes needed in order for each proposal to be approved at the Annual Meeting. For all proposals, a quorum must be present at the Annual Meeting.
Proposal No. 1: The affirmative vote by a majority of all the votes cast at the Annual Meeting is necessary for the election of nine directors to serve until our 2024 annual meeting of shareholders, or until their successors shall have been duly elected and qualified.
Proposal No. 2: The affirmative vote by a majority of all the votes cast at the Annual Meeting is required for the non-binding approval of the executive compensation of our NEOs as disclosed in this Proxy Statement.
Proposal No. 3: The affirmative vote by a majority of all the votes cast at the Annual Meeting is required for conducting future non-binding advisory votes on executive compensation annually. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by shareholders.
Proposal No. 4: The affirmative vote by a majority of all the votes cast at the Annual Meeting is required for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2023.
Proposal No. 5: The affirmative vote by two-thirds of all the votes entitled to be cast at the Annual Meeting is required for the approval of the Amendment of Articles of Restatement to Increase Authorized Shares of Common Stock.
We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions will not be counted as “votes cast.” Abstention will have the same effect as a vote against proposal No 4. Abstentions will have no effect on any of the other proposals. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the Annual Meeting. If you are a beneficial owner whose shares of common stock are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on Proposal No. 3 even if the broker does not receive voting instructions from you. However, under NYSE rules, your broker does not have discretionary authority to vote on any of the other proposals without instructions from you, in which case a broker “non-vote” will occur, and your shares of common stock will not be voted on these matters.
How is My Vote Counted?
If the proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions enclosed, the shares of common stock represented by the proxy will be voted by Gary A. Shiffman and Fernando Castro-Caratini, the Board’s proxy agents for the Annual Meeting, in the manner specified in the proxy. If no specification is made, the common stock will be voted “FOR” the election of the nine nominees for the Board, “FOR” the executive compensation as disclosed in this Proxy Statement, “FOR” conducting non-binding advisory shareholder votes on executive compensation each year, “FOR” the ratification of the selection of Grant Thornton as our independent registered public accounting firm for 2023, and "FOR" the approval of the Amendment of Articles of Restatement to Increase Authorized Shares of Common Stock, and at the discretion of Gary A. Shiffman and Fernando Castro-Caratini, the Board's designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no shareholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
Who is Soliciting My Proxy?
This solicitation of proxies is made by and on behalf of our Board. Proxies may be solicited by personal interview, telephone, facsimile or email or by our directors, officers and employees. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred in forwarding the material.
We have engaged Alliance Advisors LLC as proxy solicitors, and we anticipate fees and expenses will not exceed $12,000. The costs of all proxy solicitation will be borne by us. Alliance Advisors LLC will assist us with voting research, investor outreach and securing votes.
Our principal executive offices are located at 27777 Franklin Road, Suite 300, Southfield, Michigan 48034.

112	Sun Communities, Inc.

General Information
OTHER MATTERS
The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.
By Order of the Board of Directors
Fernando Castro-Caratini, Secretary
Dated: April 3, 2023

2023 Proxy Statement	113

Investors in and analysts providing research on the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets. NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO
FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). In addition, the Company calculates Constant Currency Core FFO by translating the operating results from the UK, Canada and Australia at the foreign currency exchange rates used for guidance. The Company believes that Core FFO and Constant Currency Core FFO provide enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. In addition, we calculate Constant Currency NOI for our UK Operations by translating the operating results from the UK at the foreign currency exchange rate used for guidance. We believe that NOI and Constant Currency NOI provide enhanced comparability for investor evaluation of properties performance and growth over time.

114	Sun Communities, Inc.

Appendix A – Non-GAAP Financial Measures
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. In addition, the Company calculates Constant Currency NOI for its UK Operations by translating the operating results at the foreign currency exchange rate used for guidance. The Company believes that NOI and Constant Currency NOI provide enhanced comparability for investor evaluations of period-over-period results.
Same Property NOI - A key management tool used when evaluating performance and growth of the Company's properties is a comparison of the Same Property portfolio. The Company defines same properties as those the Company has owned and operated continuously since January 1, 2021. Same properties exclude ground-up development properties, acquired properties and properties sold after December 31, 2020. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. The Same Property data may change from time-to-time depending on acquisitions, dispositions, management discretion, significant transactions or unique situations. Same Property NOI does not include the revenues and expenses related to home sales, service, retail, dining and entertainment activities at the properties.
EBITDA
EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed Costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.

2023 Proxy Statement	115

Appendix A – Non-GAAP Financial Measures
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
The following table reconciles Net income attributable to Sun Communities, Inc. common shareholders to funds from operations (amounts in millions, except for per share data):

	Year Ended December 31,
	2022	2021	2020
Net Income Attributable to SUI Common Shareholders	$242.0	$380.2	$131.6
Adjustments
Depreciation and amortization	602.6	521.9	376.9
Depreciation on nonconsolidated affiliates	0.1	0.1	0.1
(Gain) / loss on remeasurement of marketable securities	53.4	(33.5)	(6.1)
Loss on remeasurement of investment in nonconsolidated affiliates	2.7	0.2	1.6
(Gain) / loss on remeasurement of notes receivable	0.8	(0.7)	3.3
Gain on dispositions of properties	(12.2)	(108.1)	(5.6)
Add: Returns on preferred OP units	9.5	4.0	2.2
Add: Income attributable to noncontrolling interests	10.4	14.7	7.9
Gain on dispositions of assets, net	(54.9)	(60.5)	(22.2)
FFO	$854.4	$718.3	$489.7

Adjustments
Business combination expense and other acquisition related costs	47.4	10.0	25.3
Loss on extinguishment of debt	4.4	8.1	5.2
Catastrophic event-related charges, net	17.5	2.2	0.9
Earnings - catastrophic event-related charges	4.8	0.2	—
(Gain) / loss on foreign currency exchanges	(5.4)	3.7	(7.7)
Other adjustments, net	0.4	16.2	2.2
Core FFO	$923.5	$758.7	$515.6
Adjustment
Foreign currency translation impact(a)	11.0	—	—
Constant Currency Core FFO	$934.5	$758.7	$515.6

Weighted average common shares outstanding - Basic	120.2	112.6	97.5
Add
Common shares dilutive effect from forward equity sale	0.2	—	—
Restricted stock	0.4	0.2	0.4
Common OP units	2.5	2.5	2.5
Common stock issuable upon conversion of certain preferred OP units	2.3	1.2	0.9
Weighted Average Common Shares Outstanding - Diluted	$125.6	$116.5	$101.3

FFO per Share	$6.80	$6.16	$4.83
Core FFO per Share	$7.35	$6.51	$5.09
Constant Currency Core FFO per Share	$7.44	$6.51	$5.09
(a) The Company calculated the foreign currency translation impact by comparing the actual weighted average foreign currency rates with the weighted average foreign currency rates used for guidance, as follows:

	Year Ended
	December 31, 2022
	Actual	Guidance
U.S. Dollars per Pounds Sterling	$1.2041	$1.330
U.S. Dollars per Canadian Dollars	$0.7692	$0.770
U.S. Dollars per Australian Dollars	$0.7282	$0.756

116	Sun Communities, Inc.

Appendix A – Non-GAAP Financial Measures
The following table reconciles Net income attributable to SUI common shareholders to Net Operating Income (amounts in millions):

	Year Ended December 31,
	2022	2021	2020
Net Income Attributable to SUI Common Shareholders	$242.0	$380.2	$131.6
Interest income	(35.2)	(12.2)	(10.1)
Brokerage commissions and other revenues, net	(34.9)	(30.2)	(17.2)
General and administrative	256.8	181.3	109.5
Catastrophic event-related charges, net	17.5	2.2	0.9
Business combination expense	24.7	1.4	23.0
Depreciation and amortization	604.8	522.7	376.9
Loss on extinguishment of debt	4.4	8.1	5.2
Interest expense	229.8	158.6	129.1
Interest on mandatorily redeemable preferred OP units / equity	4.2	4.2	4.2
(Gain) / loss on remeasurement of marketable securities	53.4	(33.5)	(6.1)
(Gain) / loss on foreign currency exchanges	(5.4)	3.7	(7.7)
Gain on disposition of properties	(12.2)	(108.1)	(5.6)
Other expense, net	2.1	12.1	5.2
(Gain) / loss on remeasurement of notes receivable	0.8	(0.7)	3.3
Income from nonconsolidated affiliates	(2.9)	(4.0)	(1.7)
Loss on remeasurement of investment in nonconsolidated affiliates	2.7	0.2	1.6
Current tax expense	10.3	1.2	0.8
Deferred tax expense / (benefit)	(4.2)	0.1	(1.6)
Preferred return to preferred OP units / equity interests	11.0	12.1	6.9
Add: Income attributable to noncontrolling interests	10.8	21.5	8.9
NOI	$1,380.5	$1,120.9	$757.1

	Year Ended December 31,
	2022	2021	2020
Real property NOI	$1,167.0	$1,002.6	$721.3
Home sales NOI	154.6	74.4	28.6
Service, retail, dining and entertainment NOI	58.9	43.9	7.2
NOI	$1,380.5	$1,120.9	$757.1

2023 Proxy Statement	117

Appendix A – Non-GAAP Financial Measures
The following table reconciles Net income attributable to SUI common shareholders to Recurring EBITDA (amounts in millions):

	Year Ended December 31,
	2022	2021	2020
Net Income Attributable to SUI Common Shareholders	$242.0	$380.2	$131.6
Adjustments
Depreciation and amortization	604.8	522.7	376.9
Loss on extinguishment of debt	4.4	8.1	5.2
Interest expense	229.8	158.6	129.1
Interest on mandatorily redeemable preferred OP units / equity	4.2	4.2	4.2
Current tax expense	10.3	1.2	0.8
Deferred tax (benefit) / expense	(4.2)	0.1	(1.6)
Income from nonconsolidated affiliates	(2.9)	(4.0)	(1.7)
Less: Gain on dispositions of properties	(12.2)	(108.1)	(5.6)
Less: Gain on dispositions of assets, net	(54.9)	(60.5)	(22.2)
EBITDAre	$1,021.3	$902.5	$616.7
Adjustments
Catastrophic event-related charges, net	17.5	2.2	0.9
Business combination expense	24.7	1.4	23.0
(Gain) / loss on remeasurement of marketable securities	53.4	(33.5)	(6.1)
(Gain) / loss on foreign currency exchanges	(5.4)	3.7	(7.7)
Other expense, net	2.1	12.1	5.2
(Gain) / loss on remeasurement of notes receivable	0.8	(0.7)	3.3
Loss on remeasurement of investment in nonconsolidated affiliates	2.7	0.2	1.6
Preferred return to preferred OP units / equity interests	11.0	12.1	6.9
Add: Income attributable to noncontrolling interests	10.8	21.5	8.9
Add: Gain on dispositions of assets, net	54.9	60.5	22.2
Recurring EBITDA	$1,193.8	$982.0	$674.9

118	Sun Communities, Inc.

SUN COMMUNITIES, INC.
Articles of Amendment
Sun Communities, Inc., a Maryland corporation (the “Company”), having its principal office in the State of Maryland in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the “SDAT”), that:
FIRST: The charter of the Corporation is hereby amended by increasing the number of authorized shares of common stock from 180,000,000 to 360,000,000, and from and after the acceptance of these Articles of Amendment by the SDAT, Article V, Section 1 of the charter is deleted in its entirety and replaced with the following:
“Section 1. Authorized Shares. The total number of shares of stock which the Company has authority to issue is 380,000,000 shares, of which 360,000,000 shares are shares of common stock, $0.01 par value per share (“Common Stock”), and 20,000,000 shares are shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $3,800,000.”
SECOND: The Company's Board, pursuant to and in accordance with the charter and Bylaws of the Company and the Maryland General Corporation Law (the “MGCL”), duly advised the foregoing amendments and the stockholders of the Company entitled to vote on the foregoing amendment, pursuant to and in accordance with the charter and bylaws of the Company and the MGCL, duly approved the foregoing amendment.
THIRD:
(a) As of immediately before the foregoing amendment to the Company’s charter, the total number of shares of capital stock of all classes that the Company has authority to issue is 200,000,000 shares, consisting of 180,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.
(b) As of immediately following the foregoing amendment to the Company’s charter, the total number of shares of capital stock of all classes that the Company has authority to issue is 380,000,000 shares, consisting of 360,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.
(c) The aggregate par value of all authorized shares having a par value is $2,000,000.00 as of immediately before the foregoing amendment and $3,800,000 as of immediately following the foregoing amendment.
(d) The shares of the Company’s capital stock are divided into classes, but the descriptions of each class of the Company’s capital stock are not changed by the foregoing amendment.

2023 Proxy Statement	119

Appendix B – Articles of Amendment to Increase Authorized Shares of Common Stock
FOURTH: The undersigned CEO acknowledges these Articles of Amendment to be the corporate act of the Company and as to all matters or facts set forth herein which are required to be verified under oath, the undersigned CEO acknowledges that to the best of his knowledge, information and belief, such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its CEO and attested to by its Secretary as of , 2023.

SUN COMMUNITIES, INC.

By: ________________________________
      Gary A. Shiffman, CEO

ATTEST:
________________________________
Fernando Castro-Caratini, Secretary

120	Sun Communities, Inc.

27777 Franklin Road, Suite 300 • Southfield, Michigan 48034
www.suncommunities.com • NYSE: SUI

SUN COMMUNITIES, INC.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 15, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97357-P87408

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUN COMMUNITIES, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Gary A. Shiffman	☐	☐	☐
1b. Tonya Allen	☐	☐	☐
1c. Meghan G. Baivier	☐	☐	☐
1d. Stephanie W. Bergeron	☐	☐	☐
1e. Jeff T. Blau	☐	☐	☐
1f. Brian M. Hermelin	☐	☐	☐
1g. Ronald A. Klein	☐	☐	☐
1h. Clunet R. Lewis	☐	☐	☐
1i. Arthur A. Weiss	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain
2. To approve, by a non-binding advisory vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR 1 Year on proposal 3.	1 Year	2 Years	3 Years	Abstain
3. To approve, by a non-binding advisory vote, frequency of shareholder votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.	For	Against	Abstain
4. To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5.	For	Against	Abstain
5. To approve the Articles of Amendment to the Company's Charter to increase authorized shares of common stock.	☐	☐	☐

NOTE: The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and 10-K Wrap are available at www.proxyvote.com.

D97358-P87408

SUN COMMUNITIES, INC.
Annual Meeting of Shareholders
May 16, 2023 11:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary A. Shiffman and Fernando Castro-Caratini, or either of them, as attorneys and proxies of the undersigned shareholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Sun Communities, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held live via webcast at www.virtualshareholdermeeting.com/SUI2023 on Tuesday, May 16, 2023 at 11:00 a.m. EDT, and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side